As filed with the Securities Exchange Commission on April 3, 2008

                                           Registration No. 333-144961



                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

         Post-Effective Amendment No. 1 to Form SB-2 on
                           FORM S-11/A

 FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933 OF SECURITIES
                OF CERTAIN REAL ESTATE COMPANIES

                 AEI INCOME & GROWTH FUND 27 LLC
(Exact name of registrant as specified in governing instruments)

                     1300 Wells Fargo Place
                     30 East Seventh Street
                       St. Paul, MN 55101
                (651) 227-7333 or (800) 328-3519
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                               Copies to:
        Robert P. Johnson                     Thomas Martin
      1300 Wells Fargo Place              Dorsey & Whitney LLP
      30 East Seventh Street50         South Sixth Street, Suite 1500
        St. Paul, MN 55101               Minneapolis, MN 55402-1498
 (651) 227-7333 or (800) 328-3519               (612) 340-8706
(Name, address, including zip code,           Fax (612) 340-7800
      and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public
November 19, 2007

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                      [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the
Exchange Act.                                               [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


Large accelerated filer [ ]  Accelerated filer [ ]

Non-accelerated filer   [X]  Smaller reporting company  [ ]





                   AEI INCOME & GROWTH FUND 27

                    LIMITED LIABILITY COMPANY


           10,000,000 Limited Liability Company Units
                         ($10 Per Unit)



                        SUPPLEMENT NO. 2

                      DATED April __, 2008



This  Supplement  is distributed only with the  Prospectus  dated
November 19, 2007 and must be read in conjunction therewith.


                 IMPORTANT NOTE ON COMPLETION OF
                     SUBSCRIPTION AGREEMENT

Our Subscription Agreement requires you to fill in the date of the most current supplement in Section 5, Subscriber Representations & Signatures, on page two. If there is a sticker supplement on page 2 or 3 of this Supplement, you should use the date of the latest sticker supplement in the Subscription Agreement. If there is no sticker supplement on page 2 or 3, you should use April __, 2008 (the date of this Supplement). If you do not complete the Subscription Agreement with the correct supplement date, your order will be delayed until we can confirm you have received the most current supplement.





                      AEI SECURITIES, INC.
                     1300 Wells Fargo Place
                     30 East Seventh Street
                    St. Paul, Minnesota 55101
                         (651) 227-7333
                         (800) 328-3519
                       FAX (651) 227-7705


           This page reserved for Sticker Supplements

                                -2-

           This page reserved for Sticker Supplements

                         THIS SUPPLEMENT


       We are distributing this supplement to update information that is contained in the prospectus dated November 19, 2007 for AEI Income & Growth Fund 27 LLC. We are distributing this supplement only with the prospectus, which provides detailed information related to AEI Fund 27. In particular, this supplement provides more information on the following topics:

       Current Status                                  5
       Property                                        5
       Selected Financial Data                         6
       Management's Discussion and Analysis            6
       Financial Statements of the LLC at December 31,
          2007 and for the Period Then Ended           10
       Balance Sheet of the Managing Member at
          December 31, 2007 and 2006                   19
       Exhibit B - Prior Performance Tables            B-1

       If you have received this supplement, you should also have received a copy of the prospectus. You should carefully review the prospectus for a detailed description of an investment in AEI Fund 27, including information relating to our management, our investment objectives and the risks of the investment.

       We encourage you to read the "Risks" described on Pages 8 to 13 of the prospectus. We believe the most significant risks include the following:

    You will not be able to evaluate properties before they are acquired.

    You will be required to rely upon our managers for all aspects of our operations, including selection, management and sale of our properties.

    As an investor, you will have the right to vote only on a limited number of matters.

    We will make substantial payments to our managers regardless of whether we are profitable.

    We may only purchase one property if only the minimum
    ($1,500,000) is raised.

    Because there will be no market for the units, and because restrictions will be placed upon their transfer, you may be unable to resell your units except at a discount from your purchase price.

    Our managers will provide services to us under a number of conflicts of interest.

    We are not a mutual fund or investment company and are not regulated under the Federal Investment Company Act.

                         CURRENT STATUS


        The prospectus indicated that AEI Fund 27 would not be capitalized, and all subscription funds would be held in escrow, until we had received subscriptions for 150,000 units ($1,500,000). As of the date of this supplement, we had not received the minimum amount of subscriptions.

                            PROPERTY

        We describe below all of the properties we have purchased since our formation and any properties that we have an outstanding commitment to purchase through the date of this supplement.


       Starbucks - Shreveport, Louisiana. On February 5, 2008, we purchased a Starbucks store in Shreveport, Louisiana for $1,301,000 from an unrelated third party. The property is leased to Starbucks Corporation under a lease agreement with a remaining primary term of ten years. The lease may be renewed by the tenant for up to four consecutive terms of five years each. The lease requires initial annual rent of $93,000, which is scheduled to increase every five years by ten percent. The lease is a net lease under which the tenant is responsible for all real estate taxes, insurance, maintenance, repairs and operating expenses of the property. The only exceptions are we are responsible for repairs to the structural components of the building and roof.

       The store was constructed in 2007 and is a 1,824 square foot building situated on approximately .38 acres of land. The store is located at 319 Bert Kouns Industrial Loop in Shreveport, which is in northwestern Louisiana. The store is adjacent to several medical buildings and is located a few blocks west of Interstate 49. The population within a five-mile radius is approximately 102,000, with an average household income of more than $62,000.

       Because the property is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about the tenant is more relevant than financial statements of the property. Starbucks Corporation, headquartered in Seattle, Washington, purchases and roasts high-quality whole bean coffees and sells them, along with fresh, rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment and a selection of premium teas, primarily through company-operated retail stores. As of September 30, 2007, Starbucks operated more than 8,500 stores in the United States and several foreign countries. For the fiscal year ended September 30, 2007, Starbucks reported a net worth of approximately $2.3 billion, net revenues of approximately $9.4 billion, and net income of approximately $673 million. Starbucks is traded on the NASDAQ Global Select Market under the symbol
SBUX and files reports with the SEC that are available on-line at the SEC's web site (www.sec.gov).

       In order to facilitate the purchase of our first property, we entered into a Line of Credit Agreement with Fidelity Bank, Edina, Minnesota, for $1,301,000. The Note is due on August 1, 2008 and calls for interest at the prime rate minus 0.25%. Interest is due on the first day of each month. The Note is secured by all of our assets and was guaranteed by the special managing member and AEI Capital Corporation, the parent company of the managing member.

       When the minimum subscription proceeds are raised, we will break impoundment and immediately use the available proceeds to pay off the outstanding principal and interest on the Note. Although the prospectus indicates that no properties will be acquired using debt financing, debt was used to acquire this property solely to finance its purchase prior to the admission of investors. No property will be acquired using debt financing after the initial admission of investors.

                      SELECTED FINANCIAL DATA

       The following selected financial data for AEI Fund 27 for the period from inception (January 26, 2007) to December 31, 2007 has been derived from, and should be read in conjunction with, the financial statements included elsewhere in this supplement:



Rental Income                                      $       0
                                                    ========

Interest Income                                    $      38
                                                    ========

Net Income                                         $      38
                                                    ========

Net Income Per LLC Unit                            $       0
                                                    ========

Weighted Average Units Outstanding                         0
                                                    ========

Total Assets at December 31, 2007                  $   1,038
                                                    ========


              MANAGEMENT'S DISCUSSION AND ANALYSIS

       The following Management's Discussion and Analysis discusses our financial position at December 31, 2007 and results of operations for the period from inception (January 26, 2007) to December 31, 2007. You should read this information in conjunction with our financial statements contained in this supplement and in the prospectus. You should also read this section in the context of the descriptions in the prospectus of our planned operations, particularly the sections of the prospectus describing the offering, the period over which and the policy employed in purchasing properties, and the application of proceeds contained in the sections of the prospectus captioned "Estimated Use of Proceeds," "Investment Objectives and Policies," and "Compensation to Managers and Affiliates."

       The Management's Discussion and Analysis contains various "forward looking statements" within the meaning of federal securities laws which represent management's expectations or beliefs concerning future events, including statements regarding anticipated application of cash, expected returns from rental income, growth in revenue, the sufficiency of cash to meet operating expenses, rates of distribution, and other matters. These, and other forward looking statements made by our managers, must be evaluated in the context of the risk factors described in the prospectus and a number of factors that may affect our financial condition and results of operations, including the following:

    Market and economic conditions which affect the value of the properties we own and the cash from rental income such properties generate;

    the federal income tax consequences of rental income, deductions, gain on sales and other items and the effects of these consequences for members;

    resolution by our managers of conflicts with which they may be confronted;

    the success of our managers of locating properties with favorable risk return characteristics;

    the effect of tenant defaults; and

    the condition of the industries in which the tenants of properties owned by AEI Fund 27 operate.


The Application of Critical Accounting Policies

       The preparation of our financial statements requires our management to make estimates and assumptions that may affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Our management evaluates these estimates on an ongoing basis, including those related to the carrying value of real estate and the allocation of expenses by our managers at AEI Fund Management, Inc., to AEI Fund 27 as opposed to other funds they manage.

       We will purchase properties and record them in the financial statements at cost (including capitalized acquisition expenses). We test long-lived assets for recoverability when events or changes in circumstances indicate that the carrying value may not be recoverable. For properties we will hold and operate, we determine whether impairment has occurred by comparing the property's probability-weighted cash flows to its current carrying value. For properties held for sale, we determine whether impairment has occurred by comparing the property's estimated fair value less cost to sell to its current carrying value. If the carrying value is greater than the realizable value, an impairment loss is recorded to reduce the carrying value of the property to its realizable value. Changes in these assumptions or analysis may cause material changes in the carrying value of the properties.

       Our managers allocate expenses to each of the funds they manage primarily on the basis of the number of hours devoted by their employees to each fund's affairs. They also allocate expenses at the end of each month that are not directly related to a fund's operations based upon the number of investors in the fund and the fund's capitalization relative to other funds they manage. We reimburse these expenses subject to detailed limitations contained in our operating agreement.

        Our managers have discussed the development and selection of the above accounting estimates and the management discussion and analysis disclosures regarding them with our managing member.

Results of Operations

       We did not engage in any operations or incur any expenses during the period from inception through December 31, 2007 and our only income was interest earned on our managers' capital contribution of $1,000.

Liquidity and Capital Resources

       Our primary sources of cash will be proceeds from the sale of units, interest income, rental income and proceeds from the sale of property. Our primary uses of cash will be investment in real properties, payment of expenses involved in the sale of units, the management of properties, the organization and administration of AEI Fund 27, and the payment of distributions.

       Before the acquisition of properties, cash flow from operating activities is not significant. Net income, after adjustment for depreciation, is lower during the first few years of operations as administrative expenses remain high and a large amount of our assets remain invested on a short-term basis in lower-yielding cash equivalents. Net income will become the largest component of cash flow from operating activities and the largest component of cash flow after we acquire all our properties.

       During the offering of units, our primary source of cash flow will be from the sale of LLC units. We commenced the offering of LLC units to the public through a registration statement that became effective November 19, 2007 and will continue until November 18, 2008, subject to extension to November 18, 2009 if all 10,000,000 LLC units are not sold before then. The registration statement indicated that AEI Fund 27 would not be capitalized, and all subscription funds would be held in escrow, until we had received subscriptions for 150,000 units ($1,500,000). As of the date of this filing, we had not received the minimum amount of subscriptions.

       Our operating agreement requires that all proceeds from the sale of Units, subject to a reasonable reserve for ongoing operations, be invested or committed to investment in properties by the later of two years after the date of the registration statement or twelve months after the offering terminates. While we are purchasing properties, cash flow from investing activities (investment in real property) will remain negative and will constitute the principal use of our available cash flow.

       On February 5, 2008, we purchased a Starbucks store in Shreveport, Louisiana for $1,301,000 from an unrelated third party. The property is leased to Starbucks Corporation under a lease agreement with a remaining primary term of 10 years and initial annual rent of $93,000. The lease is a net lease under which the tenant is responsible for real estate taxes, insurance, maintenance, repairs and operating expenses for the property. The only exceptions are we are responsible for repairs to the structural components of the building and roof.

       In order to facilitate the purchase of our first property, we entered into a Line of Credit Agreement with Fidelity Bank, Edina, Minnesota, for $1,301,000. The Note is due on August 1, 2008 and calls for interest at the prime rate minus 0.25%. Interest is due on the first day of each month. The Note is secured by all of our assets and was guaranteed by the special managing member and AEI Capital Corporation, the parent company of the managing member.

       When the minimum subscription proceeds are raised, we will break impoundment and immediately use the available proceeds to pay off the outstanding principal and interest on the Note. Although the registration statement indicates that no properties will be acquired using debt financing, debt was used to acquire this property solely to finance its purchase prior to the admission of investors. No property will be acquired using debt financing after the initial admission of investors.

       After we acquire all our properties, our primary use of cash flow will be distribution payments to members. We will declare our regular quarterly distributions before the end of each quarter and pay the distribution in the first ten days after the end of each quarter.

       Beginning in May 2010, we may acquire units from limited members who have tendered their units. Such units may be acquired at a discount. We will not be obligated to purchase in any year more than 2% of the total number of units outstanding on January 1 of such year. In no event shall we be obligated to purchase units if, in the sole discretion of our managers, such purchase would impair our capital or operations.

       Until capital is invested in properties, we will remain extremely liquid. After we acquire all our properties, we will attempt to maintain a cash reserve of only approximately .5% of subscription proceeds. Because properties are purchased for cash and leased under net leases, this is considered adequate to satisfy most contingencies.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Members:
AEI Income & Growth Fund 27 LLC
St. Paul, Minnesota



     We have audited the accompanying balance sheet of AEI Income & Growth Fund 27 LLC (a Delaware limited liability company) as of December 31, 2007 and the related statements of income, cash flows and changes in members' equity for the period from inception (January 26, 2007) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion.
An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AEI Income & Growth Fund 27 LLC as of December 31, 2007, and the results of its operations and its cash flows for the period from inception (January 26, 2007) to December 31, 2007, in conformity with U.S. generally accepted accounting principles.


                        /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                  Certified Public Accountants

Minneapolis, Minnesota
March 24, 2008

                 AEI INCOME & GROWTH FUND 27 LLC
                          BALANCE SHEET
                           DECEMBER 31



                             ASSETS

                                                     2007

CURRENT ASSETS:
  Cash and Cash Equivalents                       $   1,038
                                                   ========




                 LIABILITIES AND MEMBERS' EQUITY


MEMBERS' EQUITY:
  Managing Members' Equity                        $   1,038
                                                   --------
    Total Liabilities and Members' Equity         $   1,038
                                                   ========




 The accompanying Notes to Financial Statements are an integral part of this statement.

                                -11-

                 AEI INCOME & GROWTH FUND 27 LLC
                       STATEMENT OF INCOME
FOR THE PERIOD FROM INCEPTION (JANUARY 26, 2007) TO DECEMBER 31, 2007



                                                        2007

INCOME                                               $      38

EXPENSES:
  LLC Administration - Affiliates                            0
  LLC Administration - Unrelated Parties                     0
                                                      ---------
      Total Expenses                                         0
                                                      ---------

NET INCOME                                           $      38
                                                      =========

NET INCOME ALLOCATED:
  Managing Members                                   $      38
                                                      ========




 The accompanying Notes to Financial Statements are an integral part of this statement.
                                -12-

                 AEI INCOME & GROWTH FUND 27 LLC
                     STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JANUARY 26, 2007) TO DECEMBER 31, 2007



                                                        2007

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                        $      38
                                                       ---------
        Net Cash Provided By
          Operating  Activities                              38
                                                       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Capital Contributions from Managing Members           1,000
                                                       ---------

NET INCREASE IN CASH                                      1,038

CASH AND CASH EQUIVALENTS, beginning of period                0
                                                       ---------
CASH AND CASH EQUIVALENTS, end of period              $   1,038
                                                       =========


 The accompanying Notes to Financial Statements are an integral part of this statement.
                                -13-

                 AEI INCOME & GROWTH FUND 27 LLC
             STATEMENT OF CHANGES IN MEMBERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JANUARY 26, 2007) TO DECEMBER 31, 2007


                                                                Limited
                                                                 Member
                             Managing  Limited                   Units
                             Members   Members      Total     Outstanding


BALANCE, January 26, 2007  $     0   $      0    $      0            0

  Capital Contributions      1,000          0       1,000            0

  Net Income                    38          0          38
                            -------   --------    --------    ---------
BALANCE, December 31, 2007 $ 1,038   $      0    $  1,038            0
                            =======   ========    ========    =========



 The accompanying Notes to Financial Statements are an integral part of this statement.
                                -14-


                 AEI INCOME & GROWTH FUND 27 LLC
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2007

(1)  Organization -

     AEI Income & Growth Fund 27 LLC (the Company), a Limited Liability Company, was formed on January 26, 2007 to acquire and lease commercial properties to operating tenants. The Company's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Managing Member. Robert P. Johnson, the President and sole director of AFM, serves as the Special Managing Member. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson is the majority shareholder. AEI Fund Management, Inc. (AEI), an affiliate of AFM, performs the administrative and operating functions for the Company.

     The terms of the offering call for a subscription price of $10 per LLC Unit, payable on acceptance of the offer. All subscriptions will be held in escrow until a minimum of 150,000 Units are sold. As of December 31, 2007, no Limited Members were admitted to the Company. Under the terms of the Operating Agreement, 10,000,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $100,000,000. The Managing Members have contributed capital of $1,000.

     During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members. Distributions to Limited Members will be made pro rata by Units.

     Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 6.5% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members. Distributions to the Limited Members will be made pro rata by Units.

     For  tax  purposes,  the  items of income,  gain,  loss  and deduction of the Company will be allocated among the Members
     in   a  manner  that  will  give  economic  effect  to   the
     distributions made by the Company.

(2)  Summary of Significant Accounting Policies -

     Financial Statement Presentation

       The accounts of the Company are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.

                                -15-

                 AEI INCOME & GROWTH FUND 27 LLC
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2007

(2)  Summary of Significant Accounting Policies - (Continued)

     Accounting Estimates

       Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

     Statement of Cash Flows

       For purposes of reporting cash flows, cash and cash equivalents may include cash in checking, cash invested in money market accounts, certificates of deposit, federal agency notes and commercial paper with a term of three months or less.

     Income Taxes

       The income or loss of the Company for federal income tax reporting purposes is includable in the income tax returns of the Members. In general, no recognition has been given to income taxes in the accompanying financial statements.

       The tax return and the amount of distributable Company income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes to distributable Company income or loss, the taxable income of the members would be adjusted accordingly.

     Real Estate

       The Company's real estate will be leased under net leases, classified as operating leases. The leases will provide for base annual rental payments payable in monthly installments. The Company will recognize rental revenue according to the terms of the individual leases. For leases which contain stated rental increases, the increases will be recognized in the year in which they are effective. Contingent rental payments will be recognized when the contingencies on which the payments are based are satisfied and the rental payments become due under the terms of the leases.

       The Company purchases properties and records them at cost. The Company will compare the carrying amount of its properties to the estimated probability-weighted future cash flows expected to result from the property and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the property, the Company will recognize an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property.

                                -16-


                 AEI INCOME & GROWTH FUND 27 LLC
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2007

(2)  Summary of Significant Accounting Policies - (Continued)

       The Company will capitalize as Investments in Real Estate certain costs incurred in the review and acquisition of the properties. The costs will be allocated to the land, buildings and equipment.

       The  buildings  and  equipment  of  the  Company  will  be depreciated  using the straight-line method for  financial reporting purposes based on estimated useful lives  of  25 years and 5 years, respectively.

(3)  Investments in Real Estate -

     Subsequent to December 31, 2007, the Company purchased a Starbucks store in Shreveport, Louisiana for $1,301,000 from an unrelated third party. The property is leased to Starbucks Corporation under a lease agreement with a remaining primary term of 10 years and initial annual rent of $93,000. The lease is a net lease under which the tenant is responsible for real estate taxes, insurance, maintenance, repairs and operating expenses for the property. The only exceptions are the Company is responsible for repairs to the structural components of the building and roof.

     In order to facilitate the purchase of its first property, the Company entered into a Line of Credit Agreement with Fidelity Bank, Edina, Minnesota, for $1,301,000. The Note is due on August 1, 2008 and calls for interest at the prime rate minus 0.25%. Interest is due on the first day of each month. The Note is secured by all of the Company's assets and was guaranteed by the Special Managing Member and AEI Capital Corporation, the parent company of the Managing Member.

     When the minimum subscription proceeds are raised, the Company will break impoundment and immediately use the available proceeds to pay off the outstanding principal and interest on the Note. Although the registration statement indicates that no properties will be acquired using debt financing, debt was used to acquire this property solely to finance its purchase prior to the admission of Limited Members. No property will be acquired using debt financing after the initial admission of Limited Members.

(4)  Members' Capital -

     Beginning in May 2010, the Company may acquire Units from Limited Members who have tendered their Units to the Company. Such Units may be acquired at a discount. The Company will not be obligated to purchase in any year more than 2% of the total number of Units outstanding on January 1 of such year. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company.
                                -17-


                 AEI INCOME & GROWTH FUND 27 LLC
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2007

(5)  Fair Value of Financial Instruments -

     The estimated fair values of the financial instruments, none of which are held for trading purposes, are as follows at December 31:


                                              2007
                                     Carrying       Fair
                                      Amount        Value

     Money Market Funds              $  1,038     $  1,038
                                      -------      -------
          Total Cash and
                Cash Equivalents     $  1,038     $  1,038
                                      =======      =======

                                -18-

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors:
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota




      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of December 31, 2007 and 2006. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.



                             /s/Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                   Certified Public Accountants

Minneapolis, Minnesota
March 24, 2008

                  AEI FUND MANAGEMENT XXI, INC.
                          BALANCE SHEET
                           DECEMBER 31




                             ASSETS


                                                   2007          2006

CURRENT ASSETS:
   Cash and Cash Equivalents                    $ 249,302     $  36,828
   Distributions Receivable from
     Real Estate Investments                       34,871        30,322
   Receivable from Related Companies               15,000         3,434
                                                 ---------     ---------
        Total Current Assets                      299,173        70,584
                                                 ---------     ---------
NONCURRENT ASSETS:
   Real Estate Investments                         38,102        33,112
                                                 ---------     ---------
             Total Assets                       $ 337,275     $ 103,696
                                                 =========     =========


                    LIABILITIES AND STOCKHOLDER'S EQUITY


NONCURRENT LIABILITIES:
   Deficit in Real Estate Investments           $   6,787     $  19,460

STOCKHOLDER'S EQUITY:
  Common Stock, Par Value $.01 per Share,
  100,000 Shares authorized,
  1,000 Shares issued and outstanding                  10            10
   Additional Paid-in Capital                         990           990
   Retained Earnings                              329,488        83,236
                                                 ---------     ---------
    Total Stockholder's Equity                    330,488        84,236
                                                 ---------     ---------
     Total Liabilities and Stockholder's Equity $ 337,275     $ 103,696
                                                 =========     =========


 The accompanying notes to Balance Sheet are an integral part of this statement.
                                -20-

                  AEI FUND MANAGEMENT XXI, INC.
                     NOTES TO BALANCE SHEET
                   DECEMBER 31, 2007 AND 2006

(1) Summary of Organization and Significant Accounting Policies -

   Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited
     Partnership and AEI Income & Growth Fund XXII Limited Partnership. The Company is the Managing Member of AEI Income & Growth Fund 23 LLC, AEI Income & Growth Fund 24 LLC, AEI Income & Growth Fund 25 LLC, AEI Income & Growth Fund 26 LLC and AEI Income & Growth Fund 27 LLC. The Company operates as a wholly owned subsidiary of AEI Capital Corporation (ACC). Robert P. Johnson is President of the Company and is the President and majority stockholder of ACC. At December 31, 2007 and 2006, the Company owned 22 Units of AEI Income & Growth Fund XXII Limited Partnership. Investors in the funds listed above have no interest in the assets or operations of the Company.

   Financial Statement Presentation

     The Company accounts for its investments under the equity method of accounting. The Company's major source of cash is its share of distributions allocated under the terms of the Limited Partnership or Limited Liability Company Agreements. The combined assets, revenues and net income for the above referenced entities were $110,642,896, $9,485,571 and
     $8,811,889   for  2007  and  $102,351,723,  $8,765,443   and
     $6,979,656 for 2006. The Company's share of income (loss) ranges from 1% to 3%. At December 31, 2007 and 2006, the Company had accumulated deficits of $6,787 and $19,460, respectively. The Company would be responsible to fund a deficiency in its capital account, as defined by agreement, if the real estate investment terminates.

   Accounting Estimates

     Management uses estimates and assumptions in preparing this balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

   Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Cash Concentrations of Credit Risk

     The   Partnership's  cash  is  deposited  primarily  in  one
     financial institution and at times during the year it may exceed FDIC insurance limits.
                                -21-

                  AEI FUND MANAGEMENT XXI, INC.
                     NOTES TO BALANCE SHEET
                   DECEMBER 31, 2007 AND 2006

(2)  Receivable from Related Companies -

     AEI Fund Management, Inc. (AFM), an affiliated corporation, performs the administrative and operating functions of the Company. The receivable is non-interest bearing and unsecured and is to be paid in the normal course of business. At December 31, 2007 and 2006, the receivable from AFM was $13,175 and $-0-, respectively.

     In 2007 and 2006, AEI Securities, Inc. (ASI), an affiliated corporation, acted as the underwriter of an offering of units in a limited liability company of which the Company is the managing member. At December 31, 2007 and 2006, ASI owed the Company $1,825 and $3,434, respectively, as a result of this business arrangement. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

 (3) Income Taxes -

     The Company is a qualified subchapter S subsidiary of ACC. As a result, the income of the Company is treated as belonging to the parent corporation, ACC. In general, no recognition has been given to income taxes in the accompanying financial statements.

(4)  Fair Value of Financial Instruments -

     The carrying value of financial instruments approximate fair value.

                                -22-

                        EXHIBIT B



                  PRIOR PERFORMANCE TABLES


   The information presented in the following tables represents the historical experience of all public real estate programs organized by our managers or their affiliates during the periods indicated. You should not assume that AEI Fund 27 will generate results, or that you will receive benefits, comparable to the results generated by, or benefits received by investors in, these prior real estate programs. You will have no interest in the assets or operations of our managers.

   We have filed a registration statement that contains additional information about the performance of prior programs in "Part II". You can obtain a copy of the registration statement by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Wells Fargo Place, 30 East Seventh Street, Saint Paul, Minnesota 55101.

   The programs included in the following tables have investment objectives similar to those of AEI Fund 27, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.

  Table              Index Description               Page

     I     Experience in Raising and Investing Funds   B-2
    II     Compensation to Sponsors                    B-3
   III     Operating Results of Prior  Programs        B-4
    IV     Results of Completed Programs               B-7
    V      Sales or Disposals of Properties            B-8

                                B-1


                                TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 2007, as to the experience of the Managing Members and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.


                                 AEI            AEI            AEI
                               Income &       Income &       Income &
                                Growth         Growth         Growth
                               Fund 24        Fund 25        Fund 26

Dollar Amount Offered        $50,000,000   $50,000,000     $100,000,000
Dollar Amount Raised         $24,831,283   $42,434,763     $ 18,327,360
Percentage of Amount
 Raised                            100.0%        100.0%             100%
Less Offering Expenses:
 Selling Commissions
  and Discount                      10.0          10.0              9.8
 Organizational
  Expenses                           4.8           4.3              5.0
 Other (a)                           0.0           0.0              0.0
 Less Reserves                       0.2           0.0              0.0
                              -----------    -----------    ------------
Percent Available
 for Investment                     85.0%         85.7%            85.2%
                              ===========    ===========    ============
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                           0.0%          0.0%             0.0%
 Investment in
  Properties (b)                    85.0          85.7             63.5%(c)
 Acquisition Fees                    0.0           0.0              0.0
                              -----------    -----------    ------------
Total Acquisition Costs             85.0%         85.7%            63.5%
                              ===========    ===========    ============

Percent Leverage                     0.0%          0.0%             0.0%
Date Offering Began                May 01        May 03         Oct. 05
Length of Offering
 (months)                              24           24               24
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                             31            31              (c)




(a)   Represents distributions in excess of net cash flow (return  of capital).
(b) Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.
(c)   Acquisitions are in process.
                                B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the Managing Member and their Affiliates during the period from May 2001 to December 31, 2007 for all prior public programs closed in the last five years.


                                         AEI            AEI          AEI
                                       Income &       Income &     Income &
                                        Growth         Growth       Growth
                                       Fund 24        Fund 25      Fund 26
Type of Compensation
Date Offering Commenced                  May 01        May 03       Oct. 05
Dollar Amount Raised                $24,831,283   $42,434,763   $18,327,360
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)                691,268     1,238,471       604,134
   Acquisition Expenses
    - purchase option on property             0             0             0
    - real estate commission                  0             0             0
    - expense reimbursement             158,363(c)    327,819(c)    116,939(c)
   Organization Offering Expenses       668,967     1,219,529       515,983
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors                        8,748,215     8,418,409       981,391
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                                  0             0             0
   Partnership
    Management Fees (b)                       0             0             0
   Reimbursements (b)                 1,288,229     1,262,839       158,165
   Leasing Commissions                        0             0             0
   Participation in Cash Distributions  216,404       211,794        26,212
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                            17,300,848     5,078,829             0
   - notes                                    0             0             0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions (d)                           0             0             0
   Incentive Fees (d)                         0             0             0
   Reimbursements (d)                   341,283       156,867             0
   Participation in Cash Distributions   13,720         5,616             0

(a) Does not include fees paid to AEI Securities, Inc. which were reallowed to participating dealers. The reallowed fees for Fund 24, Fund 25 and Fund 26 totaled $1,773,560, $2,977,696 and $1,171,495, respectively.
(b)  Although  not  paid  a  fixed  fee  for  property  management  and
     partnership   management,  the  Managing Members   and  Affiliates
     were reimbursed at their Cost for the provision  of such services.
     Such reimbursements are reflected  under the line   item  "Amount
     Paid  to  Sponsors From Operations-Reimbursements."
(c) The Programs received reimbursements from the sellers and/or tenants in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund 24, Fund 25, and Fund 26 totaled $252,187, $75,341, and $2,530, respectively.
(d)  Although  not  paid a fixed fee from property  sales,  the Managing
     Members   and   Affiliates  were  reimbursed  at their Cost for the
     provision  of   services   related   to   property   sales.    Such
     reimbursements   are  reflected  under  the  line item "Amount Paid
     to Sponsors  From  Property Sales and Refinancing - Reimbursements."

                                B-3

                                 TABLE III

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

The following table provides information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 2003) ended December 31, 2007.

                                              AEI INCOME & GROWTH FUND 24
                                               Years  Ended December  31

                                                2003         2004       2005          2006         2007
Gross  Revenues from Operations             $ 1,436,722 $ 1,700,553  $ 1,794,147  $ 1,801,279 $2,140,060
Profit on Sale of Properties                    703,102     130,829        1,082      574,681  1,309,283
Less:
 Operating Expenses                             244,633     538,918      457,144      289,876    283,648
 Depreciation                                   336,661     465,163      488,447      431,250    395,758
 Real Estate Impairment                               0     434,065      356,000            0          0
                                             ----------  ----------  -----------  -----------  ----------
Net Income (Loss) - GAAP Basis              $ 1,558,530 $   393,236  $   493,638  $ 1,654,834 $2,769,937
                                             ==========  ==========  ===========  ===========  ==========
Taxable Income (Loss):
 -from operations                           $   938,856 $ 1,163,904  $ 1,181,923  $   634,580 $1,542,364
 -from gain (loss) on sale                      661,553     121,430     (772,824)     450,018  1,212,374
                                             ==========  ==========  ===========  ===========  ==========

Cash Generated (Deficiency) From Operations $ 1,208,879 $ 1,086,520  $ 1,407,079  $ 1,488,080 $1,848,101
Cash Generated From Sales                     3,155,310     509,345      995,082    5,154,046  7,145,782
Cash Generated From Refinancing                       0           0            0            0          0
                                             ----------  ----------  -----------  -----------  ----------
Cash Generated From Operations,
  Sales  and Refinancing                      4,364,189   1,595,865    2,402,161    6,642,126  8,993,883
Less: Cash Distributions to Investors
 -from operating cash flow                      694,545   1,086,520    1,350,060    1,486,894  1,249,944
 -from sales and refinancing                    281,111     333,333      323,232       80,808    353,535
 -from cash reserves (a)                              0     360,452            0            0          0
                                             ----------  ----------  -----------  -----------  ----------
Cash Generated (Deficiency)
  After  Cash Distributions                   3,388,533    (184,440)     728,869    5,074,424  7,390,404
Less: Special Items (Not Including
 Sales and Refinancing)                               0           0            0            0          0
                                             ----------  ----------  -----------  -----------  ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                            $ 3,388,533 $  (184,440) $   728,869  $ 5,074,424 $7,390,404
                                             ==========  ==========  ==========   ===========  ==========
Tax and Distribution Data Per $1,000
  Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                               42           45          46           25          61
     -from recapture                                 9            0           0            2           0
   Capital Gain (Loss)                              21            5         (31)          15          49

  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                             44           14          19           61          63
     -Return of Capital                              0           55          47            0           0
   Source (on cash basis)
     -Sales                                         13           13          13            3          14
     -Refinancing                                    0            0           0            0           0
     -Operations                                    31           42          53           58          49
     -Cash Reserves (a)                              0           14           0            0           0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                                 97%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-4

                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                           AEI INCOME & GROWTH FUND 25
                                            Years  Ended December  31

                                                2003        2004      2005          2006       2007
Gross  Revenues from Operations             $  66,069  $  773,695   $1,995,808   $2,773,196  $2,975,842
Profit on Sale of Properties                        0           0      434,154            0     360,083
Less:
 Operating Expenses                            18,772     161,429      412,656      420,682     415,501
 Depreciation                                   4,108     189,655      546,189      939,138     930,354
 Real Estate Impairment                             0           0            0            0           0
                                             ---------   ---------   ----------   ----------  ----------
Net Income (Loss) - GAAP Basis              $  43,189   $ 422,611   $1,471,117   $1,413,376  $1,990,070
                                             =========   =========   ==========   ==========  ==========
Taxable Income (Loss):
 -from  operations                          $  54,486   $ 469,399   $1,210,839   $1,692,337  $1,949,264
 -from gain on sale                                 0           0      421,848            0     337,232
                                             =========   =========   ==========   ==========  ==========

Cash Generated (Deficiency) From Operations $  93,292   $ 733,149   $1,693,608   $2,139,229  $2,576,163
Cash Generated From Sales                           0           0    1,507,118            0   3,414,844
Cash Generated From Refinancing                     0           0            0            0           0
                                             ---------   ---------   ----------   ----------  ----------
Cash Generated From Operations,
  Sales and Refinancing                        93,292     733,149    3,200,726    2,139,229   5,991,007
Less: Cash Distributions to Investors
 -from operating cash flow                      5,135     463,742    1,155,378    2,139,229   2,446,521
 -from sales and refinancing                        0           0      338,384       57,576     165,657
 -from cash reserves (a)                            0           0            0      140,142           0
                                             ---------   ---------   ----------   ----------  ----------
Cash Generated (Deficiency)
  After  Cash Distributions                    88,157     269,407    1,706,964     (197,718)  3,378,829
Less: Special Items (Not Including
 Sales and Refinancing)                             0           0           0             0           0
                                             ---------   ---------   ----------   ----------  ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                            $  88,157   $ 269,407   $1,706,964   $ (197,718) $3,378,829
                                             =========   =========   ==========   ==========  ==========
Tax and Distribution Data Per $1,000
  Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                              12          29           30           39          45
     -from recapture                                0           0            0            0           1
   Capital Gain (Loss)                              0           0           10            0           6
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                             1          26           37           32          45
     -Return of Capital                             0           3            0           21          15
   Source (on cash basis)
     -Sales                                         0           0            8            1           4
     -Refinancing                                   0           0            0            0           0
     -Operations                                    1          29           29           49          56
     -Cash Reserves (a)                             0           0            0            3           0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                  100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-5

                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                           AEI INCOME & GROWTH FUND 26
                                            Years  Ended December  31

                                                2006            2007
Gross  Revenues from Operations             $  230,987      $  778,516
Profit on Sale of Properties                         0               0
Less:
 Operating Expenses                             45,951         140,330
 Depreciation                                   83,023         232,428
 Real Estate Impairment                              0               0
                                             ----------      ----------
Net Income (Loss) - GAAP Basis              $  102,013      $  405,758
                                             ==========      ==========
Taxable Income (Loss):
 -from  operations                          $  134,724      $  484,479
 -from gain on sale                                  0               0
                                             ==========      ==========

Cash Generated(Deficiency)From Operations   $  271,540      $  637,819
Cash Generated From Sales                            0               0
Cash Generated From Refinancing                      0               0
                                             ----------      ----------
Cash Generated From Operations,
  Sales and Refinancing                        271,540         637,819
Less: Cash Distributions to Investors
 -from operating cash flow                      90,151         549,984
 -from sales and refinancing                         0               0
 -from cash reserves (a)                             0               0
                                             ----------      ----------
Cash Generated (Deficiency)
 After Cash Distributions                      181,389          87,835
Less: Special Items (Not Including
 Sales and Refinancing)                              0               0
                                             ----------      ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                            $  181,389      $   87,835
                                             ==========      ==========
Tax and Distribution Data Per $1,000
  Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                               28              35
     -from recapture                                 0               0
   Capital Gain (Loss)                               0               0

  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                             19              30
     -Return of Capital                              0              10
   Source (on cash basis)
     -Sales                                          0               0
     -Refinancing                                    0               0
     -Operations                                    19              40
     -Cash Reserves (a)                              0               0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the                            100%
 Table

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-6


                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS
                                (Unaudited)

     The following table provides the results of all programs that have completed operations (no longer hold properties) within the five years ended December 31, 2007.




                             AEI Real      AEI Real      AEI Real   AEI Real      AEI Real
                              Estate        Estate        Estate     Estate        Estate
                           Fund 85-A(a)  Fund 85-B(b)  Fund 86-A(c) Fund XV(d)    Fund XVI(e)
Dollar Amount Raised         $7,500,000  $7,500,000    $7,500,000   $7,500,000    $15,000,000
Number of Properties Purchased       15          11            11           16             24
Date of Closing of Offering     Jun. 85     Feb. 86       Jul. 86      Dec. 86        Nov. 87
Date of First Sale of Property  Sep. 93     Aug. 89       Aug. 89      Jul. 94        Aug. 89
Date of Final Sale of Property  Aug. 03     Apr. 05       Jun. 04      Nov. 06        May  04
Tax and Distribution Data Per
 $1,000 Investment:
Federal Income Tax Results:
 Ordinary Income (Loss)
  -from operations                  792         663           771        1,033            617
  -from recapture                    49           2             5          119             20
 Capital Gain (Loss)                500         334           296          462            132
 Deferred Gain
 -Capital                             0           0             0            0              0
 -Ordinary                            0           0             0            0              0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -Investment Income              1,146       1,015           990        1,483            786
  -Return of Capital              1,068         858           943          993            854
 Source (on cash basis)
  -Sales                          1,059         863           925        1,134            829
  -Refinancing                        0           0             0            0              0
  -Operations                     1,155       1,010         1,008        1,342            811
  -Other                              0           0             0            0              0


(a)Final sale of property was completed August 15, 2003.
(b)Final sale of property was completed April 5, 2005.
(c)Final sale of property was completed June 1, 2004.
(d)Final sale of property was completed November 21, 2006.
(e)Final sale of property was completed May 25, 2004.

                                    B-7

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the three years ended December 31, 2007.

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Raazoo's
Fund XVIII      Alpharetta, GA(d)Jul.01 Mar.05   648,425    0           0        0    648,425   0    895,503      895,503   337,648

AEI Net Lease   Razzoo's
I & G Fund XIX  Alpharetta, GA(d)Jul.01 Mar.05   432,160    0           0        0    432,160   0    598,109      598,109   225,275

AEI Income &    Razzoo's
Growth Fund 23  Alpharetta, GA(d)Jul.01 Mar.05 1,188,442    0           0        0  1,188,442   0  1,648,036    1,648,036   619,096

AEI Real Estate Arby's                  Jan.05 to
Fund 85-B       Jackson, TN(c)   Oct.86 Apr.05 1,532,926    0           0        0  1,532,926   0    752,971      752,971 1,926,790

AEI Real Estate Children's World        Jan.05
Fund XVII       St. Louis, MO(c) Sep.89 May 05 1,540,436    0           0        0  1,540,436   0    950,627      950,627 1,734,508

AEI Real Estate Applebee's
Fund XVIII      Destin, FL(b)    Nov.91 May 05   109,804    0           0        0    109,804   0     65,215       65,215   122,150

AEI Real Estate Johnny Carino's         Mar.05 to
Fund XVII       Mansfield, TX(c) Sep.03 Jun.05 1,460,795    0           0        0  1,460,795   0  1,028,885    1,028,885   185,753

AEI Real Estate Children's World
Fund XVII       Merrimack, NH    Sep.89 Jul.05 1,253,115    0           0        0  1,253,115   0  1,159,242    1,159,242 2,163,255

AEI Real Estate Champp's                Feb.05 to
Fund XVII       Utica, MI(c)     Feb.02 Aug.05 1,300,705    0           0        0  1,300,705   0    731,618      731,618   258,571

AEI Real Estate Johnny Carino's         Aug.05 to
Fund XVIII      Mansfield, TX(c) Sep.03 Sep.05 1,490,853    0           0        0  1,490,853   0  1,028,886    1,028,886   221,541

AEI Real Estate Arby's
Fund XV         Marshall, MI     Jul.87 Sep.05   589,921    0           0        0    589,921   0    586,425      586,425   620,238

                                B-8

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Old Country Buffet
Fund XVIII      North Lake, IL   Dec.98 Oct.05 1,973,839    0           0        0  1,973,839   0  1,350,804    1,350,804   926,927

AEI Real Estate Eckerd                  Feb.05 to
Fund XVII       Cicero, NY(c)    Nov.03 Nov.05 1,918,485    0           0        0  1,918,485   0  1,586,183    1,586,183   168,650

AEI Real Estate Applebee's
Fund XVIII      Stow, OH(e)      Apr.04 Nov.05 1,835,784    0           0        0  1,835,784   0  1,575,755    1,575,755   182,127

AEI Net Lease   Applebee's
I & G Fund XIX  Stow, OH(e)      Apr.04 Nov.05 1,835,784    0           0        0  1,835,784   0  1,575,755    1,575,755   182,141

AEI Income &    Pancho's
Growth Fund 24  Round Rock, TX   Aug.03 Nov.05   995,082    0           0        0    995,082   0  1,809,513    1,809,513  (415,064)

AEI Net Lease   Eckerd                  Sept. 05 to
I & G Fund XX   Cicero, NY(c)    Nov.03 Dec.05 1,354,440    0           0        0  1,354,440   0  1,093,273    1,093,273   162,288

AEI Real Estate Johnny Carino's         Oct.05 to
Fund XVII       Longview,TX(c)   Nov.03 Dec.05 1,631,255    0           0        0  1,631,255   0  1,179,878    1,179,878   216,761

AEI Net Lease   Johnny Carino's         Oct.05 to
I & G Fund XIX  Longview, TX(c)  Nov.03 Dec.05   758,149    0           0        0    758,149   0    546,069      546,069    99,965

AEI Income &    Mimi's Cafe
Growth Fund 25  Kansas City,MO(c)Jun.04 Dec.05 1,507,118    0           0        0  1,507,118   0  1,110,561    1,110,561   165,261

AEI Real Estate Taco Cabana
Fund XVIII      San Antonio, TX  Dec.90 Jan.06 1,642,624    0           0        0  1,642,624   0  1,406,426    1,406,426 3,083,604

AEI Net Lease   Johnny Carino's         Feb.06 to
I & G Fund XIX  Longview, TX(c)  Nov.03 Mar.06   860,603    0           0        0    860,603   0    633,809      633,809   130,497

AEI Real Estate Children's World
Fund XV         Franconia, VA    Mar.87 May 06 1,829,853    0           0        0  1,829,853   0    962,069      962,069 2,570,411

                                B-9

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Tumbleweed
Growth          Ft. Wayne,
Fund XXII       IN               Aug.99 May 06   997,272    0        164,000     0  1,161,272   0  1,316,695    1,316,695   952,244

AEI Income &    Champps
Growth Fund 24  Houston,TX       Dec.02 May 06 3,147,170    0           0        0  3,147,170   0  3,106,301    3,106,301 1,120,911

AEI Net Lease   Eckerd                  Apr.06 to
I & G Fund XX   Cicero, NY(c)    Nov.03 Aug.06   578,025    0           0        0    578,025   0    492,910      492,910   101,028

AEI Real Estate Children's World
Fund XVIII      Lenexa, KS       Sep.90 Aug.06   849,224    0           0        0    849,224   0    983,527      983,527 1,896,752

AEI Real Estate Eckerd
Fund XVIII      Auburn, NY(b)    May 04 Aug.06   376,203    0           0        0    376,203   0    314,206      314,206    58,122

AEI Real Estate Jared Jewelry           Jun.06 to
Fund XVIII      Lakewood, CO(c)  Feb.04 Oct.06 2,382,658    0           0        0  2,382,658   0  2,017,633    2,017,633   384,860

AEI Net Lease   Jared Jewelry           Aug.06
I & G Fund XIX  Lakewood, CO(c)  Feb.04 Oct.06 2,166,911    0           0        0  2,166,911   0  1,824,522    1,824,522   368,737

AEI Real Estate Garden Ridge
Fund XVIII      Woodlands, TX(f) Aug.03 Nov.06 2,094,119    0           0        0  2,094,119   0  1,995,850    1,995,850   561,088

AEI Income &    Garden Ridge
Growth          Woodlands
Fund XXII       TX(f)            Aug.03 Nov.06 2,792,170    0           0        0  2,792,170   0  2,661,132    2,661,132   748,078

AEI Income &    Garden Ridge
Growth Fund 24  Woodlands,TX(f)  Aug.03 Nov.06 2,006,876    0           0        0  2,006,876   0  1,912,690    1,912,690   514,009

AEI Real Estate Razzoo's
Fund XV         Austin, TX(g)    Jun.01 Nov.06   385,412    0           0        0    385,412   0    714,689      714,689   479,160

AEI Real Estate Razzoo's
Fund XVII       Austin, TX(g)    Jun.01 Nov.06   297,816    0           0        0    297,816   0    545,266      545,266   370,822

                                B-10

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Net Lease   Razzoo's
I & G Fund XIX  Austin,TX(g)     Jun.01 Nov.06   227,742    0           0        0    227,742   0    417,939      417,939   283,871

AEI Income &    Razzoo's
Growth Fund XXII Austin,TX(g)    Jun.01 Nov.06   840,892    0           0        0    840,892   0  1,544,214    1,544,214 1,048,138

AEI Income &    Eckerd                 Apr.06 to
Growth Fund XXI Utica, NY(c)     Sep.04 Dec.06 1,635,645    0           0        0  1,635,645   0  1,384,963    1,384,963   198,754

AEI Income &    Children's World       Jun.06 to
Growth FundXXII Kimberly, WI (c) Jun.02 Dec.06 1,414,328    0           0        0  1,414,328   0  1,011,582    1,011,582   403,755

AEI Income &    Children's World
Growth FundXXII Abingdon,MD      Jul.99 Dec.06 1,460,899    0           0        0  1,460,899   0  1,051,772    1,051,772   684,326

AEI Net Lease   Jared Jewelry
I & G Fund XIX  Lakewood,CO(b)   Feb.04 Feb.07   223,681    0           0        0    223,681   0    193,081      193,081    45,499

AEI Income &    Eckerd
Growth Fund XXI Utica, NY(c)     Sep.04 Feb.07   509,303    0           0        0    509,303   0    463,144      463,144    90,947

AEI Net Lease   Taco Cabana
I & G Fund XIX  Waco,TX(b)       May 92 Mar.07    39,017    0           0        0     39,017   0     19,721       19,721    43,828

AEI Income  &   Children's World
Growth Fund XXI Kimberly, WI(b)  Jun.02 Apr.07   236,188    0           0        0    236,188   0    164,404      164,404    74,818

AEI Income &    Tia's Tex-Mex
Growth Fund 24  Salisbury, MD    Dec.03 Jun.07 1,855,643    0           0        0  1,855,643   0  2,013,502    2,013,502   937,278

AEI Income &    Tia's Tex-Mex
Growth Fund 25  Brandon, FL      Dec.03 Jun.07 2,163,779    0           0        0  2,163,779   0  2,261,506    2,261,506 1,031,891

AEI Income &    Tia's Tex-Mex
Growth Fund 24  Tampa, FL        Dec.03 Jul.07 2,446,221    0           0        0  2,446,221   0  2,563,839    2,563,839 1,183,898

                                B-11

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Income &    Champps
Growth Fund XXI San Antonio,TX   Dec.97 Aug.07 3,143,523    0           0        0  3,143,523   0  2,833,357    2,833,357 3,158,730

AEI Income &  Jared Jewelry           Jul.07 to
GrowthFund 25 Goodlettsville,TN(c)Feb.04 Sep.07 1,251,065   0           0        0  1,251,065   0    988,254      988,254   242,742

AEI Real Estate Eckerd                 Jan.07 to
Fund XVIII      Auburn,NY(c)     May 04 Oct.07  2,160,636   0           0        0  2,160,636   0  1,972,927    1,972,927   485,326

AEI Net Lease   Applebee's
I & G Fund XIX  Crestwood,MO     Apr.93 Nov.07  1,537,683   0           0        0  1,537,683   0    803,418      803,418 1,765,071

AEI Net Lease   Eckerd                 Aug.07 to
I & G Fund XIX  Auburn,NY(c)     May 04 Dec.07  2,302,785   0           0        0  2,302,785   0  2,099,450    2,099,450   572,556

AEI Income &    Smokey Bones
Growth Fund 23  San Antonio, TX  Dec.00 Dec.07  2,563,407   0           0        0  2,563,407   0  3,434,725    3,434,725 1,648,742

AEI Income &    KinderCare
Growth Fund 24  Tinley Park,IL   May 02 Dec.07  2,843,918   0           0        0  2,843,918   0  1,901,845    1,901,845 1,000,964


(a) Does not include deduction for partnership general and administrative expenses not related to the properties.
(b) Represents the sale of a single tenant-in-common property interest to a third party.
(c) Represents multiple sales of tenant-in-common property interest to various third parties during the period listed.
(d)  This property was owned jointly by AEI Real Estate Fund
     XVIII, AEI Net Lease Income & Growth Fund XIX and AEI
     Income & Growth Fund 23.
(d)  This property was owned jointly by AEI Real Estate Fund
     XVIII & AEI Net Lease Income & Growth Fund XIX.
(f)  This property was owned jointly by AEI Real Estate Fund
     XVIII, AEI Income & Growth Fund XXII and AEI Income &
     Growth Fund 24.
(g)  This property was owned jointly by AEI Real Estate Fund
     XV, AEI Real Estate Fund XVII, AEI Net Lease Income &
     Growth Fund XIX and AEI Income & Growth Fund XXII.


                                B-12



                      AEI INCOME & GROWTH FUND 27

            AN OFFERING OF LIMITED LIABILITY COMPANY UNITS
                          $1,500,000 minimum
                         $100,000,000 maximum
     AEI Income & Growth Fund 27 LLC is a newly formed limited liability company that will acquire commercial properties net leased to creditworthy corporate tenants. Our long-term "net" leases will obligate the tenants to pay the operating expenses of our properties, including taxes, maintenance and insurance. Although we have not commenced operations, we intend to use the cash raised in this offering to acquire properties in this manner.

 SECURITIES OFFERED   10,000,000 units of limited liability company
                      interest at $10.00 per unit up to a maximum of
                      $100,000,000, including up to approximately
                      300,000 units through our distribution
                      reinvestment plan.
 MINIMUM PURCHASE     500 units for $5,000.
 MINIMUM OFFERING     All subscription proceeds will be placed
                      in a special bank escrow until at least $1,500,000
                      has been received. We will promptly return to
                      investors all subscriptions held in escrow if we do
                      not raise $1,500,000 by November 18, 2008.
 OFFERING PERIOD      Offering open until November 18, 2008, but we
                      may extend it to November 18, 2009.
 DEALER MANAGER       AEI Securities, Inc., a company affiliated with our
                      managers, will act as "Dealer Manager" and coordinate the sale of units. AEI Securities will contract with other broker-dealers that are members of FINRA to use their "commercially reasonable efforts" to offer and sell the units.

 PROCEEDS TO AEI FUND 27
                               Minimum                      Maximum
                         Per   Dollars   Percent     Per     Dollars   Percent
                         Unit                        Unit
 Public price           $10.00 $1,500,000 100.00%  $10.00 $100,000,000 100.00%
 Commissions & expenses   1.05    157,500  10.50%    1.01   10,100,000  10.10%
 Other offering expenses  0.45     67,500   4.50%    0.12    1,200,000   1.20%
 Proceeds to AEI Fund 27  8.50  1,275,000  85.00%    8.87   88,700,000  88.70%
 Acquisition expenses
  and fees                0.29     43,500   2.90%    0.28    2,800,000   2.80%
 Working capital reserve  0.05      7,500   0.50%    0.05      500,000   0.50%
 Amount available for
  purchase of properties $8.16 $1,224,000  81.60%   $8.54  $85,400,000  85.40%

 Commissions & expenses include commissions of 6.5%, a nonaccountable expense allowance of 3.5% and a due diligence allowance of up to 0.5%. This table assumes we pay the maximum commissions and nonaccountable expenses. We will not pay commissions and nonaccountable expenses on purchases through our distribution reinvestment plan.

WE ENCOURAGE YOU TO READ THE "RISKS" DESCRIBED ON PAGES 8 TO 13 OF
THIS PROSPECTUS. WE BELIEVE THE MOST SIGNIFICANT RISKS INCLUDE THE
FOLLOWING:
     You will not be able to evaluate properties before they are acquired.
     You will be required to rely upon our managers for all aspects of our operations, including selection, management and sale of our properties.
     As an investor, you will have the right to vote upon only a limited number of matters.
     We will make substantial payments to our managers regardless of whether we are profitable.
     We may only purchase one property if only the minimum
      ($1,500,000) is raised.
     Because there will be no market for the units, and because restrictions will be placed upon their transfer, you may be unable to resell your units except at a discount from your purchase price.
     Our managers will provide services to us under a number of conflicts of interest.
     We are not a mutual fund or investment company and are not regulated under the federal Investment Company Act.

NEITHER THE SEC NOR ANY STATE SECURITIES ADMINISTRATOR HAS APPROVED THE UNITS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. WE CANNOT USE PROJECTIONS IN THIS OFFERING AND WE CANNOT MAKE ANY REPRESENTATION, VERBALLY OR IN WRITING, ABOUT THE CASH OR TAX BENEFITS YOU MIGHT RECEIVE FROM INVESTING. WE CANNOT ACCEPT YOUR SUBSCRIPTION FOR UNITS UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU HAVE RECEIVED THIS PROSPECTUS.


                         AEI SECURITIES, INC.
  1300 Wells Fargo Place, 30 East Seventh Street, St. Paul, MN 55101
                    800-328-3519  www.aeifunds.com

                             November 19, 2007


                           WHO MAY INVEST

     To purchase units you must represent, in the subscription agreement attached as Exhibit C, that you have received this prospectus and that you meet the following financial suitability requirements.
                    FINANCIAL STANDARDS YOU MUST MEET

                NET WORTH            NET WORTH (exclusive    INVESTMENT AS
 STATE IN   (exclusive of home, OR     of home, home         PERCENTAGE OF
 WHICH YOU   home furnishings,        furnishings and         NET WORTH
  RESIDE          and               automobiles) Plus
               automobiles)         ANNUAL GROSS INCOME

 All except      $250,000      OR    $70,000 Net Worth          NA
    as                                 plus $70,000
 indicated                             Annual Gross
   below                                  Income

  Kentucky,
Massachusetts,
  Michigan,
  Nebraska,     $250,000       OR    $70,000 Net Worth       Less than 10%
   Ohio or                              plus $70,000
Pennsylvania                         Annual Gross Income

Kansas          $250,000       OR    $70,000 Net Worth PLUS  Less than 10%
                                       $70,000 Annual       (liquid net worth)
                                        Gross Income



     If you are purchasing through a trust, IRA or other fiduciary account, these standards must be met by the beneficiary, the trust or other fiduciary account itself, or by the trust donor or grantor if they are a fiduciary and directly or indirectly supply the funds for the purchase.

     You will be required to purchase a minimum of five hundred units ($5,000). An investment in AEI Fund 27 will not create an IRA or other tax-qualified plan for any investor.

     Because of the lack of a public market and the restrictions on resale of the units, you should not purchase units if you need liquidity. Instead, you should purchase units only if you are willing to make a long-term investment and have income that allows you to take advantage of the tax characteristics of AEI Fund 27. Investment firms that participate in the distribution of the units and solicit orders for units are required to make every reasonable effort to determine that the purchase is appropriate for each investor. In addition to net worth and income standards, these investment firms are required to determine:

     whether you can reasonably benefit from an investment in the units based on your investment objectives;
     your ability to bear the risk of the investment; and your understanding of the risks of the investment, including the risk that you may lose some or all of the investment.

  They must also determine whether you understand:

     the lack of liquidity of the units;
     the restrictions on transferability of the units;
     the background and qualifications of our managers; and the tax consequences of the investment.

     In addition to other considerations, trustees and custodians of tax-qualified plans should consider the diversification requirements of ERISA in light of the nature of an investment in, and the compensation structure of, the investment and the potential lack of liquidity of the units. The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and the investment.

                          TABLE OF CONTENTS


          Who May Invest                             Page  2
          Summary                                    Page  4
          Risk Factors                               Page  8
          Capitalization                             Page 13
          Estimated Use of Proceeds                  Page 13
          Investment Objectives and Policies         Page 14
          The Properties                             Page 18
          Managers                                   Page 21
          Prior Performance                          Page 25
          Compensation to Managers and Affiliates    Page 28
          Conflicts of Interest                      Page 30
          Cash Distributions and Tax Allocations     Page 32
          Federal Income Tax Considerations          Page 33
          Restrictions on Transfer                   Page 37
          Summary of Operating Agreement             Page 37
          Reports to Investors                       Page 42
          Plan of Distribution                       Page 43
          Sales Materials                            Page 45
          Legal Proceedings                          Page 45
          Experts                                    Page 45
          Legal Opinion                              Page 45
          Financial Statements                       Page 46
          Operating Agreement                      Exhibit A
          Prior Performance Tables                 Exhibit B
          Subscription Agreement                   Exhibit C

                               SUMMARY

AEI FUND 27

     AEI Income & Growth Fund 27 LLC is a Delaware limited liability company organized on January 26, 2007. Although we have not commenced operations, we intend to use the proceeds from this offering to acquire a portfolio of income-producing, net leased commercial properties. We will lease these properties to tenants under long-term "net" leases that, will generally, require those tenants to pay the operating expenses of the properties. We will operate from the offices of our managers at 1300 Wells Fargo Place, 30 East 7th
Street, Saint Paul, Minnesota 55101. Our phone numbers are: (651) 227-7333 (toll-free 800-328-3519).

     Our investment and business objectives are to acquire properties through development or purchase that provide:

       regular rental income;

       increases in distributable income through rent escalations;

       capital growth through appreciation in the value of the properties;

       "passive" income that may be offset by passive losses from other investments for tax purposes; and

       reduced occupancy risks as a result of long-term leases with creditworthy corporate tenants.

     To achieve these objectives and generate capital gains we will, from time to time, sell properties and reinvest the proceeds in replacement net leased properties. We cannot assure you that we will achieve these objectives. AEI Fund 27 is not a "tax shelter" and is not intended to shelter any of your taxable income from other sources.

     We will continue to offer units for 12 months after the date of this prospectus. At the election of our managers, and provided we have received subscriptions for the minimum 150,000 units within the first 12 months of the offering, we may continue to offer units during a second 12-month period. Our managers are continually investigating potential property acquisitions and will engage in acquisition evaluation throughout the offering period. We are required to commit to invest substantially all of the offering proceeds, or return the uninvested portion to investors, within 12 months after this offering is completed.

     Subject to approval of investors holding a majority of the outstanding units, it is the intention of our managers to commence the dissolution of AEI Fund 27 and the sale of our remaining properties approximately ten years after all the available proceeds of this offering are utilized for the purchase of properties. If the investors do not vote to liquidate at that time, the normal operations of AEI Fund 27 will continue. The investors may also dissolve AEI Fund 27 earlier on their own initiative by vote of holders of a majority of the units. All investors will have the opportunity to participate in a limited repurchase program. The price in our repurchase program may, however, be at a discount from your original investment amount.

RISKS

An investment in the units involves a number of risks, including risks related to:

   your inability to evaluate our properties prior to purchase;
   the reliance you must place upon our managers for our operations;

   your inability to exercise significant voting rights;
   substantial payments we will make to our managers;
   our possible inability to diversify our assets if only the minimum amount of capital is raised;

   the illiquidity of the units and the possibility that investors may not vote to liquidate when you wish;

   the discount at which any repurchase of units may occur; and potential management conflicts of interest.

These and other risks are described under "Risk Factors" starting on Page 8.

PROPERTIES AND PROPERTY ACQUISITION

     Most of the properties we acquire will be net leased to corporate tenants in the national and regional chain restaurant, retail and office segments of the real estate market. We may, however, acquire properties in other segments of the real estate market. All of our properties will be 100% leased under long-term leases (typically 10 to 20 years) with corporate tenants prior to, or concurrent with, their acquisition.

     We will acquire all of our properties for cash: we will not use any debt financing to acquire properties. If our managers believe it is advantageous to diversify our portfolio, or if we do not have adequate funds to acquire all of a property, we may acquire properties jointly with other real estate programs sponsored by affiliates of our managers, provided that the other programs and their acquisition terms meet the requirements described under the caption "Investment Objectives and Policies-Joint Venture Investments" of this prospectus.

     We expect many of the properties we acquire will be newly constructed, although we may acquire existing properties. We may purchase properties prior to construction of the improvements (buildings and site work) if a potential tenant assumes the construction risk. If we purchase land prior to completion of improvements, we will own the improvements as they are being constructed.

     Although we did not own any properties when this prospectus was written, we will supplement this prospectus when we have identified any property we intend to purchase.

THE UNITS

     Each unit of limited liability company interest represents a $10.00 equity interest in AEI Fund 27. Unlike profits and losses from a corporation, which are taxed at the corporate level, profits, gains, losses and tax deductions from AEI Fund 27 are designed to be passed directly through to the investors and be taxed only once, at the investor level. Both the rental income and any gain on sale we generate will normally be treated as passive income for tax purposes which means that investors who have accumulated unused passive losses may be able to offset those passive losses against our rental income and any gain on sale.

     We expect to generate non-cash depreciation expenses that we should be able to deduct for tax purposes over a period of approximately 39 years on a straight line basis. These non-cash deductions should reduce our taxable income in the early years and allow us to make cash distributions in excess of the taxable income allocated to our investors. However, this deferred income will likely be recognized for tax purposes in later years when we sell properties. There are risks to our ability to achieve these tax objectives described in the "Federal Income Tax Considerations" section of this prospectus.

     As an investor and "limited member" of AEI Fund 27, you will have a different interest in our profits, losses and distributions than our managers. In addition, any cash you receive from rents will be allocated and paid in proportions that are different than the cash you might receive from sale or refinancing of properties. Cash distributions will be made as follows:

  1. After deducting operating expenses, rent and other operating income will be distributed 97% to the investors and 3% to the managers.

  2. After provision for reserves and operating expenses, cash from the sale of properties will be distributed 99% to the investors and 1% to the managers. After the investors have received both
     (i) total cash distributions from property sales equal to their initial investment, plus (ii) a 6.5% annual, non-compounded return on their investment (whether from gains on property sales or rental income), 90% of the cash from the sale or refinancing of our properties will be distributed to the investors and 10% will be distributed to the managers.

     We will make quarterly distributions of available cash from interest income, rents, and proceeds from property sales, and we anticipate that distributions will commence the first full quarter after proceeds are released from escrow, which must occur before November 18, 2008. Because we expect that the interest income we earn on offering proceeds will be less than the rental income we earn on properties, we expect that distributions per unit in the early years of our operations will be lower than distributions per unit after the proceeds are invested in properties.

THE MANAGERS AND PRIOR PROGRAMS

     AEI Fund Management XXI, Inc., a Minnesota corporation that has no full time employees, will serve as our managing member and will be responsible for day to day management of our operations. AEI Fund Management, Inc., an affiliated asset management company, will provide the management services on behalf of AEI Fund Management XXI. Robert P. Johnson, President, CEO, director of AEI Fund Management XXI and AEI Fund Management, will serve as special managing member and will be responsible for overseeing the corporate manager's activities. Mr. Johnson is also the sole shareholder of AEI Fund Management and the majority shareholder of AEI Capital Corporation, which is the sole shareholder of AEI Fund Management XXI and AEI Securities.

     The sponsors are using AEI Fund Management XXI as our managing member, rather than AEI Fund Management, which provides most of our services, because AEI Fund Management XXI is an S corporation that produces more efficient tax consequences and because the sponsors believe it is advantageous to AEI Fund 27 to be able to change the entity that provides our services without resorting to the mechanisms in our operating agreement necessary to replace a managing member.

     AEI Fund Management maintains a staff of approximately 36 professional and support employees engaged in real estate syndication, management, acquisition and disposition transactions. It provides management services to ten publicly syndicated and four privately placed real estate programs that are affiliated with our managers and described in more detail under "Prior Performance" and in Exhibit B. Although our managers believe they have adequate staff, directly or through affiliated entities, to discharge their responsibilities to AEI Fund 27, they are not required by our operating agreement to devote any minimum amount of time to providing services to AEI Fund 27.

     The following chart illustrates the relationship between AEI
Fund 27, our managers and affiliated entities that will provide services to AEI Fund 27:



[CHART: Chart depicting organization of the Company and relationship with Managing and Special Members]






(1) 97% of cash flow from rents and other operating income, 99% of proceeds from sale of properties until investors receive their initial investment plus a 6.5% annual return, 90% of sale proceeds after that return.

(2) 3% of cash flow from rents and other operating income, 1% of sales proceeds until investors receive their initial investment plus a 6.5% return, 10% of sales proceeds after that return.

(3) The managers will make only a nominal capital contribution of $1,000.

(4) Reimbursement at cost, including allocated overhead, for services provided.

COMPENSATION TO THE MANAGERS

     Our managers and their affiliates, including the dealer manager
- AEI Securities - will receive compensation from AEI Fund 27 through their equity interests in distributions, through commissions and fees received in organizing AEI Fund 27 and offering and selling units, and through various reimbursements. This compensation includes:

     Commissions and a nonaccountable expense allowance to AEI
     Securities of 10.0% of offering proceeds, most of which will be reallowed to broker-dealers that sell the units;

     An acquisition administration fee of 1.5% of the purchase price of properties purchased with offering proceeds (but not on the purchase price of any replacement properties);

     A three percent interest in all of our operating cash flow, including our rental income;

     A one percent interest in all proceeds from sale of properties until our investors have received return of their initial investment, plus a 6.5% return on that investment, and then 10% of any proceeds in excess of that amount;

     Subject to limitations, reimbursement for organization and offering costs and most forms of operating cost.

       The reimbursements to our managers will be at their cost and will consist of the costs of:

  1. The organization and offering of units in AEI Fund 27 (estimated at $75,000 at minimum subscription level), the majority of which will be paid to third parties.

  2. The acquisition of properties (estimated at $25,140 at the minimum subscription level).

  3. The administration of Fund 27, including management, leasing, re-leasing and sale of properties (estimated at $50,000 for first
     12 months at the minimum subscription level).

     There are limits to the amount we pay our managers for these reimbursements. In general, we reimburse our managers only for their "cost," which includes the fully-loaded cost of employees and their overhead, but in no event are these reimbursements for more than what an unaffiliated third party would charge. In addition, the amounts we pay as front-end fees, including the commissions and nonaccountable expense allowance, the organization and offering expense reimbursements, any acquisition expenses and fees, and the amounts that we reimburse our managers and their affiliates for overhead and for their control persons, cannot exceed the following:

       20% of subscription capital raised, plus

       10% of cash flow from operations less the interest in cash flow we pay our managers, plus

       1% of rental income, plus 3% of rental income for the first five years of each lease, plus

       3% of the sales price of properties if the managers provide sales services.

CONFLICTS OF INTEREST

     Because of the affiliation between our managers, AEI Securities, AEI Fund Management and the various public and private programs that these persons and entities have formed and managed, our managers will provide services to us under a number of conflicts of interest arising out of:

       the allocation of their work time between AEI Fund 27 and other programs;

       the absence of arms length negotiation of joint venture arrangements;

       the potential competition with affiliated programs for properties to be purchased;

       the common ownership of AEI Fund 27 and AEI Securities and the absence of an independent
       "due diligence" investigation by our dealer manager;

       the potential for increased reimbursement and distributions to our managers resulting from continuation of AEI Fund 27's operations; and

       the reimbursement payments our managers receive, regardless of our profitability.

                            RISK FACTORS

GENERAL RISKS

WE WERE ONLY RECENTLY FORMED AND HAVE NO HISTORY OF OPERATIONS.

   AEI Fund 27 was formed on January 26, 2007 and has had no operations except as required to conduct the offering.

YOU WILL BE RELYING UPON THE MANAGERS TO SELECT PROPERTIES AND MIGHT NOT LIKE THE PROPERTIES THEY SELECT.

     We had not selected any properties when this prospectus was printed. It is not likely that you will be able to evaluate properties before they are purchased. Although we will supplement this prospectus when we believe that a property will be acquired, you must rely upon the ability of our managers to choose properties. We cannot assure you that the properties our managers select will perform favorably.

YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR INVESTMENT IF YOU DO NOT LIKE THE PROPERTIES PURCHASED.

     You will not have a right to withdraw from Fund 27 or to receive a return of your investment if you do not like the properties our managers purchase. We will have a limited unit repurchase program, but that program will not necessarily return your entire investment.

YOU WILL HAVE LITTLE CONTROL OVER OPERATIONS.

     You will have limited voting rights and will have no control over our management and must rely almost exclusively on our managers. Our managers have complete authority to make decisions regarding our day-to-day operations and the acquisition of our properties, and there are no limitations that you may enforce regarding the types of commercial, net leased properties that may be acquired. The managers may take actions with which you disagree. You will not have any right to object to most management decisions unless the managers breach their duties. You will be able to remove the managers only by majority vote of investors or in other limited instances. Our investors will not be able to amend our operating agreement in ways that adversely affect our managers without their consent.

THERE WILL NOT BE A MARKET FOR YOUR UNITS AND THERE WILL BE
RESTRICTIONS PLACED ON THEIR TRANSFER.

     We have placed significant restrictions on the transfer of units to avoid being taxed as a corporation. That means that you will be required to receive approval from the managers before reselling or transferring your units. The managers are required to refuse a transfer when it would adversely affect our tax status. We will also require, as a condition to the transfer of any units, that the purchaser fully apprise you of the apparent value of your units, including the most recent redemption price. We will require you to confirm your understanding of this value to us in writing. We will provide this information to you if the purchaser does not. Our operating agreement provides that, if you agree to sell or transfer your units before this information is provided to you, the managers may conclude that the transfer agreement is void. Our operating agreement also provides that you must notify us when you agree to sell your units and that we will have a right to purchase your units at the same price by notifying you within 15 days of receipt of your notice. Because of these requirements, there will not be a public market for your units, you may not be able to sell them at the time you desire, and any sale may be at a discount.

YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR CAPITAL PRIOR TO THE TERMINATION OF THE PROGRAM AND IF OUR INVESTORS VOTE AGAINST
LIQUIDATION, YOU MAY BE REQUIRED TO RELY ON OUR REDEMPTION PROGRAM, OR TO SELL YOUR UNITS IN PRIVATE TRANSACTIONS, TO DISPOSE OF THEM.

     You will have no right to a return of your capital contributions, except through distributions, until and unless AEI Fund 27 is liquidated. Although our managers intend to commence the liquidation of AEI Fund 27 and the sale of our remaining properties approximately ten years after all the available proceeds of this offering are utilized for the purchase of properties, a decision to liquidate requires a vote of investors holding a majority of the outstanding units. If holders do not vote to liquidate, the existence of AEI Fund 27 will continue. Therefore, if the other investors do not vote to liquidate AEI Fund 27, you might be required to rely on our limited repurchase program in order to dispose of your units.

ALTHOUGH WE WILL MAINTAIN A REPURCHASE PROGRAM, OUR ABILITY TO
REPURCHASE UNITS MAY BE LIMITED BY TAX LAW AND WILL BE LIMITED BY OUR CASH NEEDS, AND WILL BE SUBJECT TO OUR MANAGERS' DETERMINATION THAT THE REPURCHASE WILL NOT IMPAIR OUR OPERATING CASH.

     Although we will maintain a unit repurchase plan starting 30 months after the date of this prospectus, the amount of repurchases we may make is limited by tax law, by the provisions of our operating agreement and by our operating cash needs as assessed by our managers. Our operating agreement limits aggregate repurchases in any year to two percent of the units that are outstanding at the beginning of the year. Our manager will also be able to exercise its discretion to make no purchases if it believes that doing so would impair our operating capital. Further, even if repurchases are made, they will be at a discount from asset value and asset value will be determined by our managers. Therefore, we cannot assure you that our repurchase program will provide you with an opportunity to sell your units, or that if it does, you will obtain full value for the units.

THE RATE OF DISTRIBUTIONS WE MAKE WILL VARY AND WILL DEPEND UPON THE TIMING OF OUR PROPERTY PURCHASES AND SALES.

     Although we intend to make distributions to investors quarterly, the amount we distribute will depend upon the amount of cash flow we generate from operations and whether we have distributable proceeds from properties we have sold. We cannot assure you that we will always have adequate cash flow from either source to cover expenses and also be in a position to make distributions. In the early years of our operations, it is less likely that we will have proceeds from sale of our properties and distributions will be primarily from rents and interest earned on temporary investment of offering proceeds. We will not receive rental income until after we have purchased properties. Therefore, a larger portion of our cash flow during the early years will be from interest income. Because we expect the rate of interest we earn will be less than the rental rates we receive, distributions per unit in the early years of operations will likely be lower than in later years.

WE MAY NOT BE ABLE TO DIVERSIFY OUR INVESTMENTS AND THE LACK OF
DIVERSIFICATION COULD INCREASE THE RISK THAT WE WILL NOT ACCOMPLISH ALL OF OUR INVESTMENT OBJECTIVES.

     If we raise only $1,500,000, we may purchase only one property and the proportion of our capital spent on organizational and offering costs will be higher. While we intend to diversify our investments, we are under no obligation to do so and may invest in a single property. If we have only one property, or a limited number of properties, our operations will be subject to the increased risks of factors affecting those properties.

PENNSYLVANIA INVESTORS: Because the minimum is less than $5,000,000, you are cautioned to carefully evaluate our ability to accomplish our objectives and to ask about the current amount of subscriptions before you invest.

WE MAY BE FORCED TO DISSOLVE IF BOTH MANAGERS CEASE TO EXIST OR
WITHDRAW.

     If both our managers cease to exist, are removed, withdraw, or are declared bankrupt, AEI Fund 27 may be required to dissolve early. If we are forced to dissolve early, we might be required to sell our properties at disadvantageous prices. We will not carry insurance on the life of Robert P. Johnson, the special managing member and president of our manager.

WE ARE CURRENTLY DEPENDENT UPON THE KEY PERSONNEL OF OUR MANAGERS AND THE LOSS OF THEIR SERVICES, AND PARTICULARLY THE SERVICES OF ROBERT
P. JOHNSON AND PATRICK W. KEENE COULD HAVE A DETRIMENTAL AFFECT UPON
AEI FUND 27.

     Our success depends to a significant extent upon the continued service of the officers of our managers and their affiliates. The departure of those officers, particularly of Robert P. Johnson, our special managing member and the CEO and President of our managing member, or Patrick W. Keene, the Chief Financial Officer of our Managing Member, could materially adversely affect our operations. We do not maintain, and our managers do not maintain for our benefit, employment agreements with, or key man insurance on, Mr. Johnson or Mr. Keene.

WE ARE REQUIRED TO INDEMNIFY OUR MANAGERS FOR THEIR GOOD FAITH
ACTIONS AND THE INDEMNIFICATION OBLIGATION MAY CAUSE ANY LIABILITY THEY INCUR TO BE PAID BY AEI FUND 27.

     Under our operating agreement, our managers are not liable to us for any act or omission that they take in good faith and that they believe is in the best interest of AEI Fund 27, except for acts of negligence or misconduct. Under certain circumstances, our managers will be entitled to indemnification from us for losses they incur in defending actions arising out of their position as our managers.

REAL ESTATE INVESTMENT RISKS

WE MIGHT NOT BE SUCCESSFUL IN ACHIEVING OUR INVESTMENT OBJECTIVES IF THERE ARE SIGNIFICANT CHANGES IN THE ECONOMIC AND REGULATORY
ENVIRONMENT AFFECTING REAL ESTATE.

     Our investments in commercial properties will be subject to risks related to national economic conditions, changes in the investment climate for real estate, changes in local real estate market conditions, changes in interest rates, changes in real estate tax rates, governmental rules and fiscal policies, and other factors beyond the control of our managers. Changes in these economic and regulatory factors could cause the value of the properties we own to decline, cause some of our tenants to default on their lease obligations, reduce any tax benefits to our investors, or otherwise render unattractive some of the ways we do business.

WE FACE COMPETITION FOR THE PURCHASE AND FINANCING OF PROPERTIES FROM ENTITIES WITH SUBSTANTIALLY MORE CAPITAL AT THEIR DISPOSAL, SUCH AS REAL ESTATE INVESTMENT TRUSTS AND TRADITIONAL FINANCING SOURCES, THAT MAY CAUSE US TO HAVE DIFFICULTY FINDING PROPERTIES THAT GENERATE FAVORABLE RETURNS.

     The rental rates that we are able to negotiate on the properties we purchase depend substantially upon the presence of competition from other property purchasers and, to a certain extent, upon the availability of mortgage financing at similar rates that would allow a tenant to own its property. The availability of these alternative purchasers or sources of financing at lower rates has periodically caused competition for affiliated programs for attractive properties and caused reduction in market rental rates, both of which may adversely affect the performance of a real estate program.

IF WE HAVE DIFFICULTY FINDING ATTRACTIVE PROPERTIES, AND WE ARE
DELAYED IN INVESTING THE PROCEEDS FROM THIS OFFERING, IT IS LIKELY THAT THE RETURNS TO OUR INVESTORS WILL BE REDUCED.

     The amount of proceeds from this offering that we invest at money market rates will produce less income than proceeds invested in properties. Accordingly, the overall return to AEI Fund 27 may be reduced to the extent we are delayed in investing those proceeds in properties.

TENANT DEFAULTS OR BANKRUPTCIES MAY DELAY DISTRIBUTIONS AND REDUCE OUR RETURNS TO INVESTORS.

     If a tenant defaults on its lease we cannot assure you that we will be able to find a new tenant for the vacant property that will pay the same rental rate or that we will be able to sell the property without incurring a loss. If a tenant files for bankruptcy we might not be able to quickly recover the property from the bankruptcy trustee. Because we probably could not obtain a new tenant while a property is held by a trustee, the property might not generate rent that covers our expenses associated with the property during this period. Further, we may be forced to take legal action against tenants to enforce lease obligations on default, may be unsuccessful in such actions and may incur significant legal costs, regardless of whether we are successful. These costs could reduce the profitability of our operations.

SOME PROPERTIES MAY BE SUITABLE FOR ONLY ONE USE AND MAY BE COSTLY TO REFURBISH IF A LEASE IS TERMINATED.

     Most of the properties we buy will be designed for a particular tenant. If we own a property when the lease terminates and the tenant does not renew its occupancy under the lease, or if the tenant defaults on its lease, the property might not be marketable without substantial capital improvements. Improvements could require the use of cash that would otherwise be distributed to our investors. Attempting to sell the property without improvements may also result in a lower sales price.

WE COULD LOSE MONEY IF CONSTRUCTION OF IMPROVEMENTS ON A PROPERTY WE OWN IS NOT COMPLETED AND A TENANT DEFAULTS ON ITS REPURCHASE
OBLIGATION.

     We may purchase land prior to completion of improvements or pay for improvements made by tenants as they are completed to assist in financing the construction of improvements on a property. Although the tenant will be responsible for the construction in these arrangements, and to repurchase the property if construction is not completed, this type of development can present risks because cost overruns, non-performing contractors, changes in construction codes and changes in cost can occur during construction that can cause default on the construction contract. If construction is not completed and the tenant defaults in the contractual repurchase obligation we create when construction is commenced, we might not be able to resell the property at a price equal to our purchase price. We may also need to pay more for its completion to enhance its potential sale or rental.

WE CAN REINVEST PROCEEDS FROM SALES OF PROPERTIES IN REPLACEMENT
PROPERTIES WITHOUT YOUR APPROVAL.

     We may, from time to time, sell properties and reinvest the proceeds in replacement net leased properties rather than distributing all of the proceeds to you. You will not have the right to a distribution of the cash we receive when we sell properties and must rely upon the ability of our managers to find replacement properties in which to reinvest the proceeds. We intend, however, to distribute to investors any net cash gain representing the difference between the sale price and the purchase price of properties. If we provide financing to purchasers, upon the final sale of all our properties, our liquidation and the distribution of cash to you could be delayed until that financing is fully collected.

THE INSURANCE WE PURCHASE FOR OUR PROPERTIES MIGHT NOT BE ADEQUATE TO COVER LOSSES WE INCUR.

     Although our managers will attempt to arrange for comprehensive insurance coverage on our properties, some catastrophic losses may be either uninsurable or not economically insurable. If a disaster occurs, we could suffer a complete loss of capital invested in, and any profits expected from, the affected properties. If uninsured damages to a property occur and we do not have adequate cash to pay for repairs, we may be forced to sell the property at a loss or to borrow capital to pay for the repairs by mortgaging the property to secure the borrowing.

CONFLICT OF INTEREST RISKS

WE WILL NOT HAVE ANY EMPLOYEES AND WILL BE DEPENDENT UPON AEI FUND MANAGEMENT FOR MOST OF THE SERVICES REQUIRED FOR OUR OPERATIONS.

     Robert P. Johnson, our special managing member, is also the President, CEO, and a director of our managing member, AEI Fund Management and AEI Securities. Further, Mr. Johnson is the sole shareholder of AEI Fund Management, and the majority shareholder of AEI Capital Corporation, which is the sole shareholder of AEI Fund Management XXI and AEI Securities. Our investors will not have any interest in any of these entities and will not be in a position to control their activities. The interlocking interests of our managers and affiliated entities create a number of conflicts of interest that are described in this prospectus under the caption "Conflicts of Interest," including the following.

OUR MANAGERS AND THE SERVICE ENTITIES WITH WHICH THEY CONTRACT WILL PROVIDE SIMILAR SERVICES TO A NUMBER OF AFFILIATED PROGRAMS THAT MAY IMPAIR THEIR ABILITY TO PROVIDE SERVICES TO US.

     AEI Fund Management provides services to ten similar publicly syndicated and four privately placed affiliated programs, many of which have been operating for a number of years. These other programs also acquire, operate and dispose of commercial properties. The time devoted by our managers and AEI Fund Management on the activities of these other entities may conflict with the time required to operate AEI Fund 27. Our operating agreement does not require our managers to devote a minimum amount of time to providing services to AEI Fund 27.

WE MAY BE IN COMPETITION WITH OTHER AFFILIATED REAL ESTATE PROGRAMS FOR THE PURCHASE OR SALE OF PROPERTIES.

     AEI Fund 27 may have cash available for investment in properties at the same time as other affiliated programs. Most of these affiliated programs have investment objectives that are similar or identical to the objectives of AEI Fund 27. Because our managers and affiliates will make property purchase decisions for multiple programs, there may be conflicts of interest as to which program should acquire a property. Although the managers have a fiduciary duty to act in the best interest of AEI Fund 27, they have a similar obligation with respect to the affiliated programs. Therefore, we cannot assure you that AEI Fund 27 will always be in the position of purchasing the most favorable properties that are made available to our managers.

IF WE PURCHASE PROPERTIES JOINTLY WITH ANOTHER AFFILIATED PROGRAM, CONFLICTS MAY ARISE IN DECISIONS REGARDING THE OPERATION OR SALE OF THE PROPERTY.

     If we purchase a property jointly with another affiliated program, it is likely that all of the decisions relating to the property will affect both programs. Nevertheless, some operating decisions, such as the term of leases affecting the property or the timing of the sale of a property, may affect one program differently than another. Our managers will be subject to conflicts of interest in making these decisions.

OUR MANAGERS AND THEIR AFFILIATES MAY PURCHASE UNITS FROM US OR FROM OTHER INVESTORS AND THEIR PURCHASES MAY BE AT PRICES THAT ARE LESS THAN THE ASSET VALUE ATTRIBUTABLE TO THE UNITS.

     There are no restrictions, other than tax restrictions, on the ability of our managers or their affiliates to purchase units. Although there will be no trading market for the units, the managers may be in a position to purchase units from other investors at prices that are below the prices we are selling them in this offering and below our asset value per unit. Nevertheless, neither our managers nor their affiliates will purchase units while the offering remains outstanding, nor will they purchase units at a price that is less than the price at which we are then repurchasing units pursuant to our repurchase plan.

AEI SECURITIES, THE DEALER MANAGER THAT WILL COORDINATE THE SALE OF THE UNITS AND PERFORM THE DEALER MANAGER'S "DUE DILIGENCE"
INVESTIGATION, IS AN AFFILIATE OF OUR MANAGERS.

     The dealer manager of an offering of securities such as our units is obligated to perform a "due diligence" investigation to confirm the accuracy of the statements made in offering documents. In the case of AEI Fund 27, the dealer manager is an affiliated entity.

WE WILL MAKE PAYMENTS TO OUR MANAGERS FOR THEIR SERVICES WHETHER OR NOT WE ARE PROFITABLE.

     The operating agreement that governs our operations requires us to make payments to our managers for the services they provide whether or not we are profitable. Although the managers are required to act in a manner that is in our best interests, these payments may create conflicts in how the managers deal with us.

WE ARE NOT PROVIDING YOU WITH SEPARATE LEGAL OR ACCOUNTING
REPRESENTATION.

     AEI Fund 27, our investors and our managers are not represented by separate counsel. Although our counsel has given the tax opinion referenced in the "Federal Income Tax Considerations" section of this prospectus, and an opinion that there is legal authority to issue the units, our counsel and accountants have not been retained, and will not be available, to provide other legal counsel or tax advice to individual investors.

FEDERAL INCOME TAX RISKS

THE TIMING OF TAX DEDUCTIONS COULD BE CHALLENGED BASED UPON THE
ALLOCATION OF "BASIS" AMONG PROPERTIES, AND INVESTORS COULD BE
SUBJECTED TO INCREASED TAX.

     The allocations by our managers of the purchase price of properties among buildings, personal property, and the underlying land will affect the amount of deductions we may take because some of these items are depreciable and some are not. These allocations cannot be made until we purchase the properties. We will not seek an opinion of counsel on whether the allocation of purchase price, the rate of depreciation or the timing of deductions is proper. If the Internal Revenue Service successfully challenged these allocations, investors could lose a portion of the deductions that were allocated to the investors and could be subject to increased taxable income in the early years of operations.

THE RESALE OF PROPERTIES COULD CAUSE GAINS TO BE TAXED AS ORDINARY
INCOME.

     If we were characterized as a dealer in real estate when properties are sold, gain or loss on sales would be considered ordinary income or loss. Whether we will be characterized as a dealer in real estate is dependent upon future events and the timing of property purchases and sales. We will not seek an opinion of counsel on this issue. Because ordinary income is, in most cases involving individual taxpayers, taxed at higher rates than capital gain, if we were characterized as a dealer there could be an increase in the taxes you will be required to pay on our income, if any, that is allocated to you.

THE INTERNAL REVENUE SERVICE COULD CHARACTERIZE CERTAIN SALE-
LEASEBACK TRANSACTIONS INTO WHICH WE MAY ENTER AS FINANCING
TRANSACTIONS AND NOT AS TRUE LEASES.

     If the IRS were successful in characterizing our sale-leaseback transactions as financings, investors could be deprived of some deductions, and income derived from the transactions would not be passive activity income that could potentially be offset by passive activity losses that we generate or that result from your investments in other passive activities.

INCORRECT ALLOCATION OF EXPENSES AMONG START-UP, ORGANIZATION AND
SYNDICATION COSTS COULD CAUSE MORE TAXABLE INCOME.

     Our managers will allocate expenses during our early stages of operation to start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses. These allocations cannot be made until the expenses are incurred. We will not seek an opinion of counsel regarding the propriety of the allocations. If the Internal Revenue Service determines that the allocations were improper, we could lose some deductions and our investors would recognize more income during the early stages of the operation of properties.

                           CAPITALIZATION

     The following table sets forth our historical capitalization as of May 31, 2007 and our pro forma capitalization as of that date as adjusted to give effect to the sale of the minimum of 150,000 units and the sale of the maximum of 10,000,000 units:

                                         Pro Forma       Pro Forma
                                       After Sale of    After Sale of
   Title of Class         Historical   150,000 Units   10,000,000 Units
   Managers' capital      $  1,000     $     1,000     $       1,000
   Investors' capital            -       1,500,000       100,000,000
   Less offering expenses        -        (225,000)      (11,300,000)
                           --------     -----------     -------------
   TOTAL CAPITAL          $  1,000     $ 1,276,000     $  88,701,000
                           ========     ===========     =============


                      ESTIMATED USE OF PROCEEDS

     We expect to have approximately $1,275,000 available for investment in properties and reserves if $1,500,000 is raised and $88,700,000 if $100,000,000 is raised. The following table shows how we expect to use these proceeds. Several of the items listed below cannot be precisely calculated and could vary materially from the amounts shown. These items include "other offering expenses," which consist of expenses incurred by our managers and the dealer manager in preparing offering documents and coordinating the sale of the units, and acquisition expenses and fees, which consist primarily of payments to third parties for professional work, reimbursements to our managers for their costs of investigating and completing purchases, and an administration fee of 1.5% of the purchase price of properties.


                                     Minimum               Maximum
                                 (150,000 Units)      (10,000,000 Units)
                               Dollars    Percent      Dollars     Percent
 Gross offering proceeds     $1,500,000   100.00%   $100,000,000   100.00%
 Less offering expenses:
   Selling commissions,
   nonaccountable expense
   allowance and due
   diligence expenses          (157,500)   10.50%    (10,100,000)   10.10%
   Other offering expenses      (67,500)    4.50%     (1,200,000)    1.20%
                              ----------- --------   ------------  --------
 Amount available for
 investment (net proceeds)    1,275,000    85.00%     88,700,000    88.70%
                              ----------- --------   ------------  --------
 Acquisition expenses and fees  (43,500)    2.90%     (2,800,000)    2.80%
 Working capital reserve         (7,500)    0.50%       (500,000)    0.50%
                              ----------- --------   ------------  --------
 Amount available for
 purchase of properties      $1,224,000    81.60%   $ 85,400,000    85.40%
                              =========== ========   ============  ========

     Other offering expenses shown in the table above include federal and state registration fees, accountant's fees and fees of counsel, printing costs, and personnel costs of the managing member for coordinating the admission of members, the processing of subscriptions, and other investor relations matters.

     The amount available for investment in properties will not, in any event, be less than 80% of gross offering proceeds. We will hold the proceeds of the offering in trust for the benefit of the purchasers of units and use them only for the purposes set forth above.

     We will continue to offer and sell units for twelve months after the date of this prospectus. At the election of our managers, we may offer units during a second twelve months. We will not commit to invest more money in properties than we raise through the sale of units. Accordingly, our managers believe that we will have adequate capital to fund our operations for the first 24 months.


                 INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

     AEI Fund 27 will acquire only commercial net leased properties.
It is our intent that the properties will be leased to single tenants under a "net" lease that requires the tenant to pay the operating expenses of the property, such as taxes, maintenance and insurance. Some of our leases, particularly those for properties used in the sale of retail goods or services, will require that, as the landlord, we will bear the costs of maintaining the structural integrity of the building, including roof and foundation. Further, although all of our leases will be with a single tenant as lessee, if we believe that the lessee is a creditworthy corporate tenant, we may acquire a property under master lease to that tenant, even though the property is subleased to multiple subtenants.

ACQUISITION OF PROPERTIES

     We will not purchase or lease any property from, nor sell or lease any property to, our managers or their affiliates. We may, however, purchase property that our managers or their affiliates purchased in their own name to help us acquire the property. If we do, we will purchase the property from our managers or their affiliate at a price no greater than the price they paid, plus acquisition and holding expenses. Although we do not intend to acquire any unimproved or undeveloped properties, or to participate in the speculative development of any properties, we may acquire raw land prior to the building of improvements and may advance funds or make loans in connection with the construction of properties that we intend to acquire.

     We will obtain an independent appraisal of the fair market value of each property we acquire. Nevertheless, our managers will rely upon their own analysis, and not upon the appraisals, in determining whether to acquire a particular property. Copies of appraisals will be retained at our offices for at least five years and will be available for inspection and duplication by any investor. Prior to the acquisition of a property, we will require evidence satisfactory to our managers that we will acquire marketable title to the property, subject only to liens and encumbrances such as liens for tax assessments, utility easements, and other encumbrances typical in commercial transactions. This evidence may include a policy of title insurance, an opinion of counsel or other evidence that is customary in the locality in which the property is situated.

     In certain instances, we may acquire land on which a tenant wishes to construct a net leased commercial property prior to completion of the improvements and lease the property to the tenant. We may also pay for improvements as they are being completed by a construction company hired by the tenant. These construction contracts normally include a provision allowing us to sell the entire property to the tenant if construction is not completed in a timely fashion. We will not acquire raw land unless there are plans that provide for construction of improvements within one year of acquisition, and will not pay our managers or their affiliates any development or construction fees for the acquisition activities described above.

TEMPORARILY INVESTED FUNDS

     After release from escrow, and before investment in properties, we will invest all of our funds in short-term government securities or in deposits with a financial institution and will earn interest at short-term deposit rates. Although we may retain some funds to pay operating expenses and as working capital reserves, we will distribute to the investors as a return of capital any of the net proceeds of this offering that have not been invested or committed for investment in real property within 24 months after the date of this prospectus or twelve months after termination of the offering of units. These distributions will be without interest but will include a proportionate amount of any commissions or other organization and offering expenses originally deducted. All funds will be available for our general use during this period and may be expended in operating any properties that have been acquired.

     For purposes of the foregoing, we will consider capital as being committed to properties and not returnable to the investors if written contractual agreements have been signed prior to the period described above, regardless of whether the property is ultimately purchased. To the extent that funds have been reserved to make contingent payments in connection with a property under a written contractual agreement, or because our managers determine that additional reserves are necessary in connection with a property, regardless of whether such payment is ultimately made, funds will not be returned to investors.

SALE OF PROPERTIES

     When we sell a property, unless the investors have voted to liquidate AEI Fund 27 or our managers determine to distribute all of the proceeds from the sale, we will reinvest net proceeds from the sale into replacement net leased properties that meet our acquisition criteria. We will not reinvest net proceeds from the sale of a property unless enough cash is distributed to investors to allow them to pay their income taxes resulting from the sale, assuming they are taxed at a rate of seven percent above the individual capital gains rate.

     Rather than selling our entire interest in a property, we may sell co-tenancy or other fractional interests in the property. Our managers believe that sales of smaller interests to property buyers seeking to complete like-kind "exchanges" under Section 1031 of the Internal Revenue Code can result in greater profits as compared to selling the property through a real estate broker. In those instances in which we do not sell all of a property, we will retain, either alone or with another program sponsored by affiliates of our managers, the authority to manage the property.

     Although we intend to sell our properties for cash, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment may be affected by custom in the area in which the property is located and by prevailing economic conditions. To the extent we receive notes and property other than cash, that portion of the proceeds will not be included in net proceeds from sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, the distribution to investors of the cash proceeds of a sale, or the reinvestment of proceeds in replacement properties, may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. We may receive payments in the year of sale in an amount less than the full sales price, and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless we elect otherwise, we will report the gain on such sale proportionately under the installment method of accounting as principal payments are received.

BORROWING & LENDING POLICIES

     We will acquire all of our properties for cash: we will not use any debt financing to acquire properties or refinance properties to generate capital to acquire other properties. Our managers do not expect that we will incur any indebtedness, although we may borrow to finance the refurbishing of a property or for other operating cash needs. The programs sponsored by affiliates of our managers have rarely borrowed for such purposes and we therefore believe it is unlikely that borrowings will be incurred.

     We will not obtain permanent financing from the managers or their affiliates. Recourse for any indebtedness will be limited to the particular property to which the indebtedness relates. To the extent recourse is limited to a particular property, the indebtedness would, under most circumstances, increase the investors' tax basis in the units. We will not issue any senior securities and will not invest in junior mortgages, junior deeds of trust or similar obligations. To the extent that any financing is not fully amortizing, and exceeds 25% of the original cost of properties, its maturity (its due date) will not be earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years).

     AEI Fund 27 will not underwrite securities of other issuers, will not offer its securities in exchange for property and, except with respect to the joint venture investments described below, will not invest in the securities of other issuers for purposes of acquiring control. We will not make any loans to our managers or their affiliates.

JOINT VENTURE INVESTMENTS

     We may purchase property jointly with other programs sponsored by our managers or their affiliates. We will make these joint ventured investments only with a program that has investment objectives and management compensation provisions substantially the same as our investment objectives. Our ability to enter into a joint venture may be important if we wish to acquire an interest in a specific property but do not have sufficient funds (or, at the time we enter into a commitment to acquire a specified property, cannot determine whether we will have sufficient funds) to acquire the entire property.

     The following conditions must be satisfied in any joint venture with another fund sponsored by our managers or their affiliates:

     the joint venture must have comparable investment objectives and the investment by each party to the joint venture must be on substantially the same terms and conditions;

     we will not pay more than once for the same services and will not act indirectly through any such joint venture if we would be prohibited from doing so directly;

     the compensation of the managers and their affiliates in the other fund must be substantially the same as their compensation in AEI Fund 27; and

     we must have a right of first refusal to purchase the other party's interest if the other party to the joint venture wishes to sell a property.

     There is a potential risk of impasse on joint venture decisions and a risk that, even though we will have the right of first refusal to purchase the other party's interest in the joint venture, we may not have the resources to exercise such right.

DISTRIBUTIONS

     We intend to make distributions to our investors on a quarterly basis commencing with the first calendar quarterly period after investor subscription proceeds are released from escrow. The distribution rate will vary based upon the availability of the cash flow from operations or proceeds of a sale, if any. During the early years of our operations, cash flow will be derived from both the interest we earn on offering proceeds and, as the proceeds are invested in properties, the rent from those properties. Because we expect that the interest rate we earn will be less than the rental rate, and because we do not intend to use offering proceeds, or to incur indebtedness, to pay distributions, we expect that distributions per unit will be lower during the early years of operations.

     We will not use net cash flow from operations to acquire properties, although we may hold cash flow as reserves and may use cash flow to repurchase units. We will distribute quarterly substantially all of the cash flow we receive from operations that is not needed for our operations or to fund reserves. To the extent rental cash flow is interrupted by a tenant default or other factors, or property management costs increase, distributions to investors may fluctuate. We also intend to distribute from the sale of any properties any net cash gain representing the difference between the sale price and the purchase price of properties.

     Distributions to investors who elect to participate in a distribution reinvestment plan will be applied to the purchase of additional units. You should read the section of this prospectus entitled "Cash Distributions and Tax Allocations" for a more detailed description of how our cash is allocated between the interest of our managers and the interests of our investors.

RESERVES FOR OPERATING EXPENSES

     Our managers expect that about one-half of one percent of the offering proceeds will initially be reserved to meet operating costs and expenses. To the extent that these reserves and any income are insufficient to defray our costs and other obligations, it may be necessary to sell properties, possibly on unfavorable terms. We may increase reserves to meet anticipated costs and expenses or other economic contingencies during the holding period of a property. Any excess reserves may be distributed to investors if our managers determine that such reserves are not necessary for operations.

MANAGEMENT OF PROPERTIES

     Our managers or their affiliates will manage each property and enforce the lease obligations of the tenants. The managers will:

     receive and deposit monthly lease payments;

     periodically verify payment of real estate taxes and insurance coverage;

     periodically inspect properties and tenant sales records, where applicable;

     negotiate disputes with tenants; and

     manage the re-letting and remodeling of properties.

     Because our properties will be net leased, the tenants will be responsible for payment of most of the day-to-day on-site management, taxes, insurance and maintenance expenses of our properties.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     We will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of investors owning in the aggregate more than 50% of outstanding units, excluding units held by the managers and their affiliates.

                           THE PROPERTIES

     We had not acquired any properties when this prospectus was printed. Our managers are continually evaluating net leased properties for acquisition in the national and regional chain restaurant, retail and office segments of the real estate market and engaging in negotiations with sellers, tenants and developers regarding the potential purchase of properties. Our managers intend to diversify the type and location of properties we acquire consistent with the amount of proceeds available from this offering. We have not placed any limitations upon the amount or percentage of assets that may be invested in any one property. Generally, not more than 25% of our capital will be invested in any one property or with any one tenant. Although we intend to purchase two or more properties with the net proceeds of this offering, we may purchase only a single property if, in our manager's judgment, that would be in our best interests.

     Our leases will provide that risks such as fitness for use or purpose, design or condition, quality of material or workmanship, latent or patent defects, compliance with specifications, location, use, condition, quality, description or durability will be borne by the tenant. As is customary in commercial property transactions, most of our leases will provide for early termination upon the occurrence of events such as casualty loss or substantial condemnation. Some of our leases, particularly those for properties used in the sale of retail goods or services, will require that, as the landlord, we will bear the costs of maintaining the structural integrity of the building, including the roof and foundation.



ACQUISITION CANDIDATES

     Prior programs that were sponsored by our managers or their affiliates have invested approximately 39% of their capital in retail properties and 61% in national and regional chain restaurant properties. Our managers believe that real estate used in the retail and restaurant market segments is less susceptible to changes in general economic conditions than other commercial real estate. We therefore expect that we will purchase properties primarily in these markets, although we may purchase free-standing net leased properties in other segments of the commercial real estate market. Our managers will have authority to choose the properties we acquire based on their judgment of the appropriate balance between the level of income and gain a property is likely to generate and the level of risk it represents.


[GRAPH:  A pie graph depicting what prior programs were invested in]

THE RETAIL INDUSTRY

[GRAPHS: Three graphs depicting spending in retail establishments, leasable retail are in U.S. shopping centers and number of U.S. shopping Centers.]

     American consumer retail spending has consistently increased over the last several decades. This has encouraged demographically-tied expansion in the size and number of stand-alone retail properties. As illustrated by the graphs, the total leased space devoted to retail shopping grew from almost 1.5 billion square feet in 1970 to more than 5.6 billion square feet in 2005. The last graph depicts the growth in the number of shopping centers in the United States from 1970 to 2005. The U.S. now has 400% more shopping centers than it did just 35 years ago.

     Prior programs sponsored by our managers or their affiliates have acquired free-standing commercial properties, usually, located on out-parcels of shopping centers, leased to retail tenants including: Best Buy , Jared The Galleria of Jewelry stores, Eckerd drugstores, CarMax automotive superstores, Sports Authority sporting goods stores, Advance Auto Parts stores and Tractor Supply Company retail stores.

THE RESTAURANT INDUSTRY

     As illustrated by the following graphs, Americans are spending an increasing percentage of their total food dollars at restaurants.
The Technomic reports that in 2007 Americans spent 50 cents, while in 1970 they spent less then 35 cents, of every food dollar in restaurants.

[GRAPHS: Three graphs that depict the increase in consumer food dollars spent away from the home, chain restaurants' sales growth, and number of chain restaurant units.]


     Sales at the top 100 national restaurant chains, and the total number of restaurant outlets operated by these chains, have increased consistent with this demographic trend. The chain restaurant industry strives to provide convenient food service by opening new locations that follow population expansion patterns. The third graph illustrates how the top 100 restaurant chains increased their store count by nearly 50,000 units over the past eight years to a total of nearly 200,000 locations.

     We believe that these national chains generally provide consistent food services that have brand recognition and stability relative to individual restaurant outlets and small chains. Accordingly, we intend to focus our acquisitions within the restaurant industry on these larger chains, but also will evaluate newer restaurant concepts when our managers believe they have the potential to meet our acquisition objectives.

     Prior programs sponsored by our managers or their affiliates have acquired properties leased to brand-name national and regional chains such as Applebee's, Arby's, Starbucks and TGI Friday's.
The expansion of the restaurant industry, coupled with demographic trends pointing to future growth, lead our managers to believe that this segment of the real estate market will continue to offer attractive investment opportunities for AEI Fund 27.

ACQUISITION CRITERIA

     In determining whether a net leased property may be a suitable acquisition, our managers will consider the following factors, among others:

     the creditworthiness of the tenant;

     the terms of the proposed lease, including any provisions relating to rent increases;

     the location, condition, use and design of the property;

     the demographics of the community in which a property is located;

     the prospects for long-term appreciation of the property; and

     the prospects for resale of the property.

     All property acquisition decisions made by our managers will involve balancing these factors with the economic characteristics, including rental return and purchase price of each property to provide, in their judgment, the likelihood of a favorable return to investors while minimizing risk of loss. In making these decisions, our managers may give more weight to some of the forgoing factors than others and the weight attributed to any one factor may not be consistent among all properties acquired. Our success in achieving our investment objectives will, to a substantial extent, be dependent upon the considerable judgment exercised by our managers in making these decisions.

PROPERTY UPDATES

     We will supplement this prospectus to disclose important information about a property if there is a reasonable probability that the property will be acquired during the offering period. Based upon the experience and acquisition methods of our managers, this will normally occur when a legally binding purchase agreement is signed for a property, but may occur sooner or later depending upon the circumstances involved.

     Supplements to this prospectus will describe any property to be acquired, the proposed terms of purchase, the financial results of any prior operations of the property, if available, and other information considered appropriate for an understanding of the transaction. Upon termination of this offering, no further supplements to this prospectus will be distributed, but we will continue to provide investors with acquisition reports containing substantially the same information regarding the properties acquired. You should understand that you should not rely upon the initial disclosure of a proposed acquisition as any assurance that we will ultimately consummate the acquisition or that the information provided concerning an acquisition will not change between the date of the supplement that describes the property and the actual purchase date.

                              MANAGERS
FIDUCIARY RESPONSIBILITY

     Our managers are accountable to us as fiduciaries and must exercise good faith in handling our affairs. Our managers have fiduciary responsibility for the safekeeping and use of all our capital and assets, whether or not in the managers' possession or control. Our managers are prohibited from employing, or allowing any other person or entity to employ, our capital or assets in any manner except for the exclusive benefit of our investors.

     The managers will not be liable to us or our investors for acts or omissions which may occur in the exercise of their judgment as long as their actions were made in the good faith belief that the actions were in the best interest of AEI Fund 27 and not the result of negligence or misconduct. We will indemnify our managers for any claim or liability arising out of their activities on our behalf, unless the claim or liability was the result of their negligence or misconduct.

     In the opinion of the SEC and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by our managers in connection with registration of the units, after apprising such court of the position of the SEC and state securities administrators, we will submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy and will be governed by the final adjudication of the issue.


MANAGEMENT

     Our managers will have the sole and exclusive right, power and responsibility to manage our business. Among other powers, and subject to the restriction that financing not be obtained to acquire properties, our managers will have authority to borrow funds to meet our operating cash needs and to secure those borrowings with our properties. Our managers will make all of the investment decisions, including:

     decisions relating to the properties to be acquired;

     the selection of tenants;

     the terms of leases on the properties;

     the method and timing of any refinancing of the properties; and

     the method and timing of the sale of our interest in properties.

     Our managers will coordinate and manage all of our activities, maintain our records and accounts, and arrange for the preparation and filing of all our tax returns. Some of the administrative and management functions to be performed by our managers may be delegated to their affiliates, provided that any compensation paid to affiliates of our managers is at cost. For these purposes, cost means the actual expenses affiliates incur in providing services, including:

    the salaries, fees and expenses paid to employees and consultants of our managers and their affiliates for work they perform on our behalf; and

    office rent, telephone, travel, employee benefit expenses and other expenses attributable to providing those services.

     Our managers will allocate and charge us for a majority of these expenses based upon the amount of time devoted by their employees to our affairs as calculated in quarter-hour increments and recorded on employee daily time records. They allocate general expenses at the end of each month based upon the number of our investors and our capitalization relative to other programs that they manage.

BACKGROUND AND EXPERIENCE OF MANAGEMENT

AEI FUND MANAGEMENT XXI

     AEI Fund Management XXI, our manager, is a Minnesota corporation formed in 1994 to serve as a general partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership with investment objectives and structure similar to AEI Fund 27. In addition to AEI Income & Growth Fund XXI Limited Partnership, our manager serves as the general partner or managing member of AEI Income & Growth Fund XXII Limited Partnership, AEI Income & Growth Fund 23 LLC, AEI Income & Growth Fund 24 LLC, AEI Income & Growth Fund 25 LLC, and AEI Income & Growth Fund 26 LLC, publicly syndicated real estate programs with structures and objectives similar to AEI Fund 27.

     The sole director of our manager is Robert P. Johnson, who also serves as its President. Mr. Johnson is also the majority shareholder of AEI Capital Corporation, the holding company for our manager. Each of the officers of our manager also holds a position as an officer in the corporations formed to serve as general partners of prior funds sponsored by our managers and their affiliates. The officers and sole director of our manager are as follows:

      Name                       Age              Position

Robert P. Johnson                63    Sole Director, Chief Executive
                                       Officer and President

Patrick W. Keene, CPA (inactive) 48    Chief Financial Officer,Treasurer
                                       and Secretary

[PICTURE:  ROBERT P JOHNSON]

ROBERT P. JOHNSON, has been President, a director and the principal stockholder of AEI Fund Management, a real estate management company founded by him, since 1978. In 1971 he formed AEI Securities and from then to the present, Mr. Johnson has been employed exclusively in the investment industry, specializing in real estate and other tax advantaged investments. In that capacity, he has been involved in the development, analysis, marketing and management of public and private investment programs investing in net lease properties as well as public and private investment programs investing in energy development.

     Since 1971, Mr. Johnson has also been the President, a director and a registered principal of AEI Securities, which is registered with the Securities and Exchange Commission as a securities broker-dealer, is a member of the National Association of Securities Dealers, Inc. and is a member of the Security Investors Protection Corporation
(SIPC). Mr. Johnson is currently a general partner or principal of the general partner of each of the limited partnerships and a managing member of each of the limited liability companies set forth under "Prior Performance." He is the President, the sole director, and majority stockholder of AEI Capital Corporation, which serves as the holding company for AEI Securities, our dealer manager, and the corporations that act as the general partner or managing member of affiliated public and private real estate programs.

[PICTURE: PATRICK W KEENE]

PATRICK W. KEENE, a CPA (inactive), is Chief Financial Officer, Secretary and Treasurer of AEI Fund Management. He has been employed by AEI Fund Management since 1986 and is responsible for all accounting functions, including coordination of reports to the SEC and investors. Prior to joining AEI Fund Management, he was with KPMG Peat Marwick Certified Public Accountants, first as an auditor and later as a tax manager. He is an equity owner of AEI Capital Corporation.


SECURITY OWNERSHIP OF MANAGERS

     Except for their interests as managing members of AEI Fund 27, none of the managers, the affiliates of the managers, nor the officers or directors of the managers, hold any units or other interest in AEI Fund 27. Although it is not currently anticipated that they will acquire units, the managers and their affiliates may acquire units on the same terms as other investors. Units acquired by the managers and their affiliates will not be considered in determining whether the minimum number of units has been sold.

AEI FUND MANAGEMENT

     Most of our management services will be provided on behalf of our manager by AEI Fund Management, a Minnesota corporation having the same officers as our manager. AEI Fund Management is a program management company that provides services to the real estate programs that are described under the caption "Prior Performance" below.

     In addition to Mr. Johnson and Mr. Keene, AEI Fund Management employs the following administrative management personnel:

[PICTURE:  RICHARD J VITALE]

RICHARD J. VITALE, 40, a Chartered Financial Analyst, is Executive Vice President of AEI Fund Management and a stockholder of AEI Capital Corporation. He joined the company in 1992 as a financial analyst in the property acquisitions department. He is closely involved in all corporate aspects of the company. As a member of executive management, he is involved in general corporate matters ranging from participation as a member of the property acquisitions committee to serving as the issuer's liaison for selling group broker-dealers. He also serves as an assistant to the President. Prior to joining the company, he was employed by Burlington Northern Railroad in Ft. Worth, Texas, where he served as Corporate Treasury Analyst.

[PICTURE: RONA L NEWTSON]


RONA L. NEWTSON, 49, Senior Vice President of Operations of AEI Fund Management is also a General Securities Principal and Chief
Compliance Officer of AEI Securities. She joined AEI Fund Management in 1993 and is responsible for managing general operations and securities compliance requirements of affiliate companies and investment funds. Prior to joining the company, she was employed in a similar capacity with Heartland Realty Investors, Inc. in Minneapolis, Minnesota. She is an equity owner of AEI Capital
Corporation.

[PICTURE: GEORGE J RERAT]


GEORGE J. RERAT, 44, is the Vice President of Acquisitions of AEI Fund Management. He joined the company in 2001 and is responsible for developing and maintaining relationships with corporate sources of sale leaseback financing opportunities and the negotiation of acquisitions from those sources, as well as from commercial real estate brokers and developers. He worked for a number of years in the REIT industry prior to joining AEI.


    In addition, AEI Fund Management retains the services of the following professional:

[PICTURE: MICHAEL B DAUGHERTY]

MICHAEL B. DAUGHERTY, Esq., 50, is special real estate counsel to the company and its affiliates. He has been representing the company since 1987 and provides independent counsel to the acquisitions, lease management, property disposition and 1031 exchange departments in the evaluation, due diligence and contractual aspects of property transactions.


     AEI Fund Management employs approximately 36 persons, four of whom are engaged primarily in property acquisitions, two in property management, six in property sales, seven in accounting and financial reporting, twelve in investor and dealer support services and five in general administrative services. Management services from AEI Fund Management will be billed to us directly.

     The sponsors are using AEI Fund Management XXI as our managing member, rather than AEI Fund Management, which provides most of our services, because AEI Fund Management XXI is an S corporation that produces more efficient tax consequences and because the sponsors believe it is advantageous to AEI Fund 27 to be able to change the entity that provides our services without resorting to the mechanisms in our operating agreement necessary to replace a managing member.

     Our managing member may not withdraw from its position as a manager without providing investors, as limited members, at least 90 days written notice and providing a substitute managing member who is approved by vote of a majority of the units outstanding, excluding units held by the managing member and affiliates. Our special managing member may not withdraw prior to December 31, 2008. Our operating agreement provides that either manager may be removed as a manager if a court determines that:

   the manager was grossly negligent in performing its obligations under our operating agreement;

   the manager committed fraud against our investors or AEI Fund 27;

   the manager committed a felony in connection with management of AEI Fund 27;

   the manager was in material breach of its obligations under our operating agreement; or

   the manager is bankrupt.

     Our operating agreement also allows investors to remove and replace either of our managers by vote of the holders of a majority of the units, excluding units held by the manager.

                          PRIOR PERFORMANCE

     Since 1975, AEI and affiliated entities have sponsored and syndicated 16 public and 16 private net lease property investment programs in the United States. All of these programs were either limited partnerships or limited liability companies. Detailed information regarding some of these programs is contained in the prior performance tables attached as Exhibit B to this prospectus.

     Since 1984, AEI and affiliated entities have sponsored and syndicated 16 public real estate programs that have purchased, for cash, single-tenant, properties under long-term net leases. With the exception of size and the ability to use mortgage indebtedness for the acquisition of properties, all of these programs are similar to AEI Fund 27. As of September 30,2007, approximately 16,700 investors purchased interests in these public programs for a total investment of $278,157,964:

FUND NAME                                        MONTH       CAPITAL
                                                OFFERING     RAISED
                                               COMPLETED
AEI Income & Growth Fund 26 LLC                   Open       $15,301,697
AEI Income & Growth Fund 25 LLC                 May 2005     $42,434,763
AEI Income & Growth Fund 24 LLC                 May 2003     $24,831,283
AEI Income & Growth Fund 23 LLC                March 2001    $13,349,321
AEI Income & Growth Fund XXII Limited         January 1999   $16,917,222
 Partnership
AEI Income & Growth Fund XXI Limited          January 1997   $24,000,000
 Partnership
AEI Net Lease Income & Growth Fund XX         January 1995   $24,000,000
 Limited Partnership
AEI Net Lease Income & Growth Fund XIX       February 1993   $21,151,928
 Limited Partnership
AEI Real Estate Fund XVIII Limited           December 1990   $22,783,050
 Partnership
AEI Real Estate Fund XVII Limited            November 1988   $23,388,700
 Partnership
AEI Real Estate Fund XVI Limited             November 1987   $15,000,000
 Partnership
AEI Real Estate Fund XV Limited Partnership  December 1986   $ 7,500,000
AEI Real Estate Fund 86-A Limited              July 1986     $ 7,500,000
 Partnership
AEI Real Estate Fund 85-B Limited            February 1986   $ 7,500,000
 Partnership
AEI Real Estate Fund 85-A Limited              June 1985     $ 7,500,000
 Partnership
Net Lease Income & Growth Fund 84-A Limited  December 1984   $ 5,000,000
 Partnership


     The properties purchased by all of these programs were single-tenant net leased commercial properties. At December 31, 2006, these programs had purchased or contracted to purchase 230 properties located in 35 states for approximately $384,700,000. Of these properties, 99 were in Southern states, 91 were in Midwest states, 28 were in Western states and 12 were in Northeast states. By cost, approximately 61% were restaurant and 39% were retail properties. By cost, approximately 67% were new or recently constructed properties and 33% were existing properties.

     At December 31, 2006, these programs had sold 114 entire properties and had completed 497 partial tenant-in-common sales, involving an additional 63 properties. The programs received net sale proceeds of approximately $268,900,000 and realized an average cash gain on sale of 11.2% representing net sale proceeds minus the original cost of the properties divided by the original cost of the properties. Net sale proceeds represents gross sale proceeds reduced by all sale expenses, including expenses paid to our managers and affiliates. This calculation does not include any rental income generated by the properties or any operating expense required by the properties, nor does it reflect general expenses of the programs or the participation in proceeds of the general partners or managers of the programs. Accordingly, it is not necessarily indicative of return to investors. The weighted average holding period for these properties was 6.1 years (weighted based on the original cost of the properties). These results represent past performance, which is no guarantee of future results.



[GRAPHIC: Map of United States showing states where AEI funds own properties.]



     Upon request, for no fee, the managers will provide any potential investor with a copy of the most recent Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for any of these programs and, upon payment of reasonable fees to cover postage and handling, a copy of any of the exhibits to such Form 10-KSB. These annual reports are also available at the SEC's web site at www.sec.gov.

     During the three years ended December 31, 2006, affiliated public programs that were still operating acquired a total of 31 properties, including 11 restaurant and 20 retail properties. All of these properties were acquired for cash, without assumed or additional indebtedness. Of these properties, 7 were in Southern states, 17 were in Midwest states, 2 were in Western states and 5 were in Northeastern states. We have included more detailed information about these properties in tables that are in Part II of the registration statement that we have filed with the SEC and will provide those tables to you, without charge, upon request. Investors in AEI Fund 27 will not own any interest in any prior real estate program and should not assume that they will see returns, if any, comparable to those experienced in the prior real estate programs.

     Of the sixteen private programs sponsored and syndicated by AEI and affiliated entities, ten were formed more than 20 years ago to purchase specified properties using leverage and their operations are not comparable to the proposed operations of AEI Fund 27. Six private real estate programs formed during the past 15 years have purchased, for cash, single-tenant properties under long-term net leases. With the exception of size, holding period objectives and the ability to use mortgage indebtedness for the acquisition of properties, all of these programs are similar to AEI Fund 27. As of September 30, 2007, approximately 1,200 investors purchased interests in the private programs listed below for a total investment of $121,438,467.

FUND NAME                                        MONTH       CAPITAL
                                                OFFERING     RAISED
                                               COMPLETED
AEI Accredited Investor Fund VI LP                Open      $ 9,335,305
AEI Accredited Investor Fund V LP             October 2006  $42,690,870
AEI Accredited Investor Fund 2002 Limited     August 2004   $47,892,866
 Partnership
AEI Private Net Lease Millennium Fund          June 2002    $14,680,036
 Limited Partnership
AEI Private Net Lease Fund 1998 Limited      November 1999  $ 5,441,303
 Partnership
AEI Institutional Net Lease Fund '93         December 1998  $ 1,398,087


     The properties purchased by all of these private programs were single-tenant net leased commercial properties. At December 31, 2006, these programs had purchased or contracted to purchase 56 properties located in 23 states for approximately $106,900,000. Of these properties, 23 were in Southern states, 19 were in Midwest states, 8 were in Western states and 6 were in Northeast states. By cost, approximately 52% were restaurants and 48% were retail properties. By cost, approximately 65% were new or recently constructed properties and 35% were existing properties.

     At December 31, 2006, these private programs had sold 6 entire properties and had completed 94 partial tenant-in-common sales, involving an additional 19 properties. The programs received net sale proceeds of approximately $32,900,000 and realized an average cash gain on sale of 22.9% representing net sale proceeds minus the original cost of the properties divided by the original cost of the properties. Net sale proceeds represents gross sale proceeds reduced by all sale expenses, including expenses paid to our managers and affiliates. This calculation does not include any rental income generated by the properties or any operating expense required by the properties, nor does it reflect general expenses of the programs or the participation in proceeds of the general partners or managers of the programs. Accordingly, it is not necessarily indicative of return to investors. The weighted average holding period for these properties was 1.9 years (weighted based on the original cost of the properties). These results represent past performance, which is no guarantee of future results.

     The programs sponsored by our managers and affiliates have owned some properties leased to tenants that failed to fully perform under the terms of their leases, including the timely payment of rent. If a tenant defaults on its lease obligations, the managers take such action as they deem prudent in commercial lease transactions. Such actions may include termination of lease, after which the property may be re-let to a new tenant or sold. If a tenant fails to meet its lease obligations, rental payments will likely be interrupted. Although any such interruption may cause a decrease in distributions of cash flow for a period of time, the programs have diversified their acquisitions to reduce this risk. Because of this, no default, or series of defaults, has caused a public program sponsored by our managers to miss a quarterly cash distribution to investors or to have inadequate cash to fund operations. It is a continuing objective of our managers to minimize tenant defaults through careful property evaluation of the creditworthiness of tenants and by renegotiating leases or locating new tenants with the intent of minimizing any interruption of rents. More detailed information about these properties is included in Exhibit B to this prospectus.

               COMPENSATION TO MANAGERS AND AFFILIATES

     AEI Fund Management XXI and AEI Fund Management will provide nearly all of the operational services we require and will be compensated accordingly. AEI Securities will coordinate the sale of units and will receive commissions and a nonaccountable expense allowance, most of which will be paid or "re-allowed" to other broker-dealers that solicit subscriptions for the program. AEI Fund Management will provide administrative services and we will reimburse AEI Fund Management for all of its expenses in furnishing services at its cost, including a portion of its general expenses directly related to the furnishing of these services. AEI Fund Management XXI will also receive an acquisition administrative fee for the administration services it provides in connection with the purchase of properties with the proceeds from this offering. In addition, AEI Fund Management XXI and Robert P. Johnson, as our managing members, will receive an interest in net cash flow and net proceeds from sale of properties. Robert P. Johnson, the individual manager, is the President, CEO and director of AEI Fund Management XXI, AEI Fund Management and AEI Securities. Mr. Johnson is also the sole shareholder of AEI Fund Management and the majority shareholder of AEI Capital Corporation, which is the sole shareholder of AEI Fund Management XXI and AEI Securities.

     The following table describes the forms of compensation, distributions and cost reimbursements that we will, or may, pay to AEI Fund Management XXI, AEI Fund Management and AEI Securities for their services in connection with our organization, operation and liquidation, assuming the minimum 150,000 units and the maximum 10,000,000 units are sold. The following arrangements were formulated by our managers and are not the result of arm's-length negotiations.

PERSON OR ENTITY     FORM AND METHOD OF        ESTIMATED DOLLAR AMOUNT
   RECEIVING            COMPENSATION
  COMPENSATION
                             OFFERING STAGE

AEI Securities  Selling commissions of 6.5%     $10,100,000 maximum and
                of proceeds, all of which       $157,500 minimum, all but
                will be reallowed to            approximately $3,500,000
                participating dealers, a        (maximum) and $52,500
                nonaccountable expense          (minimum) of which is
                allowance equal to 3.5% of      expected to be reallowed.
                proceeds, which will be
                used to pay wholesaling and
                other marketing costs of
                the dealer manager and a
                portion of which may be
                reallowed to participating
                dealers, and up to a 1/2% due
                diligence allowance, all of
                which will be reallowed to
                participating dealers.

Managers and    Reimbursement for other         Estimated $1,200,000
Affiliates      organization and offering       maximum and $67,500
                expenses (1),                   minimum, but subject to
                                                limitation (2).

                      PROPERTY ACQUISITION STAGE

Managers and    Reimbursement at cost for       Estimated $1,519,000
Affiliates      all acquisition expenses        maximum and $25,140
                (3).                            minimum, but subject to
                                                the limitation (3).

Manager         Acquisition administration      Estimated $1,281,000
                fee of 1.5% of the amount       maximum and $18,360
                of initial offering proceeds    minimum.
                invested in properties.


                            OPERATING STAGE

Managers        Three percent (3%) of net       Not presently
                cash flow.                      determinable.

Managers and    Reimbursement at cost for       Estimated $1,000,000
Affiliates      all administrative              maximum and $50,000
                expenses, including all         minimum. The cumulative
                expenses related to             amount of such expense
                management and disposition      reimbursements for
                of properties and all other     general overhead of the
                transfer agency, reporting,     managers and affiliates,
                investor relations and          and for controlling
                other administrative            person expenses, together
                functions (4).                  with front-end fees and
                                                sales expenses, are
                                                subject to limitation
                                                (4).

                   PROPERTY SALE OR FINANCING STAGE

Managers        1% of distributions of net      Not presently
                proceeds of sale until          determinable.
                investors have received an
                amount equal to (a) their
                "adjusted capital
                contributions," plus (b) an
                amount equal to 6.5% of
                their adjusted capital
                contributions per annum,
                cumulative but not
                compounded, to the extent
                not previously distributed.
                10% of distributions of net
                proceeds of sale
                thereafter.


1. Includes federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid to non-affiliates.

2. To the extent organization and offering expenses, including payments to AEI Securities and third parties, when added to acquisition expenses exceed 20% of the capital contributions, they will be borne by the managers.

3. Acquisition expenses include amounts paid for legal fees, travel and communication, appraisal costs, accounting fees, title expenses and other expenses in acquiring properties. These expenses will be paid at "cost," which includes the time spent by the manager's employees in performing these services.

4. Subject to the limitations set forth in Section 6.2b of the operating agreement, we will reimburse our managers and their affiliates at cost for administrative expenses in managing all our operations. These expenses include costs they incur in providing services for the acquisition, leasing and operation of our properties, including:

      the salaries, fees and expenses paid to employees and consultants of our managers and their affiliates for work they perform on our behalf; and

      office rent, telephone, travel, employee benefit expenses and other expenses attributable to providing such services.

     Our managers allocate and charge us for a majority of these expenses based upon the number of quarter-hour increments devoted by their employees to our affairs, as recorded on employee daily time records. They allocate expenses at the end of each month based upon the number of our investors and our capitalization as compared to other programs that they manage. Our managers have committed that they will not obtain expense reimbursements for general overhead and for controlling person expense to the extent the reimbursements exceed, together with Front-End Fees and sales expenses, the sum of 20% of capital contributions, 1% of revenues from properties, plus 3% of revenues for the first five years of each lease, a 3% sales commission, and 7% of net cash flow.

     We will not pay real estate commissions to our managers or their affiliates for the purchase or sale of any of our properties. We will, however, compensate our managers and their affiliates at their cost, subject to the limitations set forth in the preceding table and in Section 6.2 of our operating agreement, for all expenses they incur in connection with the purchase and sale of properties. These expenses may include bonus compensation to non-controlling employees.
We will also pay our managers an acquisition administration fee equal to 1.5% of the purchase price of properties purchased with offering proceeds but will not pay an such fee on the purchase of replacement properties. Further, we will not compensate our managers or their affiliates for services not described in the table above and will not allow the managers to receive any rebates or engage in reciprocal business arrangements through AEI Fund 27.

                        CONFLICTS OF INTEREST

     AEI Fund 27 will not have any employees, but will, instead, be dependent upon its managers, and particularly on AEI Fund Management, an affiliate of its managers, for most of the services required for its operations. Robert P. Johnson, our special managing member, is also the President, CEO, and director of our managing member, AEI Fund Management and AEI Securities, the dealer manager, is the sole shareholder of AEI Fund Management and is the majority shareholder of AEI Capital Corporation, which is the sole shareholder of AEI Fund Management XXI and AEI Securities. Our investors will not have any interest in any of these entities and will not be in a position to control their activities. The interlocking interests of our managers and affiliated entities create a number of conflicts of interest, including the following:

LACK OF ARM'S-LENGTH NEGOTIATIONS WITH MANAGEMENT

     Our managers will receive substantial reimbursements for the cost of providing services to AEI Fund 27 and may realize income from AEI Fund 27 during our operations and upon our liquidation. Our agreements and arrangements with the managers and with their affiliates, including those relating to compensation, were not negotiated at arm's-length. Although the aggregate amount of reimbursements our managers may receive is limited by our operating agreement, the amount of services that our managers provide, and therefore the amount of reimbursement they receive within these limits, will be determined in the first instance by our managers. Our managers believe that payment for services based upon actual reimbursement of costs allows us to operate with lower overall administrative expense than would occur if they were reimbursed based upon the fixed fees represented by the limits placed in the operating agreement. Further, and consistent with their fiduciary obligations, the managers believe that their interest in cash flow provides an incentive to not overcharge us. Our managers intend to make decisions regarding allocation of services that are in our best interests.

     The interests of our managers and our investors with respect to the timing and price of any sale of our properties may also conflict because a significant portion of our managers' compensation will not be payable until the sale of properties. Nevertheless, our managers believe their inability to share substantially in sale proceeds unless there is significant appreciation in the value of the properties provides an incentive to maximize proceeds both to the managers and the investors.

OTHER REAL ESTATE ACTIVITIES OF MANAGERS

     Our managers and their affiliates are actively engaged in the commercial real estate business as general partners or managing members in ten other operating publicly syndicated, and four privately placed programs. AEI and its affiliates also intend to offer additional real estate programs in the future. We will not have independent management, but will rely upon our managers and their affiliates for our operations. Our managers will devote only so much of their time to our business as, in their judgment, is reasonably required and are not required to devote any minimum amount of time to our operations. The allocation by our managers of their time, services and functions among current programs and future programs they might sponsor, as well as other business ventures in which they may be involved, may create conflicts of interest. Our managers believe that they have, or can retain directly or through affiliates, sufficient staff to be fully capable of discharging their responsibilities to all programs with which they are affiliated.

COMPETITION WITH MANAGERS AND OTHER AFFILIATED PROGRAMS FOR PURCHASE AND SALE OF PROPERTIES

     Our managers and their affiliates may engage in other business ventures, including forming and sponsoring other public or private programs, and neither AEI Fund 27 nor any of our investors will be entitled to any interest in those programs.

     It is possible that we will periodically have money available to acquire additional properties at the same time as other programs sponsored by our managers or their affiliates. If this happens, conflicts of interest will arise as to which program should acquire a particular property. Our managers will review the investment portfolio of each program and will make a decision as to which program will acquire the property on the basis of various factors, including:

     the cash flow requirements of each program;

     the degree of diversification of each program;

     the estimated income tax effects of the purchase on each program;

     the amount of funds available to each program; and

     the length of time such funds have been available for investment.

     If funds are available in two or more programs to purchase the same property, and the factors enumerated above have been evaluated and deemed equally applicable to each program, the property will be acquired by the program that first reached its minimum investment level. Any other conflicts will be resolved by our managers in their sole discretion.

     Conflicts of interest may arise when we attempt to sell or rent our properties. Our managers may cause us to sell less than a 100% interest in a property and we may then own a fractional interest in that property. Our managers may be forced to choose between selling a property we hold and a property held by the manager or by an affiliated program. Such conflicts will be resolved by our managers, in their sole discretion, after consideration of the investment objectives of the program holding the property and the length of time until the planned final disposition of properties. Our managers may allow the sale of a fractional interest they hold or that is held by an affiliated program prior to the sale of an interest we hold. We cannot assure you that the terms of sale of fractional interests in a property sold at different times will be the same.

POSSIBLE JOINT INVESTMENT WITH AFFILIATED PROGRAMS

     We may invest in properties jointly with other programs sponsored by our managers or their affiliates under the conditions described in "Investment Objectives and Policies-Joint Venture Investments." Although we may make these joint investments only with another program that has similar investment objectives and compensation structure, the programs may have different objectives with respect to the timing of disposition of the properties or the level of short-term, versus long-term income from the properties. The same personnel from our managers and their affiliates will make all of the decisions for the joint investment and may have conflicting duties to act for the benefit of AEI Fund 27 and for the other program that is party to the joint investment. In such a situation, conflicts of interest could arise between the joint venture partners.

MANAGER'S REPRESENTATION OF FUND IN AUDIT PROCEEDINGS

     Our managing member will act as the "tax matters partner" pursuant to Section 6231 of the Internal Revenue Code. This grants our manager discretion and authority regarding extensions of time for assessment of additional tax against the investors related to our income, deductions or credits and for settlement or litigation of controversies involving such items. The positions taken by the manager on tax matters may have differing effects on the managers and our investors. It is possible that in some disputes the interests of our managers will actually be adverse to the interests of our investors. Any decisions made by our managers with respect to these matters will be made in good faith consistent with its fiduciary duties to us and our investors. Our managing member, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in our best interests and subject to the indemnification and exculpation language contained in our operating agreement, may be entitled to indemnity for liability incurred as a result of their actions on tax matters.

LACK OF SEPARATE REPRESENTATION

     Our managers and our investors are not represented by separate counsel. Our managers' counsel will provide services to the managers relating to AEI Fund 27. The attorneys and accountants who perform services on behalf of the managers also perform services for AEI Securities and other affiliates of the managers. Without independent legal representation, you might not receive legal advice regarding matters that might be in your interest but contrary to the interest of our managers and their affiliates. Should a dispute arise between AEI Fund 27 and our managers or their affiliates - or should negotiations or agreements between AEI Fund 27 and our managers, other than those existing or contemplated on the effective date of this prospectus, be necessary - our managers will cause AEI Fund 27 to retain separate counsel. Any future agreement between AEI Fund 27 and the managers or their affiliates will provide that it may be terminated at the option of AEI Fund 27 upon 60 days' notice without penalty to AEI Fund 27.

AFFILIATION OF SELLING AGENT

     AEI Securities, an affiliate of our managers, is serving as "Dealer Manager" for the offering of units. Normally, the dealer manager or underwriter of securities would perform an arms-length investigation of an issuer of securities to make certain that the offering and related documents are accurate and complete. In our case, the "due diligence" investigation customarily performed by an underwriter is being performed by an affiliate of the managers. AEI Securities believes, however, that such due diligence has, in fact, been exercised. Moreover, under Rule 2810(b)(2) of the FINRA Conduct Rules, each investment firm that sells units has an obligation to make an appropriate independent inquiry about the offering.

EXPENSE REIMBURSEMENTS

     Our managers and their affiliates are reimbursed at their cost for the services they perform on our behalf. The aggregate cost of such reimbursements can total as much as the fees and increased interest in net cash flow the managers are allowed to be paid under applicable state regulation. In connection with a vote on the liquidation of AEI Fund 27, our managers may be more inclined than our limited members to continue the life of AEI Fund 27 because of the reimbursements and distributions received by our managers from AEI Fund 27.

               CASH DISTRIBUTIONS AND TAX ALLOCATIONS

CASH DISTRIBUTIONS

     Our managers intend to make distributions of available net cash flow, if any, within 30 days after the end of each calendar quarter. Our objective is to acquire net leased properties that will generate partially tax deferred cash distributions that result from the depreciation deductions that the properties will generate. Any net cash flow from operations for each fiscal year will be distributed 97% to our investors and 3% to our managers.

     When we sell, refinance, or otherwise dispose of any of our properties, we are allowed to reinvest the net proceeds from the sale or refinancing in other properties. If we do not reinvest, we will distribute the net proceeds from the sale or refinancing as follows:

     first, 99% to the investors and 1% to the managers until the investors have received an amount from net sales proceeds equal to the total of their capital contributions (adjusted for previous distributions from sale) plus an amount equal to a 6.5% per annum return on their adjusted capital contributions, cumulative but not compounded, to the extent the 6.5% return has not been previously distributed to them from sales proceeds or cash flow; and

     any remaining balance will be distributed 90% to the investors and 10% to the managers.

     The 1% unsubordinated interest in net proceeds of sale received by our managers for a $1,000 capital contribution is not proportionate to the interest that would be received by an investor with the same capital contribution.

TAX ALLOCATIONS

     We will allocate all of AEI Fund 27's items of income, gain, deduction, loss, and credit for each fiscal year in a manner that complies with applicable Treasury Regulations and that will give economic effect to our distributions of net cash flow and net proceeds from sales or refinancings.

                  FEDERAL INCOME TAX CONSIDERATIONS

     CIRCULAR 230 NOTICE: THIS DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND YOU CANNOT USE IT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU. THIS DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF AEI FUND 27. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

     The following summary of material U.S. federal income tax considerations is based upon current law, which is subject to change (including retroactive changes) or to possible differing interpretations. It is not intended as a complete analysis of all potential federal income tax considerations relating to your purchase, ownership and disposition of units, and does not address all aspects of taxation that may be relevant to you in light of your individual circumstances. This summary specifically does not address the effect of any foreign, state or local tax laws. Unless otherwise expressly indicated, this summary applies only to investors who are individuals who are citizens or residents of the United States and is not addressed to corporate investors or to certain other types of investors subject to special treatment under federal income tax laws (such as persons not citizens or residents of the United States, tax-exempt entities, partnerships or other pass-through entities, dealers in securities, or dealers in commodities).

     Dorsey & Whitney LLP has rendered an opinion to our manager that the discussions set forth in this section and under the heading "Risk Factors -- Federal Income Tax Risks" correctly summarize the material federal income tax considerations as of the date of this prospectus to potential investors of the purchase, ownership and disposition of units in AEI Fund 27. You should be aware, however, that the opinion of Dorsey & Whitney LLP is subject to the qualifications and assumptions set forth in the opinion and in this prospectus, is based upon facts described in this prospectus, relies upon certain certifications of our manager and is based upon current legislative, judicial and administrative interpretations of existing federal income tax law. In addition, the opinion represents counsel's legal judgment and is not binding upon the Internal Revenue Service or the courts.

     We urge you to consult your own tax advisor regarding the federal, state, local and foreign tax consequences to you of the purchase, ownership and disposition of units in light of your individual tax circumstances.

TAX STATUS OF AEI FUND 27

     AEI Fund 27 will be treated as a partnership for federal income tax purposes. Partnerships that are classified as "publicly traded partnerships" are treated as corporations for federal income tax purposes. AEI Fund 27 should not be classified as a publicly traded partnership either because its units are not and, under the terms of the operating agreement cannot be, traded on an established securities market, on a secondary market or on the substantial equivalent of a secondary market, or because it meets another exception to the publicly traded partnership rules.

TAXATION OF PROFITS AND LOSSES OF AEI FUND 27

     You must report on your income tax return your allocable share of our income, gains, losses, and deductions for each taxable year, even if we do not make any cash distributions to you. On your return, you either must report items we allocate to you consistently with the treatment on our information return or must identify and explain any inconsistency to the Internal Revenue Service. Your allocable share of such items will be determined under the terms of our operating agreement that are summarized under "Cash Distributions and Tax Allocations-Tax Allocations." The allocations under our operating agreement should be given effect for federal income tax purposes in determining how our income, gains, losses, deductions, and credits will be allocated among investors.

LIMITATIONS ON DEDUCTIBILITY OF LOSSES

     Your ability to deduct losses allocated to you by AEI Fund 27 is limited by several rules. You may deduct losses only to the extent of your adjusted tax basis in your units. Your adjusted tax basis in your units generally equals the amount that you paid for the units increased by income or gains allocated to you with respect to the units and decreased (but not below zero) by distributions, deductions and losses allocated to you with respect to the units.

     You may only deduct losses to the extent of your "at-risk" amount, which is calculated in a manner that is similar to the calculation of your adjusted tax basis, except that the "at risk" amount does not include any amount borrowed on a non-recourse basis by AEI Fund 27 or from someone with an interest in AEI Fund 27.

     You may deduct capital losses only to the extent of your short-term or long-term capital gains for the year, plus $3,000 ($1,500 for married individuals filing separate returns). You may, therefore, not be able to deduct all of the losses allocated to you in the year in which those losses are allocated. You generally may not carry back capital losses to offset gains in prior years. Capital losses that you cannot deduct in any year are carried over indefinitely to future years.

PASSIVE -ACTIVITY LOSS RULES AND THEIR EFFECT ON THE TREATMENT OF
INCOME AND LOSS

     Our manager expects that most of the income or losses allocated to you by AEI Fund 27 will constitute income or losses from passive activities. You may generally deduct losses from passive activities only to the extent of your income from passive activities. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years. Suspended losses generated by AEI Fund 27, if any, will become deductible in full upon the liquidation of AEI Fund 27 or when an investor disposes of all of its units in a fully taxable transaction.

     We may earn income on the investment of the proceeds of this offering before we purchase properties or from other working capital investments. That income will be treated as portfolio income, which cannot be offset with losses from passive activities, including our rental activities.

     Losses generated by any tax-exempt use property held by AEI Fund 27 are also subject to limitations on deductibility. A portion of the properties owned by AEI Fund 27 may be treated as tax-exempt use property if tax-exempt entities invest in the fund. Under these rules, losses generated by a particular tax-exempt use property may be used only to offset income and gain generated by that same property. Losses that are disallowed in one tax year under these rules will be carried over and may be used to offset income and gain generated from that property in future years. These rules may also limit the ability of an investor to offset passive losses from other sources against income from AEI Fund 27 if those losses arise from tax exempt use property. The rules would generally not limit the ability of an investor to offset net income from Fund 27 with passive losses from other investments that are not generated by tax exempt use property.

DEPRECIATION

     We will depreciate our properties for tax purposes as required by the Internal Revenue Code. Nearly all of our properties will be depreciated over a 39-year recovery period, using the straight-line method. Our depreciation deductions will reduce our taxable income, and will reduce our adjusted basis in the properties, which will increase the potential gain (or decrease the potential loss) recognized upon the sale of the properties. We expect to depreciate a small portion of the properties we purchase, attributable to equipment and land improvements, over a period of 5 to 15 years.

LEASES

     For some situations, the Internal Revenue Service has taken the position that certain lease transactions should be treated as financing transactions rather than as true leases. We intend to structure all of our lease transactions, including any sale-leaseback transactions, so that our leases will be characterized as "true leases" and we will be treated as the owner of the properties in question for federal income tax purposes. We will not seek an advance ruling from the Internal Revenue Service or obtain an opinion of counsel regarding this characterization, however, and a determination by the Internal Revenue Service to the contrary could result in substantial adverse tax consequences to investors. For example, investors could be deprived of deductions for depreciation and cost recovery, and income derived from lease transactions in which we are not treated as the owner of the leased properties would not be passive activity income that could potentially be offset by passive activity losses that we generate or that result from your investments in other passive activities.

     In addition, tax rules may require us to accrue a constant amount of rental income from certain lease agreements into which we may enter despite changes in rental rates or may require recapture on the disposition of the properties subject to the lease agreements. If we enter into such a lease agreement, we could be required to recognize more income in a year than we actually receive in that year.

ORGANIZATIONAL AND SYNDICATION COSTS AND OTHER EXPENSES

     Expenses incurred in connection with either organizing AEI Fund 27 or syndicating interests in AEI Fund 27 are generally not currently deductible, with the exception that we may elect to deduct $5,000 of organizational expenses. The $5,000 limit will be reduced if our total organizational expenses exceed $50,000. Organizational expenses in excess of the deductible amount may be amortized and deducted ratably over 180 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units. The Internal Revenue Service may attempt to recharacterize certain costs and expenses which our manager intends to deduct or amortize as nondeductible syndication expenses.

     Our manager will allocate our expenses between those that are paid for ordinary and necessary business expenses, which are currently deductible, and those that must be added to the purchase price of our properties, which must be amortized and deducted over time. The Internal Revenue Service may challenge these allocations.

DISTRIBUTIONS

     As indicated above, you will be required to report on your income tax return your share of our income and gains, even if we do not make any distributions of cash to you. You will, however, be taxed on distributions or partial redemption payments unless the aggregate amount you receive exceeds your adjusted tax basis in all of your units. If you receive distributions in excess of your adjusted tax basis, you will recognize gain equal to the excess.

     Tax rules do not permit recognition of a loss upon a partial redemption of your units. If you receive a cash payment in complete redemption of all of your units, you will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending upon whether you held the units for more than one year, except for that portion of any gain or loss attributable to your share of our "unrealized receivables" and "inventory items," as defined in the Internal Revenue Code, which portion would be taxable as ordinary income or loss.

SALE OF PROPERTIES

     Upon the sale of any of our properties, we will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of the property sold. The amount realized upon the sale of one of our properties will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed with respect to the property.

     Assuming that we are not deemed to be a dealer with respect to our properties, an investor's allocable share of the gains or losses resulting from the sale of any of our properties that we have held for at least one year would generally be combined with any gains or losses realized by the investor in that year from the sale of other depreciable or real property used in a trade or business, and the net gain or loss from those sales will generally be treated as long-term capital gain or ordinary loss. Depreciation or cost recovery allowance recapture could cause a portion of those gains to be treated as ordinary income. The amount of taxable gain allocated to an investor with respect to the sale of one of our properties may exceed the cash proceeds received by that investor with respect to the sale.

LIQUIDATION

     The operating agreement provides that investors will receive only distributions of money and no distributions of property upon the liquidation of AEI Fund 27. Upon your receipt of a liquidating distribution of money, you will recognize gain or loss to the extent that the amount of the distribution is more or less than the adjusted basis of your units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending upon whether you held the units for more than one year, except for that portion of any gain or loss attributable to your share of our "unrealized receivables" and "inventory items," as defined in the Internal Revenue Code, which portion would be taxable as ordinary income or loss.

SALE OF UNITS

     You may be unable to sell any of your units because no active trading market exists for the units and the operating agreement imposes substantial restrictions on transfer. If you sell any units, however, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted tax basis in the units sold. The amount realized on the sale is the sum of any money and the fair market value of any property you receive in exchange for the units plus your share of partnership liabilities. Assuming that you have held the units for more than 12 months, your gain or loss will be long-term capital gain or loss, except for that portion of any gain or loss attributable to your share of our "unrealized receivables" and "inventory items," as defined in the Internal Revenue Code, which portion would be taxable as ordinary income or loss.

ALTERNATIVE MINIMUM TAX

     Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax liability exceeds the taxpayer's regular federal income tax liability for the taxable year. The amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, you should consult with your own tax advisor regarding the possible application of the alternative minimum tax in your individual circumstances.

FUND AUDIT PROCEDURES

     If the Internal Revenue Service audits AEI Fund 27, our manager will take primary responsibility for contesting any proposed federal income tax adjustments. If an audit results in an adverse adjustment, you may be required to pay additional taxes, interest and penalties. Our manager may also extend the statute of limitations as to all investors and, in certain circumstances, bind each investor to such adjustments. Although our manager will attempt to inform each investor of the commencement and disposition of any such audit or subsequent proceedings, you should be aware that your participation in tax administrative or judicial proceedings relating to AEI Fund 27 will be substantially restricted.

TAX SHELTER REGULATIONS

     Any entity deemed to be a "tax shelter," as defined by the Internal Revenue Code, is required to register with the Internal Revenue Service. The "tax shelter" definition is complex, but generally applies to investments in which an investor expects to be allocated deductions significantly in excess of the investor's capital contributions during the first five years of the investment. AEI Fund 27 is not intended to constitute a "tax shelter," as so defined, and our managers have determined that, based upon its characteristics, AEI Fund 27 is not required to be registered as a "tax shelter."

FOREIGN INVESTORS

     This discussion is not intended to describe tax consequences of an investment in AEI Fund 27 by foreign investors. Nonetheless, you should understand that foreign investors could be subject to tax and to withholding of taxes by AEI Fund 27 under the Foreign Investment in Real Property Tax Act of 1980 and other relevant provisions of the Internal Revenue Code.

                      RESTRICTIONS ON TRANSFER

     We do not expect a public market for the units to develop. You should not expect to be able to easily sell your units or use them as collateral for a loan. If you wish to sell your units, you might not be able to find a buyer due to market conditions or the general illiquidity of the units. Moreover, if you are able to sell your units, dependent upon the price negotiated, you might receive less than your original investment. We cannot assure you that your units can be resold for their original purchase price.

     Our operating agreement allows transfers, other than "permitted transfers," only if they comply with certain safe harbors created by the IRS from treatment of AEI Fund 27 as a "publicly traded partnership" for tax purposes.

     Our operating agreement also prohibits us from transferring units that you sell unless you confirm, directly (not through a power of attorney), that you know the most recent repurchase price that we were offering prior to your proposed sale. The operating agreement provides that your agreement to sell your units without this information is void. Our operating agreement requires this information because our managers believe that investors in other AEI Funds have been defrauded into selling units at well below their value by persons who withheld this information.

     You must also provide us with 15 days written notice before you can complete a sale of your units. We have the right to purchase your units upon the same terms that you propose to sell them to a third party by notifying you in writing during this 15 day period. This may render it more difficult for you to sell your units. Under our operating agreement, we will require any substituted investor to agree in the instrument of assignment to become an investor and to pay reasonable legal fees and filing costs in connection with his substitution as an investor. We will recognize transfers of units only as of the last day of the month in which we receive written evidence regarding the assignment in form satisfactory to our managers.

                   SUMMARY OF OPERATING AGREEMENT

     Your rights as a member in AEI Fund 27 are established and governed by the operating agreement that is enclosed with this prospectus as Exhibit A. The subscription agreement that you must sign to invest in this Fund includes a power of attorney that gives our managers the power to sign the operating agreement on your behalf.

     This section of the prospectus, together with the sections referenced in the next paragraph below, summarizes all of the material provisions of the operating agreement. It is not, however, as complete or as detailed as the operating agreement itself. You should carefully review the operating agreement with your advisors.

     Some provisions of the operating agreement are described in other sections of this prospectus:

     For a discussion of compensation and payments to our managers and their affiliates, see "Compensation to Managers and Affiliates."

     For a discussion of the distribution of cash and the allocation of profits and losses for tax purposes, see "Cash Distributions and Tax Allocations."

     For a discussion of investment objectives and policies, see
     "Investment Objectives and Policies."

     For a discussion of the liability of our managers for their acts or omissions and the indemnification of the managers, see
     "Managers-Fiduciary Responsibility."

     For a discussion of rights of our managers to withdraw, or of our investors to remove a manager, see "Managers-Management."

     For a discussion of the reports to be received by the investors, see "Reports to Investors."

TERM AND DISSOLUTION

     Our operating agreement provides that AEI Fund 27 will be dissolved and liquidated at any of the following times or events:

     the decision of investors holding a majority of the units;

     the final sale or disposition of our assets;

     the final decree of a court that dissolution is required under law; or

     if all our managers withdraw or are expelled and no successor is appointed.

     Subject to the required vote of investors holding a majority of the outstanding units, it is the intention of our managers to commence the dissolution of AEI Fund 27 and the sale of our remaining properties approximately ten years after all the available proceeds of this offering are utilized for the purchase of properties. If holders of a majority of the units do not vote to liquidate AEI Fund 27 at that time, the normal operations of AEI Fund 27 will continue. The operating agreement does not require the managers to make any recommendation regarding liquidation, but the managers may recommend for, or against, liquidation in their discretion.

RETURN OF CAPITAL

     Prior to dissolution and liquidation, you will not have the right to demand the return of your investment unless we are unable to fully utilize the offering proceeds, either by purchasing properties or through joint ventures with other similar programs.

VOTING RIGHTS

     As a limited member, you will have the right to vote on and approve the following matters:

     amendments to our operating agreement;

     removal of either or both of our managers;

     election of a new manager;

     the sale of all or substantially all of our assets;

     dissolution by our members; or

     changes in our investment objectives.


     Limited members may vote at a meeting or by written consent. In either case, the vote of the holders of the majority of the units outstanding will decide each matter, except that any amendment to the operating agreement that adversely affects our managers may not be approved without their consent.

MEETINGS

     Periodic meetings of our investors are not required and we currently do not intend to hold meetings. In most cases in which a vote of our members is required, we will solicit that vote by written consent. Our managers may, however, call a meeting at any time and are required to call a meeting if investors holding at least 10% of the units properly request a meeting. After receipt of a request for a meeting, our managers are required to send notice to all investors of the meeting within 10 days and hold the meeting at the time requested (which must be more than 15 days and less than 60 days after the request).

REPURCHASE OF UNITS

     Starting May 2010, and subject to conditions discussed in the operating agreement and summarized below, we will repurchase an investor's unit(s) upon proper written request. The repurchase price will be equal to 100% of the net value per unit in the case of units of a deceased investor, who is a natural person, including units held by an investor that is an IRA or other qualified plan for which the deceased person was the primary beneficiary, or units held by an investor that is a grantor trust for which the deceased person was the grantor. The repurchase price in other cases will be 90% of the net value per unit starting in May 2010 through November 2011, and 95% of net value per unit after that time.

     Net value per unit will be estimated by our managers based on methods they believe are reasonable. In most cases, our managers will estimate value per unit by adding the value of individual properties that we hold to any other assets, such as cash, subtracting any liabilities we have outstanding, subtracting the interest of our managers, and dividing the result by the number of units outstanding. Our managers normally estimate the value of individual properties we hold by dividing the annual rental income for the property by capitalization rates for comparable properties sold by affiliates of our managers, or known to our managers in the marketplace. Properties are then reviewed to determine that the capitalization rate also reflects circumstances that may be unique to each specific property. For example, if a lease contains an option for the tenant to purchase the property at a price that is less than the capitalized rents, the option price will be used for valuation purposes. If a property is vacant, the marketability of the property is analyzed and a discount factor is applied to the original property acquisition price or, if there is existing market interest in a vacant property, the merit of such interest is reviewed and the valuation is adjusted accordingly. Our managers will calculate and make available to you as soon as possible after the first business day of January and July of each year the net value per unit, as well as the price at which units may be presented for repurchase.

     To have your units repurchased, you or your representative must submit a written request to our manager. If your testamentary estate or heirs are requesting the repurchase, the written notice must be received within 180 days after your death. If the units are held jointly and either of the joint owners dies, the written request for repurchase may be made by the surviving joint owner. If the investor is a partnership, corporation or similar entity, an irrevocable trust or the units were not acquired directly from the Company, these rights for repurchase upon death do not apply. For all other repurchases, if you want your units repurchased, you must submit a written request stating the number of units you want repurchased. You must mail the request after January 1 but before January 31, or after July 1 but before July 31 of the year of repurchase.

     We will repurchase units on March 31 and September 30 of each year based on the value at the beginning of the repurchase period. You will not be entitled to distributions from the beginning of the repurchase period to the date of repurchase and any distributions you receive will be deducted from the repurchase price that is paid to you. Any investor who tenders units that are not repurchased must re-tender the units in succeeding periods if he or she wants the request reconsidered.

     Our obligation to repurchase units is limited in any year to 2% of the number of units outstanding at the beginning of the year of repurchase. If investors tender units totaling more than 2% of the units outstanding at the beginning of the year, we will first honor repurchase requests made on behalf of deceased persons and then will honor requests with the earliest postmarks. We are not obligated to repurchase any unit(s) if doing so would, in the discretion of our managers, impair our operations.

     We will pay for repurchases either out of cash otherwise distributable to investors or from borrowings. We cannot assure you that revenues or borrowings will be available for repurchases, that we will be able to repurchase any or all of the units tendered, or that our managers will not suspend repurchases. A repurchase will result in smaller distributions to remaining investors in the year of repurchase, but will not result in a reduction of taxable income or gains to such investors. A repurchase will, however, result in the remaining investors owning a proportionately larger interest in AEI Fund 27. A repurchase may result in certain adverse tax consequences to the tendering investor.

DISTRIBUTION REINVESTMENT PLAN

     We have established a distribution reinvestment plan for investors who elect in writing to have their distributions of our cash reinvested in additional units during the period of this offering. Our managers, in their discretion, may decide at any time to terminate the reinvestment plan. Our reinvestment plan allows participating investors to directly purchase additional units at the offering price of $10.00 per unit.

     We will not reinvest interest that accrues to an investor on subscription funds placed in escrow, but instead the escrow agent will distribute that interest to investors when the funds are released from escrow. All other distributions to participants in the reinvestment plan will be reinvested within 30 days after the date of the distribution, provided that:

     the sale of units continues to be registered or qualified for sale under federal and applicable state securities laws;

     each participant has received a current copy of this prospectus, including any supplements; and

     there has been no distribution of sales or refinancing proceeds to investors.

     The reinvestment plan will terminate upon completion of this offering. If one of the requirements described above is not satisfied, distributions will be paid in cash to participants rather than used in the reinvestment plan.

     If you participate in the reinvestment plan you must agree that, if you at any time fail to meet our suitability standards or cannot make the other investor representations contained in our current prospectus, the subscription agreement, or the operating agreement, you will promptly notify us in writing.

     You should understand that affirmative action is required to change or withdraw from the reinvestment plan. Change in or withdrawal from participation in the reinvestment plan will be effective only with respect to distributions made 30 days following receipt by our managers of written notice of change or withdrawal. In the event you transfer your units, the transfer will terminate your participation in the reinvestment plan as of the first day of the quarter in which the transfer is effective.

     We will not pay selling commissions or nonaccountable expenses for units purchased with reinvested distributions. We will not charge or offset any reinvestment fee against any reinvested distributions under the reinvestment plan. The cost of administering the reinvestment plan will be considered an organization and offering cost and the actual cost of administering the reinvestment plan may be reimbursed to our managers in accordance with the limitations on reimbursements for organization and offering expenses.

     Following each reinvestment, each participant in the plan will be sent a statement showing the distributions received and the number and price of units issued to the participant. Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested in the purchase of units.

     We reserve the right to amend any aspect of the reinvestment plan, or to terminate the reinvestment plan, with respect to any distribution of cash flow subsequent to notice of such amendment or termination, provided that notice is sent to all participants in the plan at least 10 days prior to the record date for the distribution. Our managers also reserve the right to assign the administrative duties of the reinvestment plan to a reinvestment agent who may hold units on behalf of participants, provide reports to participants, and satisfy other record keeping requirements.

     Investors may also be given the opportunity to reinvest distributions from AEI Fund 27 in interests of a program having substantially identical investment objectives as AEI Fund 27, if affiliates of our managers publicly offer the program interests after the termination of the offering of units under this prospectus. Investors would be allowed to reinvest distributions from AEI Fund 27 in a subsequent program only if each of the following conditions are satisfied:

     the subsequent program is registered under federal and applicable state securities laws;

     the subsequent program has substantially identical investment objectives;

     reinvesting investors are afforded the revocation rights described above with respect to such reinvestments and the payment of commissions on such reinvestments; and

     each participating investor receives the prospectus, including any supplements, relating to such subsequent program and satisfies the investment qualifications, including minimum investment requirements, for such subsequent offering.

     Our managers are not obligated to continue the offering of units or to offer units in any subsequent real estate programs or permit reinvestment therein.

LIABILITIES OF INVESTORS

     You will not be liable for any of our obligations in excess of the capital you agree to contribute by signing a subscription agreement, plus your share of undistributed net income. AEI Fund 27 is prohibited, however, from making distributions to you at a time when, after giving effect to the distribution, its liabilities exceed its assets. If you receive a distribution that you know is contrary to this prohibition, you will be liable for a return of the distribution. You will not have the right to a return of your capital contributions except in accordance with the distribution and repurchase provisions of our operating agreement.

RIGHTS, POWER AND DUTIES OF THE MANAGERS

     Our managers will have the exclusive right to manage our business. Our managers will be responsible for the selection, acquisition, sale, refinancing and leasing of all our properties. The rights, powers and duties of our managers may be delegated or contracted to an affiliate of the managers at cost. AEI Fund Management XXI will initially serve as our manager.

SUBSTITUTED INVESTORS; ASSIGNEES

     You will not have the right to substitute an investor in your place unless you have represented to us that you have received information necessary to make a decision to assign your units, including information about the most recent repurchase price of units, and unless the substituted investor has agreed in the instrument of assignment to become an investor and has paid all expenses in connection with admission as a substituted investor. An assignee who does not become a substitute investor will only have the right to receive the distributions from AEI Fund 27 to which the assigning investor would have been entitled if no such assignment had been made. The assignee will have no right to require any information or account from us or to inspect our books.

APPOINTMENT OF MANAGERS AS ATTORNEYS-IN-FACT

     By signing the subscription agreement, you will irrevocably constitute and appoint our managers as your attorney-in-fact, with power to execute documents necessary to carry out the provisions of our operating agreement.

"ROLL-UPS"

     Our operating agreement prohibits transactions in which units are required to be exchanged for securities of another entity (as defined in the operating agreement as a "roll-up") unless certain rights of the investors are maintained in the resulting entity and unless a vote of the majority of our investors is obtained. The operating agreement defines a roll-up to include certain transactions involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of AEI Fund 27 and the issuance of securities from another entity. This definition comports with requirements under state securities laws but differs slightly from definitions used by the SEC and may differ from definitions contained in rules or legislation promulgated in the future. The determination of whether a transaction constitutes a roll-up will, in the first instance, be made by our managers.

     Our operating agreement provides, in material part, that we may not participate in any roll-up that would:

    reduce the democracy rights of our investors;

    impede the ability of the equity owners of the resulting entity to purchase the securities of that entity;

    limit the voting rights of our investors as equity owners of the resulting entity;

    limit rights to access to records of the resulting entity; or

    provide, without the consent of investors, that the costs of the roll-up are to be borne by AEI Fund 27.

     Further, in connection with any roll-up, our operating agreement requires that we obtain an appraisal of our assets by a competent independent expert that is based upon all available information, assumes an orderly liquidation of our assets, and is summarized in the documents we provide to investors. If the appraisal is included in a roll-up prospectus, it must be filed with securities authorities and we will have liability for misrepresentations or omissions that it contains.

     A roll-up requires the vote of holders of not less than a majority of the units. Our operating agreement provides that an investor who votes against the roll-up must be given the option of accepting securities in the resulting entity or accepting either cash for the investor's units at the pro rata appraised value of our assets or the ability to retain the investor's interest in AEI Fund 27 on the same terms and conditions as existed previously.

                        REPORTS TO INVESTORS

     Our books and records will be maintained at our principal offices and will be open for examination and inspection by our investors during reasonable business hours. We will furnish a list of names and addresses and number of units held by investors to any investor who requests the list in writing for a proper purpose, with costs of photocopying and postage to be borne by the requesting investor. The assignee of an investor does not have a right to receive any reports unless the assignee is admitted as a substitute member in accordance with our operating agreement.

     Within 75 days after the close of each taxable year, we will distribute to both investors and assignees of investor interests who held the assignment interest during the relevant tax period, all information relating to AEI Fund 27, consisting of a Schedule K-1 report, that is necessary for the preparation of their federal income tax returns.

     Within 120 days after the end of each fiscal year, we will also distribute to investors an annual report containing a balance sheet and statements of operations, changes in members' equity and cash flows (which will be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report of our activities during the period reported upon. The annual report will describe all reimbursements to our managers and their affiliates and all distributions to investors, including the source of the payments. The annual report will also include our manager's estimate of the value of a unit in AEI Fund 27, a statement of the method used to develop this estimated value, and the date of the data used to develop the estimated value.

     Within 60 days after the end of each quarter, we will also distribute to investors a report containing a condensed balance sheet, condensed statements of operation, and a related cash flow statement, together with a detailed statement describing all real properties acquired (including the geographic locale and the plan of operation, the appraised value and purchase price and all other material information), setting forth all fees, if any, received by our managers or their affiliates and describing the services rendered for these fees.

     Our managers intend to make all of the foregoing reports available electronically, and to allow delivery to an e-mail address or through access at one of the manager's web sites. Because electronic delivery is expected to save considerable printing and mailing costs, all investors who have the ability to accept electronic delivery are urged to complete the portion of the subscription agreement that provides written consent to this form of delivery.

     Finally, when and if required by applicable SEC rules, we will make available to investors, upon request, the information set forth in SEC Form 10-QSB within 45 days after the close of each quarter and SEC Form 10-KSB within 90 days after the close of each fiscal year. Our managers are permitted to combine such reports so long as they are distributed in a timely manner.

                        PLAN OF DISTRIBUTION

THE OFFERING: HOW TO INVEST

     We are offering, through AEI Securities as the manager of a syndicate of broker-dealers that will solicit purchase of units, $100,000,000 of our limited liability company interests in the form of 10,000,000 units of $10.00 each. You must purchase a minimum of five hundred units ($5,000) to invest. The offering period will commence on the date of this prospectus. We will not sell any units unless we receive subscriptions for at least 150,000 units within one year after the date of this prospectus.

     To invest, you will be required to accept and adopt the provisions of the operating agreement attached to this prospectus as Exhibit A and to complete and sign the subscription agreement attached as Exhibit C. At the time you submit a subscription agreement, you must submit a check for $10.00 for each Unit you are purchasing. Checks should be made payable to "Fidelity Bank-AEI Fund 27 Escrow." We will sell units to you only if you represent in writing that, at the time you sign the subscription agreement, you meet the suitability requirements described under "Who May Invest" above. AEI Securities has confirmed that its agreements with the broker-dealers who solicit purchase of units will prohibit sales to accounts over which the dealers have discretionary authority without the prior written approval of the customer and we will not accept any subscriptions signed by a dealer on behalf of a customer.

ESCROW: ACCEPTANCE OF SUBSCRIPTIONS

     We will deposit all funds received from investors in an escrow account with Fidelity Bank, 7600 Parklawn Avenue, Edina, Minnesota 55435-5187 until $1,500,000 has been deposited. Purchases by our managers and their affiliates will not be counted for purposes of meeting this minimum. Broker-dealers who solicit purchases are required to forward your subscription and check to us by noon of the business day after you submit it and we are required to deposit your check in the escrow account by noon of the second business day after we receive it. If the required $1,500,000 has not been deposited within one year after the date of this prospectus, all subscriptions will be canceled and all funds will be promptly returned to investors with interest and without any deduction. An investor may not withdraw his funds from the escrow account. When we have received subscriptions for the minimum number of units, our managers may remove funds from escrow and instruct the escrow agent to pay accrued selling commissions. After this initial release from escrow, the escrow account will convert to a convenience clearing account for our use.

     Upon admission to AEI Fund 27, you will receive your pro rata share of any interest earned on escrowed funds based upon the date of deposit of your subscription payment. Escrow funds will be invested in insured deposits with a financial institution and will earn interest at short-term deposit rates. Following first admission, we will admit additional investors as limited members on or before the first business day of each month until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least five business days prior to each admittance date will be admitted as limited members on such date.

     Our managers have complete discretion to reject any subscription agreement within 30 days of its submission. Funds from a rejected subscription will be returned within 10 days after rejection. Subscriptions may be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of AEI Fund
27. Our managers and their affiliates may purchase units, without limitation, on the same terms as other investors. Any purchase by the managers or affiliates will be for investment and not for redistribution.

SELLING ARRANGEMENTS

     AEI Securities, and other broker-dealers that are members of FINRA as "participating dealers," have agreed to use their "commercially reasonable efforts" to sell the units. None of these broker-dealers are obligated to purchase units and resell them or to sell any or all of the units. Participating dealers in the offering will offer and sell units on the same terms and conditions as AEI Securities.

     Except as described below, we will pay AEI Securities selling commissions of 6.5% and a nonaccountable expense allowance of 3.5% of the gross proceeds from the sale of units. All of the commissions will be repaid to participating dealers and a portion of the nonaccountable allowance may be reallowed to some dealers. AEI Securities may also receive up to one-half of 1% of the gross offering proceeds for the reimbursement of bona fide due diligence expenses of the participating dealers, all of which will be repaid by AEI Securities to the participating dealers.

     We will sell units directly to the dealer or customer at a price of $9.35 per unit in connection with the following special sales:

      the sale of our units to one or more participating dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase units net of selling commissions;

      the sale of units to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature, provided that the participating dealer associated with the investment advisor agrees to waive its commission.

     It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our units.

     Although we will reimburse our managers and their affiliates for the costs they incur in connection with the offer and sale of the units, except for commissions, nonaccountable expenses and due diligence costs described in this section, we will not pay any other incentive fees, wholesaling costs or other expense reimbursement or commissions for sales efforts.

DEFERRED COMMISSION OPTION

     You may agree with the participating dealer and the dealer manager to have selling commissions due on the purchase of your units paid over a period of up to six years pursuant to a deferred commission option arrangement. If you elect the deferred commission option, you may purchase units for an initial purchase price of $9.50 per unit. Under this arrangement, you will pay $.50 per unit upon subscription to cover the nonaccountable expenses of the dealer manager and a portion of the participating dealer commission, rather than the $1.00 per unit selling commission and expense allowance, and we will deduct an amount equal to a $.10 per unit selling commission per year for the next five years from cash distributions otherwise payable to you. For example, to purchase 10,000 units, you would pay $95,000 with your subscription and we would pay selling commissions and nonaccountable expenses of $5,000 upon subscription. For each of the five years following the subscription, we will deduct $.10 per unit, or $1,000 total, from cash distributions otherwise payable to you. We would pay this amount to the participating dealer on your behalf to pay deferred commission obligations. You will be considered, for tax purposes, to have received the commissions we pay on your behalf as a distribution and we will report to the IRS the income it represents even though you do not receive it.

     To elect the deferred commission option, you must complete the subscription agreement and must also have an authorized representative of the participating dealer initial the agreement. If you elect the deferred commission option and either (i) elect to participate in our unit repurchase program or (ii) request that we transfer your units for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions, then we will accelerate the remaining selling commissions due under the deferred commission option. If you decide to sell your units under our unit repurchase program, you will be required to pay us the unpaid portion of the deferred commission obligation prior to our purchase of your units or we will deduct the unpaid portion from the amount we would otherwise pay you on repurchase. If you request that we transfer your units for any other reason, we will not effect the transfer until you first either pay us the unpaid portion of the deferred commission obligation; or provide us with a written commitment signed by the transferee that the transferee will pay the unpaid portion from cash distributions otherwise payable to the transferee during the remaining portion of the deferred commission period. If your deferred commissions have not been paid prior to the time we liquidate, we will deduct the unpaid portion from any proceeds to which you are entitled at the time of our liquidation.

INDEMNIFICATION OF DEALERS

     We will indemnify the broker-dealers that act as participating dealers and their controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this prospectus, no broker-dealers have entered into a Participating Dealer Agreement. We will also reimburse our managers for certain expenses incurred by them in connection with the supervision and monitoring of the organizational and pre-sale activities of AEI Fund 27.

                           SALES MATERIALS

     Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this prospectus. The sales materials that may be disseminated to prospective investors include a brochure and transmittal letter prepared by our managers describing AEI Fund 27 and our proposed operations. In certain states, some of the sales materials may not be available. Except for these materials, sales materials have not been authorized for use by our managers and should be disregarded.

     This offering is made only by means of this prospectus. Although the information contained in the supplemental sales material does not conflict with the information contained in this prospectus, such sales material does not purport to be complete and should not be considered part of this prospectus or as forming the basis of the offering of the units.

                          LEGAL PROCEEDINGS

     Neither AEI Fund 27 nor the managers are parties to any pending legal proceedings that are material to AEI Fund 27. Neither AEI Fund Management XXI nor Robert P. Johnson, who is the general partner or managing member of other investment programs, is an adverse party in any legal proceedings with limited partners or limited members in such other limited partnerships or limited liability companies.

                               EXPERTS

     The balance sheets of AEI Income & Growth Fund 27 LLC, as of May 31, 2007, and AEI Fund Management XXI, Inc., as of December 31, 2006 and December 31, 2005, included in this Prospectus have been examined by Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent registered public accountants, as indicated in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving such report.

     The discussions under the headings "Risk Factors-Federal Income Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Dorsey & Whitney LLP, counsel for our manager. We have received the opinion of Dorsey & Whitney LLP that those discussions correctly summarize the material federal income tax considerations as of the date of this prospectus to potential investors of the purchase, ownership and disposition of units in AEI Fund 27.

                            LEGAL OPINION

     The legality of the units will be passed upon for AEI Fund 27 by counsel to our managers, Dorsey & Whitney LLP.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Members
AEI Income & Growth Fund 27 LLC
St. Paul, Minnesota


     We have audited the accompanying balance sheet of AEI Income & Growth Fund 27 LLC as of May 31, 2007. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI
Income & Growth Fund 27 LLC as of May 31, 2007, in conformity with U.S. generally accepted accounting principles.


                      /s/ BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
                          Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                               Certified Public Accountants

Minneapolis, Minnesota
July 20, 2007

                 AEI INCOME & GROWTH FUND 27 LLC
                          BALANCE SHEET






                             ASSETS

                                          September 30,    May 31,
                                              2007          2007

  Cash                                    $  1,027        $  1,010
                                           ========        ========






                 LIABILITIES AND MEMBERS' EQUITY


MEMBERS' EQUITY:

  Managing Members' Equity                $  1,027        $  1,010
                                           ========        ========
    Total Liabilities and Members' Equity $  1,027        $  1,010
                                           ========        ========




The accompanying Notes to the Balance Sheet are an integral part of this statement.

                 AEI INCOME & GROWTH FUND 27 LLC
                   NOTES TO THE BALANCE SHEET
                          MAY 31, 2007
          Information as of September 30, 2007 is unaudited

(1)Summary of Organization and Significant Accounting Policies -

   Organization

     AEI Income & Growth Fund 27 LLC (the Company), a Limited Liability Company, was formed on January 26, 2007 to acquire and lease commercial properties to operating tenants. The Company's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Managing Member. Robert P. Johnson, the President and sole director of AFM, serves as the Special Managing Member. AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson is the majority shareholder. The Company has elected December 31 for its fiscal year end.


     The terms of the offering call for a subscription price of $10 per LLC Unit, payable on acceptance of the offer. The Company has not yet sold any Units. Under the terms of the Operating Agreement, 10,000,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $100,000,000. The agreement sets forth the methods for allocation of Net Cash Flow, Net Proceeds of Sale and profits, losses and other items.

     Unaudited Interim Information

     The balance sheet at September 30, 2007 is unaudited but has been prepared on the same basis as the audited balance sheet and, in the opinion of management, includes all adjustments necessary for fair presentations, consisting of normal recurring adjustments. The Company did not engage in any operations or incur any expenses during the period from inception through September 30, 2007 and its only income has been interest earned on the Managing Members' capital contribution. Accordingly, a Statement of Income, Statement of Cash Flows and Statement of Changes in Members' Equity are not presented.

   Accounting Estimates

     Management uses estimates and assumptions in preparing the balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and equity. Actual results could differ from those estimates.

(2)  Income Taxes -

     The income or loss of the Company for federal income tax reporting purposes is includable in the income tax returns of the members. In general, no recognition has been given to income taxes in the accompanying balance sheet.

     The tax return and the amount of distributable LLC income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes to distributable LLC income or loss, the taxable income of the members would be adjusted accordingly.

(3)  Fair Value of Financial Instruments -

     The carrying value of financial instruments approximate fair value.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors:
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota


      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of December 31, 2006 and December 31, 2005. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of December 31, 2006 and December 31, 2005, in conformity with U.S. generally accepted accounting principles.


                       /s/ BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
                           Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                  Certified Public Accountants

Minneapolis, Minnesota
March 30, 2007

                  AEI FUND MANAGEMENT XXI, INC.
                          BALANCE SHEET





                             ASSETS
                                        September 30,     December 31
                                            2007       2006        2005
                                         (Unaudited)
CURRENT ASSETS:
   Cash and Cash Equivalents            $ 126,535  $  36,828    $  61,050
   Distributions Receivable from Real
    Estate Investments                     32,560     30,322       24,184
   Receivable from Related Companies        7,296      3,434           55
                                         ---------   ---------   ---------
        Total Current Assets              166,391     70,584       85,289
                                         ---------   ---------   ---------
NONCURRENT ASSETS:
   Real Estate Investments                 34,721     33,112       27,899
                                         ---------   ---------   ---------
             Total Assets               $ 201,112  $ 103,696    $ 113,188
                                         =========   =========   =========


                  LIABILITIES AND STOCKHOLDER'S EQUITY


NONCURRENT LIABILITIES:
   Deficit in Real Estate Investments   $  12,369  $  19,460    $  18,020

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 per Share,
    100,000 Shares authorized,
    1,000 Shares issued and outstanding        10         10           10
   Additional Paid-in Capital                 990        990          990
   Retained Earnings                      187,743     83,236       94,168
                                         ---------  ---------    ---------
 Total Stockholder's Equity               188,743     84,236       95,168
                                         ---------  ---------    ---------
  Total Liabilities and
    Stockholder's Equity                $ 201,112  $ 103,696    $ 113,188
                                         =========  =========    =========

 The accompanying notes to Balance Sheet are an integral part of this statement.

                  AEI FUND MANAGEMENT XXI, INC.
                     NOTES TO BALANCE SHEET
                   DECEMBER 31, 2006 AND 2005
        Information as of September 30, 2007 is unaudited

(1) Summary of Organization and Significant Accounting Policies -

   Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited
     Partnership and AEI Income & Growth Fund XXII Limited Partnership. The Company is the Managing Member of AEI Income & Growth Fund 23 LLC, AEI Income & Growth Fund 24 LLC, AEI Income & Growth Fund 25 LLC and AEI Income & Growth Fund 26 LLC. The Company operates as a wholly owned subsidiary of AEI Capital Corporation (ACC). Robert P. Johnson is President of the Company and is the President and majority stockholder of ACC. At December 31, 2006 and 2005, the Company owned 22 Units of AEI Income & Growth Fund XXII Limited Partnership. Investors in the funds listed above have no interest in the assets or operations of the Company.

   Financial Statement Presentation

     The Company accounts for its investments under the equity method of accounting. The Company's major source of cash is its share of distributions allocated under the terms of the Limited Partnership or Limited Liability Company Agreements. The combined assets, revenues and net income for the above referenced entities were $102,351,723, $8,765,443 and
     $6,979,656   for   2006  and  $96,340,660,  $7,481,498   and
     $4,022,329 for 2005. The Company's share of income (loss) ranges from 1% to 2%. At December 31, 2006 and December 31, 2005, the Company had accumulated deficits of $19,460 and $18,020, respectively. The Company would be responsible to fund a deficiency in its capital account, as defined by agreement, if the real estate investment terminates.

   Unaudited Interim Information

     The balance sheet as of September 30, 2007 is unaudited. The unaudited balance sheet has been prepared on the same basis as the audited balance sheets and, in the opinion of management, includes all adjustments necessary for fair presentation, consisting of normal recurring adjustments.

     At September 30, 2007, the unaudited combined assets, revenues and net income for the above referenced entities were $107,381,483, $7,359,676, and $5,908,634.At September 30, 2007
     the Company owned 22 Units of AEI Income & Growth Fund XXII Limited Partnership.

(1)  Summary of Organization and Significant Accounting Policies -
     (Continued)


   Accounting Estimates

     Management uses estimates and assumptions in preparing this balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

   Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Cash Concentrations of Credit Risk

     The   Partnership's  cash  is  deposited  primarily  in  one
     financial institution and at times during the year it may exceed FDIC insurance limits.


(2)  Receivable from Related Companies -

     AEI Fund Management, Inc. (AFM), an affiliated corporation, performs the administrative and operating functions of the Company. The receivable is non-interest bearing and unsecured and is to be paid in the normal course of business. At December 31, 2006 and 2005, the receivable from AFM was $-0- and $55, respectively.

     In 2006, AEI Securities, Inc. (ASI), an affiliated corporation, acted as the underwriter of an offering of units in a limited liability company of which the Company is the managing member. At September 30, 2007 and December 31, 2006, ASI owed the Company $7,296 and $3,434, respectively, as a result of this business arrangement. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

 (3) Income Taxes -

     The Company is a qualified subchapter S subsidiary of ACC. As a result, the income of the Company is treated as belonging to the parent corporation, ACC. In general, no recognition has been given to income taxes in the accompanying financial statements.

(4)  Fair Value of Financial Instruments -

     The carrying value of financial instruments approximate fair value.

                              EXHIBIT A

                         OPERATING AGREEMENT
                                 OF
                   AEI INCOME & GROWTH FUND 27 LLC


                          TABLE OF CONTENTS

     Article                                             Page

      I. Formation of the Limited Liability Company      A-2

     II. Definitions                                     A-2

    III. Purpose and Character of the Business           A-6

     IV. Capital                                         A-6

      V. Distributions to Members; Allocation of
         Profits, Gains and Losses                       A-9

     VI. Rights, Powers and Duties of Managing Members   A-10

    VII. Provisions Applicable to Limited Members        A-17

   VIII. Books of Account; Reports and Fiscal Matters    A-19

     IX. Assignment of Limited Member's Interest         A-21

      X. Death Withdrawal, Expulsion and Replacement
         of the Managing Members                         A-23

     XI. Amendment of Agreement and Meetings             A-25

    XII. Dissolution and Liquidation                     A-25

   XIII. Miscellaneous Provisions                        A-26

                         OPERATING AGREEMENT
                                 OF
                   AEI INCOME & GROWTH FUND 27 LLC


      THIS OPERATING AGREEMENT is entered into as of this         day
of               ,  2007  by and among AEI Fund Management XXI,  Inc.
(the "Managing Member"), a Minnesota corporation, Robert P. Johnson (the "Special Managing Member"), and all other parties comprising the Limited Members, who shall execute this agreement and whose addresses appear at the end of this agreement.

I.   FORMATION OF THE LIMITED LIABILITY COMPANY

      The parties hereto do hereby confirm the formation of a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act") by the filing of a Certificate of Formation on January 26, 2007 and agree that the Company shall be governed by the terms of this agreement. The parties agree that they shall promptly file any amended certificates of formation that may be required in the appropriate office in the State of Delaware and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Limited Liability Company Act as in effect in Delaware, which Act shall govern the rights and liabilities of the Members, except as herein or otherwise expressly stated.

1.1 NAME. The business of the Company is conducted under the firm name and style of: AEI INCOME & GROWTH FUND 27 LLC.

1.2 AGENT FOR SERVICE. The agent for service of process is The Corporation Trust Company. The location of the agent for service of process of the Company shall be at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

1.3 PRINCIPAL PLACE OF BUSINESS / NAMES AND ADDRESSES. The location of the principal place of business, principal office and agent for service of process of the Company shall be at the offices of the Managing Member, 1300 Wells Fargo Place, 30 East 7th Street, Saint Paul, Minnesota 55101. The Company may also maintain offices at such other place of business as the Managing Member may from time to time determine. The name and address of the Managing Member is AEI Fund Management XXI, Inc., 1300 Wells Fargo Place, 30 East 7th Street,
Saint Paul, Minnesota 55101. The name and address of the Special Managing Member is Robert P. Johnson, 1300 Wells Fargo Place, 30 East 7th Street, Saint Paul, Minnesota 55101. The names and addresses of the Limited Members are set forth on Schedule A at the end of this agreement.

1.4 Term. The Company shall commence business on the date hereof, and shall continue until liquidated under the provisions of Article XII.

II.  DEFINITIONS

      As used in this agreement, the following terms shall have the following meanings:

2.1  "Acquisition Administration Fee" means the fee payable upon
acquisition   of   Properties  with    subscription  proceeds in
accordance with the last sentence of Section 6.2(a).

2.2 "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties with initial, whether or not acquired.

2.3 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of Properties, whether designated as a real estate commission relating to the purchase of Properties, Selection Fee, Development Fee, Construction

Fee, nonrecurring management fee, loan fees or points paid by borrowers to the Managing Member if the Company invests in mortgage loans, or any fee of a similar nature, however designated or however treated for tax or accounting purposes. Acquisition Fees shall include the Acquisition ADministration Fee, but shall not include Development Fees and Construction Fees paid to any person or entity who is not
an   Affiliate  of the Managing Members in connection with the actual development and construction of a project.

2.4 "Adjusted Capital Contributions" means the aggregate original capital contribution of a Limited Member reduced, from time to time, by (i) any return of capital contributions pursuant to Section 4.5, and (ii) to the extent the Company has paid a cumulative (but not compounded) 6% per annum return on Adjusted Capital Contributions, by total cash distributed from Net Proceeds of Sale with respect to the Units; and increased from time to time by the product of (i) the Adjusted Capital Contribution of any Limited Member whose Units are repurchased and (ii) the ratio of each remaining Limited Member's Units to the total Units outstanding after such repurchase. Adjusted Capital Contributions shall not be reduced by distributions of Net Cash Flow.

2.5    "Administrative  Expenses"  means  expenses  incurred  by  the
Managing Members and their Affiliates during the operation of the Company directly attributable to rendering the following services to the Company: (i) administering the Company (including agency type services, member relations and communications, financial and tax reporting, accounting and payment of accounts, payment of distributions, payment of unit redemptions, staffing and processing other investor requests); (ii) property management (including collecting, depositing and monitoring rental payments and penalties, monitoring compliance with leases, monitoring the maintenance of property and liability insurance and the payment of taxes, maintenance of lease insurance (if applicable), monitoring and negotiating other forms of tenant security and financial condition, ongoing site inspections and property reviews and reviewing tenant reports); (iii) property and lease workout (including enforcing lease provisions in default, filing lease insurance claims, enforcing guarantees, collecting letters of credit or foreclosing other collateral, if applicable, eviction of tenants in default, re-leasing of properties, and monitoring tenant disputes and foreclosures); (iv) property financing and refinancing; and (v) Company dissolution and liquidation (accounting, final payment to creditors, administrative filings and other costs).

2.6 "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any such company for which such person acts in such capacity.

2.7 "Company" means the limited liability company formed by this agreement.

2.8 "Competitive Real Estate Commissions" means real estate or brokerage commissions paid for the purchase or sale of a Property that are reasonable, customary and competitive in light of the size, type and location of such Property and which do not, in any event, exceed 6% of the contract price for the sale of such Property.

2.9 "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation of Company Property.

2.10 "Cost" means, when used with respect to services furnished by the Managing Members or their Affiliates to, or on behalf of, the Company, the lesser of (i) the actual expenses incurred by such Managing Members and Affiliates in providing services necessary to the prudent operation of the Company, including salaries and expenses paid to officers, directors, employees and consultants, depreciation and amortization, office rent, travel and communication expenses, employee benefit expenses, supplies and other overhead expenses directly attributable to the furnishing of such services; or (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant.

2.11 "Development Fee" means a fee for packaging the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

2.12 "Front-End Fees" means fees and expenses paid by any party for services rendered during the Company's organizational or acquisition phase, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and other similar fees, however designated by the Managing Member.

2.13 "Investment in Properties" means the amount of capital contributions actually paid or allocated to the purchase of Properties, including working capital reserves allocable thereto (except that working capital reserves in excess of 5% will not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

2.14 "Limited Members" means all parties who shall execute, either personally or by an authorized attorney-in-fact, this agreement as Limited Members and comply with the conditions in Section 4.2, and any and all assignees of the Limited Members, whether or not such assignees are admitted to the Company as substitute Limited Members; provided, however, that an assignee of the interest of any Limited Member shall not be considered a "Limited Member" for purposes of Articles X and XI hereof unless such assignee is admitted as a substitute Limited Member as provided in Article IX.

2.15 "Limited Liability Company Act" means the Delaware Limited Liability Company Act, as the same may be amended.

2.16 "Limited Liability Company Unit" or "Unit" means the Company interest and appurtenant rights, powers and privileges of a Limited Member and represents the stated capital contributions with respect thereto, all as set forth elsewhere in this agreement.

2.17 "Major Repairs or Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs exceed 10% of the fair market value of the Property at the time of such services.

2.18 "Managing Members" means the Managing Member, the Special Managing Member and any substitute Managing Member as provided in
Article X.

2.19 "Managing Member" means AEI Fund Management XXI, Inc., and any substitute as provided in Article X.

2.20 "Members" means the Managing Member, the Special Managing Member and the Limited Members.

2.21 "Net Value Per Unit" means the aggregate value of the Company's assets less the Company's liabilities, and less the value attributable to the interest of the Managing Members, divided by the number of Units outstanding. Such aggregate value shall be as determined by the Managing Members, after taking into account (i) the value of the Fund's properties based on the application of rental capitalization rates for similarly situated properties, based on pending or proposed transactions relating to the properties, or based on such other methods as the Managing Member deems reasonable, (ii) the price at which Units of the Company have last been purchased, and
(ii) such other factors as the Managing Member deems relevant.

2.22 "Net Cash Flow" means Company cash funds provided from operations, including lease payments from builders and sellers without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and less the amount set aside for restoration or creation of reserves.

2.23 "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing (including the financing of a Property that was initially purchased debt-free) or other disposition of a Property over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such Property in connection with such transaction.

2.24 "Organization and Offering Expenses" means all expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributin it to the public, including any sales commissions, nonaccountable expense allowances or reimbursement of the bona fide due diligence expenses paid to broker-dealers in connection with the distribution of the Company and all advertising expenses.

2.25 "Permitted Transfer" means, with respect to the transfer of Units in any fiscal year of the Company (i) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor, or is determined under Section 732 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) transfers of Units upon the death of a Limited Member, (iii) transfers of Units between members of a family (as defined in Section 267(c)(4) of the Code), (iv) transfers of Units at original issuance and sale, (v) transfers of Units pursuant to distribution under a Qualified Plan, and (vi) block transfers of Units by a single Member in one or more transactions during any thirty calendar day period representing in the aggregate more than five percent (5%) of the total interest of all Members in Company capital and profits.

2.26 "Properties" or "Property" means real properties or any interest therein acquired directly or indirectly by the Company and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Company that from time to time is located thereon or specifically used in connection therewith.

2.27 "Prospectus" means that certain prospectus of the Company dated November 19, 2007.

2.28 "Qualified Matching Service" means a listing system operation, provided either through the Managing Members or through any unrelated third party (including any dealer in the Units), in which Limited Members contact the operator to list Units they desire to transfer and through which the operator attempts to match the listing Limited Member with a customer desiring to buy Units without (i) regularly quoting prices at which the operator stands ready to buy or sell interests, (ii) making such quotes available to the public, or (iii) buying or selling interests for its own account.

2.29 "Qualified Matching Service Transfer" means a transfer of Units through a Qualified Matching Service in which (i) at least a fifteen
(15) calendar day delay occurs between the day (the "Contact Date") a Limited Member provides written confirmation to the Qualified Matching Service that his or her Units are available for sale and the earlier of (A) the day information is made available to potential buyers that such Units are available for sale, or (B) the day information is made available to the selling Limited Member regarding the existence of outstanding bids to purchase Units, (ii) the closing of the transfer does not occur until at least forty five (45) days after the Contact Date, (iii) the Limited Member's offer to sell is removed from the Qualified Matching Service within one hundred and twenty (120) days of the Contact Date, and (iv) no Units of such Limited Member are entered for listing by the Qualified Matching Service for at least sixty (60) days after the removal of the Limited Member's information from such Qualified Matching Service; provided, however, that no transfer shall be a Qualified Matching Service Transfer if, after giving effect to such transfer, the aggregate of
(a) Qualified Matching Service Transfers, (b) transfers pursuant to the repurchase provisions contained in section 7.7 of this agreement of Limited Member interests and (c) all other transfers of Limited Member interests except Permitted Transfers since the beginning of the fiscal year in which such transfer is made would exceed ten percent (10%) of the Company interests outstanding.

2.30 "Qualified Plans" means Individual Retirement Accounts, Keogh Plans and pension/profit-sharing plans that are qualified under
Section 401 of the Internal Revenue Code.

2.31 "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that a Roll-Up shall not include a transaction involving the conversion to corporate, trust or association form of only the

Company if, as a consequence of such transaction, there will be no significant adverse change in any of the following:

     (i)  voting rights of Limited Members;

    (ii) the term of existence of the surviving entity beyond that of the Company;

   (iii)  compensation to the Managing Members or their Affiliates;

    (iv) the investment objectives of the Company or the surviving entity.

2.32 "Roll-Up Entity" means a company, real estate investment trust, corporation, trust or other entity that would be created or would survive after successful completion of a proposed Roll-Up Transaction.

2.33 "Special Managing Member" means Robert P. Johnson, and any substitute as provided in Article X.

2.34 "Sponsor" means any person, company, corporation, association or other entity which is directly or indirectly instrumental in organizing, wholly or in part, the Company or any person, company, corporation, association or other entity which will manage or participate in the management of the Company, and any Affiliate of such person, company, corporation, association or other entity, but does not include a person, company, corporation, association or other entity whose only relation with the Company is as that of an independent property manager, whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Company interests. A person, company, corporation, association or other entity may also be a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, companies, corporations, associations or other entities; (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control Company Properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; (vi) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.

III. PURPOSE AND CHARACTER OF THE BUSINESS

      The purpose and character of the business of the Company shall be to acquire an interest in the Properties upon such terms and conditions as the Managing Member, in its absolute discretion, shall determine, including, without limitation, taking title to the
Properties; to own, lease, operate and manage the Properties for income-producing purposes; to furnish services and goods in connection with the operation and management of the Properties; to enter into agreements pertaining to the operation and management of the Properties; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company's assets or Properties to secure such borrowings; to sell or otherwise dispose of the Properties and the assets of the Company; and to undertake and carry on all activities necessary or advisable in connection with the acquisition, ownership, leasing, operation, management and sale of the Properties.

IV.  CAPITAL

4.1 MANAGING MEMBERS. The Managing Member and the Special Managing Member shall be obligated to make capital contributions to the Company, to the extent not previously made, in the amounts of $600 and $400, respectively. The Managing Members shall not be obligated to make any other contributions to the capital of the Company.

4.2  LIMITED MEMBER CAPITAL CONTRIBUTIONS.

          (a) INITIAL CONTRIBUTION. There shall initially be available for subscription by prospective Limited Members an aggregate of 10,000,000 Limited Liability Company Units. Except to the extent that a limited member may be credited for reduced commissions in accordance with Section 6.11, the purchase price of each Unit shall be $10.00. Except as provided in section 4.10, each subscriber must subscribe for a minimum purchase of five hundred Units, and subscribers may purchase any number of Units above such minimum.

         (b) REQUIREMENTS FOR LIMITED MEMBER STATUS. Upon the initial closing of the sale of Units, the purchasers will be admitted as Limited Members not later than 15 days after the release from impound of the purchasers' funds. Thereafter, an investor will be admitted to the Company not later than the first day of each month provided that his or her subscription for Units has been received at least five business days prior to such date. All subscriptions for Units shall be accepted or rejected by the Company within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber within ten business days. The Managing Member shall promptly send each Limited Member a confirmation of such Limited Member's purchase and admission as a Limited Member. The Members shall not be obligated to make any additional contributions to the capital of the Company.

4.3 CAPITAL ACCOUNTS. A separate capital account shall be maintained for each Member in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv). The Managing Member shall increase or decrease the capital accounts in accordance with the rules of such regulations including, without limitation, upon the occurrence of any of the events specified in Treasury Regulations
Section 1.704-1(b)(2)(iv)(f). The Managing Member's determination of capital accounts shall be binding upon all parties. If any Member has a deficit balance in its capital account after the dissolution and liquidation of the Company (after giving effect to all contributions, distributions and allocations for all fiscal periods including the fiscal period during which the liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any person for any purpose whatsoever.

4.4 NO RIGHT TO RETURN OF CONTRIBUTION. The Limited Members shall have no right to withdraw or to receive a return of their contributions to the capital of the Company, as reflected in their respective capital accounts from time to time, except upon presentment of Units in accordance with Section 7.7 or upon the dissolution and liquidation of the Company pursuant to Article XII.

4.5 RETURN OF UNUSED NET OFFERING PROCEEDS. In the event that any portion of the Limited Members' capital contributions is not invested or committed for investment in real property before the later of two years after the date of the Prospectus or twelve months after the date of the offer and sale of Units pursuant to the Prospectus is terminated (except for amounts utilized to pay operating expenses of the Company and to establish reasonable working capital reserves as determined by the Managing Member), such portion of the capital contributions shall be distributed, without interest but with any Front-End Fees, including without limitation commissions or other Organization and Offering Expenses, paid thereon, by the Company to the Limited Members as a return of capital. All of such capital contributions will be available for the general use of the Company during such period and may be expended in operating the Properties that have been acquired. For the purpose of the foregoing, funds will be deemed to have been committed to investment, and will not be returned to the Limited Members to the extent written contractual agreements have been executed prior to the expiration of the preceding period, regardless of whether any such investment is ultimately consummated pursuant to the written contractual agreement. To the extent any funds have been reserved to make contingent payments in connection with any Property pursuant to a written contractual agreement in connection with such Property or pursuant to a reasonable decision of the Managing Members that additional reserves are necessary in connection with any Property, regardless of whether any such payment is ultimately made, subscription funds will not be returned to the Limited Members.

4.6 LOANS TO COMPANY; NO INTEREST ON CAPITAL. The Members may make loans to the Company from time to time, as authorized by the Managing Member, in excess of their contributions to the capital of the

Company, and any such loans shall not be treated as a contribution to the capital of the Company for any purpose hereunder, nor shall any such loans entitle such Member to any increase in his or her share of the profits and losses and cash distributions of the Company, nor shall any such loans constitute a lien against the Properties. The amount of any such loans with interest thereon at a rate determined by the Managing Member, in its absolute discretion, but not to exceed the rate that otherwise would be charged by unaffiliated lending institutions on comparable loans for the same purpose, shall be an obligation of the Company to such Member. No interest shall be paid by the Company on the contributions to the capital of the Company by the Members.

4.7 PURCHASE OF LIMITED LIABILITY COMPANY UNITS BY MANAGING MEMBERS. The Managing Members and their Affiliates may subscribe for and acquire Units for their own account; provided, however, that any Units acquired by the Managing Members or their Affiliates will be acquired for investment and not with a view to the distribution thereof and that the aggregate amount of Units so purchased by the Managing Members will not exceed five percent (5%) of the Units offered. With respect to such Units, the Managing Members and their Affiliates shall have all the rights afforded to Limited Members under this agreement, except as may be expressly provided in this agreement.

4.8 NONRECOURSE LOANS. A creditor who makes a nonrecourse loan to the Company will not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor.

4.9 WORKING CAPITAL RESERVE. The Managing Members shall use their commercially reasonable efforts to maintain a working capital reserve of one-half percent (1/2%) of the aggregate Adjusted Capital Contributions and to restore such reserve if depleted.

4.10 DISTRIBUTION REINVESTMENT PLAN.

         (a) During the offering period, a Limited Member may elect to participate in a program for the reinvestment of his or her distributions of Net Cash Flow (the "Distribution Reinvestment Plan") and have his or her distributions of Net Cash Flow from operations reinvested in Units of the Company. Limited Members participating in the Distribution Reinvestment Plan may purchase fractional Units and there shall be no minimum purchase amount with respect to such participants. Each Limited Member electing to participate in the Distribution Reinvestment Plan shall receive, at the time of each distribution of Net Cash Flow, a notice advising such Limited Member of the number of additional Units purchased with such distribution and advising such Limited Member of his or her ability to change his or her election to participate in the Distribution Reinvestment Plan.

         (b) If a Limited Member withdraws from the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the Company of written notice of such withdrawal. In the event of a transfer by a Limited Member of Units, such transfer shall terminate the Limited Member's participation in the plan as of the first day of the quarter in which the transfer is effective.

         (c) Distributions may be reinvested only if (i) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws; (ii) each continuing Participant has received a current prospectus relating to the Company, including any supplements thereto; and (iii) there has been no distribution of Net Proceeds of Sale or Refinancing. If (A) any of the foregoing conditions are not satisfied at the time of any distribution, or (B) no interests are available to be purchased, such distributions shall be paid in cash.

         (d) Each Limited Member electing to participate in the Distribution Reinvestment Plan hereby agrees that his or her investment in this Company constitute his or her agreement to be a Limited Member of the Company and to be bound by the terms and conditions of this agreement and, if at any time he or she fails to meet applicable investor suitability guidelines or cannot make the other investor representations required or set forth in the then current prospectus or subscription agreement, he or she will promptly notify the Managing Members in writing.

         (e) The Company will not pay any commissions in connection with any reinvestment pursuant to the plan to any broker-dealer designated by the Participant in the plan. No fees shall be paid to the Company or the Managing Members at the time of any such reinvestment, but the Managing Members of the Company may be reimbursed for the Cost incurred in making such reinvestment, in accordance with the provisions of this agreement.

         (f) The Managing Members may, at their option, elect to terminate the Distribution Reinvestment Plan at any time without notice to Limited Members.

V.   DISTRIBUTIONS TO MEMBERS; ALLOCATION OF PROFITS, GAINS AND
     LOSSES

      The Members agree that the income, profits, gains and losses of the Company shall be allocated and that cash distributions of the Company shall be made as follows:

5.1 DISTRIBUTIONS OF NET CASH FLOW. Net Cash Flow from operations, if any, with respect to a fiscal year will be distributed 97% to the Limited Members and 3% to the Managing Members. Any amounts distributed to the Limited Members in accordance with this Section
5.1 shall be allocated among the Limited Members pro rata based upon the number of Units held by each Limited Member and the number of days such Units were held during such fiscal year.

5.2 DISTRIBUTION OF NET PROCEEDS OF SALE. Upon refinancing, sale or other disposition of any of the Properties, Net Proceeds of Sale may be reinvested in additional properties; provided, however, that sufficient cash is distributed to the Limited Members to pay state and federal income taxes (assuming Limited Members are taxable at a marginal rate of 7% above the federal capital gains rate applicable to individuals) created as a result of such transaction. Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

         (a) First, 99% to the Limited Members and 1% to the Managing Members until the Limited Members have received an amount from Net Proceeds of Sale equal to the sum of (i) an amount equal to a 6.5% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, commencing on the first day of the calendar quarter following the date upon which such contributions are initially made, to the extent such 6.5% return has not been previously distributed to them pursuant to
   Section 5.1 and this Section 5.2(a), plus (ii) their Adjusted Capital Contributions.

         (b) Any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.

In no event will the Managing Members receive more than 10% of Net Proceeds of Sale.

5.3 ALLOCATION AMONG MANAGING MEMBERS. Any allocations or distributions to the Managing Members shall be made in the following ratio: 60% to the Managing Member and 40% to the Special Managing Member.

5.4  CAPITAL ACCOUNT ALLOCATIONS.

     (a) Except as otherwise provided in this Section 5.4, the items of income, gain, loss and deduction of the Company shall be allocated among the capital accounts of the Members with respect to each Fiscal Year as of the end of such Fiscal Year in a manner that will give economic effect to the distributions made pursuant to Sections 5.1, 5.2 and 12.3(d).

     (b) Notwithstanding Section 5.4(a), the Managing Member shall not allocate any item of loss or deduction to a Member that would cause or increase a deficit balance in such Member's capital account in excess of any limited dollar amount of such deficit balance that such Member is obligated to restore as of the end of any Fiscal Year, taking into account the amounts and adjustments set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4)-(6) and shall make special allocations of the

     Profits or Losses of the Company among the Members as necessary to cause the allocations under this Section 5.4 to be respected under Code Section 704(b) and Treasury Regulations Section 1.704-1(b)(1). The Managing Member shall, to the extent possible and
     in   whatever  manner  it  deems  appropriate,  make  subsequent curative allocations of other items of income, gain, loss and deduction to offset any such special tax allocations.

     (c) Allocations under this Section 5.4 are intended to meet the alternate test for economic effect under Treasury Regulations
     Section 1.704-1(b)(2)(ii)(d) and, with respect to any allocations of nonrecourse deductions, are intended to meet the requirements of Treasury Regulations Section 1.704-2(e). A "qualified income offset," a "minimum gain chargeback," each as defined in the Treasury Regulations, and any such other provision that is necessary to cause the allocations under this
     Section 5.4 to meet such test and requirements are incorporated by reference into this Agreement.

     (d) The Managing Member's determination of allocations shall be binding upon all parties.

5.5 TAX ALLOCATIONS. The Managing Member shall allocate the items of income, gain, loss and deduction of the Company for federal income tax purposes among the Members in the same manner that such items are allocated to the Members' capital accounts.

5.6 TAX CREDITS. All tax credits shall be allocated among the Members in accordance with applicable law.

5.7 CODE SECTION 704(C) ALLOCATIONS. In accordance with Code Section 704(c), income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and its book value for capital account purposes, in the same manner as such variations are treated under Code Section 704(c). Any elections or other decisions related to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's capital account or share of income, gain, loss or deduction pursuant to any provision of this Agreement.

5.7 VARYING INTERESTS DURING FISCAL YEAR. In the event of any changes in Units during a Fiscal Year, all Profits and Losses from operations of the Company during such Fiscal Year, using such methods of accounting for depreciation and other items as the Managing Member determines to use for federal income tax purposes, shall be allocated to each Member based on its varying interest in the Company during such operating year in accordance with Code Section 706. The Managing Member shall determine in accordance with Code Section 706 whether to prorate items of income and deduction according to the portion of the Fiscal Year for which a Member held Units or whether to close the books on an interim basis and divide such operating year into two or more segments.

VI.  RIGHTS, POWERS AND DUTIES OF MANAGING MEMBERS

      The Members agree that the Managing Members, acting through the Managing Member, shall have the following rights, powers and, where provided, duties in connection with the conduct of the business of the Company.

     The Managing Member shall manage the affairs of the Company in a prudent and business-like fashion and shall use its best efforts to carry out the purposes and character of the business of the Company. The Managing Member shall devote such of its time as it deems necessary to the management of the business of the Company and may enter into agreements with an Affiliate to provide services for the Company, provided that such services are furnished at Cost.

6.1 APPOINTMENT OF MANAGING MEMBER. Subject to the limitations herein, and to the express rights afforded Limited Members herein, including, without limitation, the rights set forth in Articles VII and XI herein, the Special Managing Member and the Limited Members delegate to the Managing Member the sole and exclusive authority for all aspects of the conduct, operation and management of the business of the Company, including making any decision regarding the sale, exchange, lease or other disposition of the Properties; provided, however, that the Managing Member shall be required to obtain the prior consent of a majority of the Limited Members, by interest, excluding any Units held by the Managing Members, (i) to the sale of all or substantially all of the assets of the Company or (ii) to any material change to the investment objectives and policies of the Company as described in the Prospectus. In the event the Managing Member proposes to cause the Company to enter into a transaction requiring the consent of the Special Managing Member, the Managing Member shall forthwith notify the Special Managing Member of its intentions in writing. The Special Managing Member shall be considered to have consented to such proposal if he fails to notify the Managing Member of his objection thereto within 20 days of the date of notice of such proposal, such notification to include a brief statement of each reason for the Special Managing Member's opposition to such proposal. With the exceptions stated above, the Managing Member shall have the exclusive authority to make all decisions affecting the Company and to exercise all rights and powers granted to the Managing Members.

6.2  REIMBURSEMENT OF EXPENSES.

         (a) Subject to the limitations set forth in Section 6.2(b), the Company shall reimburse the Managing Members and their affiliates at their Cost: (i) for any expenditures of their own funds for purposes of organizing the Company and arranging for the offer and sale of Units (including commissions); (ii) for all Acquisition Expenses incurred by them out of the proceeds from the initial offering of Units, (iii) for the services they provide in the sales effort of the Properties, and (iv) for the expenses of controlling persons and overhead expenses directly attributable to the forgoing services or attributable to
   Administrative Services (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant). In addition, the Company shall reimburse the Managing Members and their affiliates at their Cost for (i) Acquisition Expenses related to properties purchased with Net Proceeds of Sale of other properties, and (ii) for Administrative Expenses necessary for the prudent operation of the Company, provided that any expenses of controlling persons and overhead expenses included in such Administrative Expense reimbursements shall be subject to the limitations set forth in Section 6.2(b). The Company shall
   also   pay  to  the  Managing  Member upon acquisition of any
   Property using subscription proceeds from the offering of units an Acquisition Administration Fee equal to 1.5% of the purchase price of the Property, but shall not pay any such Acquisition Administration Fee on any portion of the purchase price of any Property financed with borrowings, sales proceeds from previously owned properties, or any other source.

         (b)   The  aggregate cumulative reimbursements  pursuant  to
   Section 6.2(a)(i) to (iv) to the Managing Members and their Affiliates, when combined with the Acquisition Administrative Fee, will not exceed, at the end of any fiscal year, the sum of (i) the
   Front-End  Fees  of  up to 20%  of  capital  contributions,   (ii)
   property management fees of up to 1% of gross revenues on each lease, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease, (iii) real estate commission of 3% of Net Proceeds of Sale of properties on which the Managing Members or Affiliates furnish a substantial amount of sales efforts, and (iv) 10% of Net Cash Flow less the Net Cash Flow
   actually   distributed  to  the  Managing  Members.  The  Managing
   Members will review the reimbursements that they and their Affiliates receive at the end of each fiscal year of the Company.
   If   the   Managing   Members   and   their   Affiliates   receive
   reimbursement for items set forth in Section 6.2(a)(i) to (iv) in excess of the limitations set forth in this section, they will refund the difference to the Company within 30 days of discovery of such excess. Such review shall not take into account any of the fees that might be paid in years after the fiscal year for which the calculation is made.

         (c) The Company's annual report to Limited Members will contain information concerning reimbursements made to the
   Managing Member and its Affiliates. Within the scope of the annual audit, an independent certified public accountant shall verify the allocation of costs to the Company. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Managing Member's independent certified public accountants consider appropriate in the circumstances. Such methods of verification shall at a minimum provide: (i) a review of the time records of employees and control persons, the costs of whose services were reimbursed and (ii) a review of the specific nature of the work performed by each such employee and control person. The additional cost of such verification will be itemized by such accountant on a program-for-program basis, and the Managing Members will be reimbursed for such additional cost only to the extent that the cost of such verification, when added to all reimbursements to the Managing Members for services rendered to the Company, does not exceed the competitive price for such services which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location.

         (d) The Managing Members and their Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 6.2(a).

6.3 OTHER ACTIVITIES OF MANAGING MEMBERS. The Managing Members, during the term of this Company, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Company nor any Member, by virtue of this agreement, shall have any right in and to said independent ventures or any income or profits derived therefrom. Nothing in this section shall be deemed to diminish the Managing Member's overriding fiduciary obligation to the Company, or to constitute a waiver of any right or remedy the Company or Limited Members may have in the event of a breach by a Managing Member of such obligation.

6.4  INDEMNIFICATION AND LIABILITY OF MANAGING MEMBERS.

         (a) The Company shall indemnify each of the Managing Members and their Affiliates (other than an Affiliate that is acting in the capacity of a Broker-Dealer selling Units) against any claim or liability incurred or imposed upon such Managing Member or such Affiliates provided such Managing Member or Affiliate was acting on behalf of or performing services for the Company and the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. The Managing Members or Affiliates shall not be liable to the Company or any Member by reason of any act or omission of such Managing Member or Affiliate provided the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. Solely for purposes of this Section 6.4, but for all such purposes, the term "Affiliate" shall mean only those Affiliates, as defined in
   Section 2.6, that furnish services to the Company within the scope of the Managing Members' authority.

         (b) No Managing Member or Affiliate or any Broker-Dealer selling Units shall be indemnified for any liability imposed by judgment, or costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. The Managing Members and such Affiliates, and such Broker-Dealers, shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that the party seeking indemnification places before the court the position of the Massachusetts Securities Division, of the Missouri Securities Division, of the Pennsylvania Securities Commission, of the administrator of other relevant state securities laws and of the Securities and Exchange Commission on indemnification for securities law violations, and the court thereafter either:

              (i)    approves   the   settlement   and   finds   that
      indemnification of the settlement and related costs should be made, or

            (ii) approves indemnification of litigation costs if a successful defense is made.

   Any indemnification pursuant to this Section 6.4, or otherwise, shall be recoverable only from the assets of the Company and not from any of the Limited Members. No Managing Member or Affiliate shall be entitled to advances for legal expenses and other costs incurred as a result of legal action initiated against the

   Managing  Members  or Affiliate unless (1) the action  relates  to the performance of the duties of such Managing Member or Affiliate on behalf of the Company, (2) the action is not initiated by a Limited Member, and (iii) the Managing Member or Affiliate undertakes to repay such advances in cases in which it is determined they are not entitled to indemnification.

         (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and the Managing Member shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Managing Members and the Company may not permit the Limited Members to contract away the fiduciary duty owed to the Limited Members by the Managing Members under the common law.

6.5    PROHIBITED  TRANSACTIONS.  Notwithstanding  anything  to   the
contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person, (vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the Managing Members or their Affiliates if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the
price  paid  by  the  Managing  Members  or  their  Affiliates   plus
Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement (the prohibitions of this Section 6.5(vii) shall also apply to any program in which the Managing Members have an interest),
(viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the sale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, (x) may not cause the Company to invest
in   other  limited  partnerships  or  limited  liability  companies, provided that joint venture arrangements set forth in Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services, (xiii) may not cause the Company to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Company's properties,
(xiv) may not cause the Company to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under Section 6.4, (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission, (xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) except for the Acquisition Administration Fee or permit such Acquisition Fees, together with Acquisition Expenses paid
to  any party, by the Company to exceed  18% of   the  total  capital
contributions of Limited Members pursuant to Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees
to the extent that such fees would  cause  the Company's   Investment
in Properties to be less than  80%  of  capital  contributions,  (xx)
may  not receive  any  rebate  or  give-up  nor participate  in   any
reciprocal  business  arrangement  in  circumvention  of  the   NASAA
Guidelines,  nor  shall  any  Managing  Member  participate  in   any
reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

6.6 INVESTMENTS IN OTHER PROGRAMS. The Company may not purchase limited partnership or limited liability company interests of another program and will not purchase general partnership interests in a limited partnership. The Company may, however, invest (a) in general partnerships or joint ventures that own and operate a particular property provided the Company, either alone or together with any publicly-registered Affiliate, acquires a controlling interest in such other ventures or general partnerships, and such general partnerships or joint venture does not result in duplicate fees, (b) in general partnerships or joint ventures with another publicly-registered program sponsored by the Managing Members or their Affiliates, or (c) in general partnerships or joint ventures with the Managing Members or their Affiliates other than another publicly registered program. For purposes of Section 6.6(a), "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the partnership or joint venture, including the authority to:

            (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or property;

            (ii) cause a sale or refinancing of the property or the Company's interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

            (iii) approve budgets and major capital expenditures, subject to a stated minimum amount;

            (iv) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and,

            (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the property except for transfer to an Affiliate of the joint venture partner.

     For purposes of 6.6(b), the Company shall be permitted to invest in general partnerships or joint ventures with another publicly-registered program or programs sponsored by the Managing Members or their Affiliates for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:


          (a)    The   two  programs  have  substantially   identical
   investment objectives;

         (b) There are no duplicate property management or other fees;

         (c) The Managing Members' compensation is substantially similar in each program;

         (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest; and

         (e) The investment by each of the programs in the joint venture must be upon substantially the same terms and conditions.

     For purposes of 6.6(c), the Company shall be permitted to invest in general partnerships or joint ventures with the Managing Members or their Affiliates other than a publicly-registered program for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

         (a)   The  investment is necessary to relieve  the  Managing
   Member or their Affiliates from any commitment to purchase the property entered into in compliance with Section 6.5(vii) prior to the closing of the offering period of the Company;

         (b) There are no duplicate property management or other fees;

         (c) The investment by each of the programs in the joint venture must be upon substantially the same terms and conditions;

         (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest.

6.7   UNIMPROVED  OR  NON-INCOME  PRODUCING  PROPERTY/PROPERTY  UNDER
      CONSTRUCTION.

         (a) The Company may not acquire unimproved or non-income producing property except in amounts and upon terms which can be financed by the Limited Members' capital contributions or from funds provided from operations. In no event shall the Company acquire unimproved or non-income producing property exceeding 10% of the total capital contributions of Limited Members pursuant to
   Section 4.2 of this agreement. For purposes of this Section 6.7, properties that are expected to produce income within two years shall not be considered unimproved or non-income producing properties. Neither the Managing Members nor any Affiliate will develop, construct or provide Major Repairs or Rehabilitation for properties, or render services in connection with such activities; provided that nothing in this section shall prohibit an unaffiliated third party from engaging in such activities on behalf of the Company.

         (b) The Company may not acquire property which is under construction unless completion is guaranteed at the purchase price contracted for by (i) a completion bond, (ii) a written guarantee of completion by a person who, or entity that, has provided financial statements demonstrating sufficient net worth and collateral, or (iii) retention of a reasonable portion of the purchase price as an offset in the event the seller does not perform.

6.8 INVESTMENTS IN JUNIOR TRUST DEEDS. The Company may not invest in junior trust deeds and other similar obligations except to the extent such investments arise upon sale of Properties. In no event shall such investments exceed 10% of the gross assets of the Company.

6.9 REQUIREMENT FOR REAL PROPERTY APPRAISAL. All Property acquisitions by the Company will be supported by an appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any Limited Member.

6.10 BALLOON PAYMENTS.

         (a) Any Indebtedness of the Company (which shall, in any event, be subject to the limitations contained in Section 6.5(ix) of this agreement) which is not fully amortized in equal payments over a period of not more than 30 years, shall have a maturity date (due date) which is not earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years); provided, however, that this Section 6.10(a) shall not limit the ability of the Company to finance Properties using adjustable rate mortgages.

         (b) The Company may not incur indebtedness of any kind, including all-inclusive and wrap-around loans and interest-only loans, in connection with the purchase of a Property.

         (c) The provisions of this Section 6.10 shall not apply (but the provisions of section 6.5(ix) shall apply) to indebtedness representing, in the aggregate, 25% or less of the total purchase price of all Properties acquired, or to interim financing, including construction financing, with a full take-out commitment.

6.11 SELLING COMMISSIONS.

         (a) Except as otherwise provided in this Section 6.11, the Company shall pay any and all Selling Commissions and a nonaccountable expense allowance in the amount of $1.00 per Unit sold in accordance with the Dealer Manager Agreement with AEI Securities, Inc. The Company shall also reimburse the Dealer
   Manager for the bona fide due diligence expenses of dealers selling Units to the extent the aggregate of such reimbursements do not exceed $0.05 per Unit sold.

         (b) The dealer manager, a participating dealer or their respective officers, employees or registered representatives may purchase Units at a per Unit purchase price of $9.35. A Limited Member who purchases Units in an account managed by an investment advisor who receives compensation on a fee for services basis, and is affiliated with a participating dealer who does not receive commissions on the purchase, may purchase at a price of $9.35 per Unit.

         (c) The Managing Member and its Affiliates may purchase Units at a per Unit purchase price of $9.35.

         (d) Subject to agreement with the Limited Member purchasing the Units, the participating dealer through which the Units are purchased, and AEI Securities, Inc., any Limited Member purchasing Units may purchase Units for an initial purchase price of $9.50 per Unit, provided the Limited Member agrees to apply to payment of deferred commissions $0.10 per Unit per year from distributions of Net Cash Flow and or Net Proceeds of Sale of
   Properties during each of the five years after the year of purchase of the Units. Subject to such agreement, the Company shall pay AEI Securities, Inc. selling commissions and nonaccountable expenses of $0.50 per Unit upon admission of such Limited Member to the Company and shall pay AEI Securities, Inc. an additional $0.10 per Unit (the "Deferred Commissions") on the first distribution date next following each of the first five anniversary dates of such admission; provided, however, that such Deferred Commissions shall be accelerated (i) upon any attempted sale or transfer of such Limited Member's Units so that such transfer is conditioned on either the payment of all deferred commissions or the agreement of the transferee to apply distributions to the payment of such deferred commissions, and
   (ii) upon the final dissolution and winding up of the Company and shall be paid out of any proceeds otherwise distributable to such Limited Member as a part of that liquidation.

6.12 ROLL-UP TRANSACTIONS.

         (a) The Company shall not participate in any Roll-Up (i) which would result in Limited Members having democracy rights in the Roll-Up Entity which are less than those provided in this Operating Agreement (provided that, if the form of the Roll-Up entity is other than a Company, the democracy rights shall conform to those provided in this Operating Agreement to the greatest extent possible); (ii) which includes provisions that would act to materially impede or frustrate the accumulation of shares of any purchaser of the securities of the Roll-Up entity (except to the extent required to preserve the tax status of the Roll-Up Entity); (iii) which would limit the rights of Limited Members to exercise voting rights in the securities of the Roll-Up entity on the basis of the number of equity interests held by such Limited Members; (iv) which would result in a Roll-Up Entity which would have rights to access of records less than those of the Company; or (v) which provides for the costs of the Roll-Up to be borne by the Company and which is not approved by Limited Members.

         (b) No Roll-Up shall be conducted unless an appraisal of all material Company assets has been obtained from a competent person or entity that has no material current or prior business or personal relationship with the Managing Members or their Affiliates and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and is qualified to perform such appraisal. The appraisal shall be based upon an evaluation of all relevant information, assuming an orderly liquidation of the Company's assets over a 12-month period, and shall indicate the value of the Company's material assets as of a date immediately preceding announcement of the proposed Roll-Up. The appraiser expert performing the appraisal shall be engaged for the benefit of the Company and its Members. A summary of the appraisal shall be included in a report to the Limited Members in connection with the Proposed Roll-Up and if such report is a part of a prospectus used to offer securities in the Roll-Up Entity, the appraisal shall be filed with the SEC and the states in connection with the registration statement for the offering.

         (c) Any Limited Member who votes against a Roll-Up that is completed, shall be given the option of (i) accepting the securities in the Roll-Up Entity in the Roll-Up, or (ii) either one of (x) remaining a Limited Member in the Company or (y) receiving cash in the amount of the appraised value of the assets of the Company.

VII. PROVISIONS APPLICABLE TO LIMITED MEMBERS

     The following provisions shall apply to the Limited Members, and the Limited Members hereby agree thereto.

7.1 LIABILITY. The Limited Members shall be liable with respect to the Company only to the extent of the amount of the contribution to capital made by such Limited Members as provided in Section 4.2. The Units are non-assessable.

7.2 NO PARTICIPATION IN MANAGEMENT. No Limited Member shall take any part or participate in the conduct of, or have any control over, the business of the Company, and no Limited Member shall have any right or authority to act for or to bind the Company; provided, however, that the Company may not sell all or substantially all of the assets of the Company without the prior written consent of a majority of the Limited Members, by interest.

7.3 NO WITHDRAWAL OR DISSOLUTION. No Limited Member shall at any time withdraw from the Company except as provided in this agreement. No Limited Member shall have the right to have the Company dissolved or to have his or her contribution to the capital of the Company returned except as provided in this agreement. The death or bankruptcy of a Limited Member shall not dissolve or terminate the Company.

7.4 CONSENT. To the fullest extent permitted by law, each of the Limited Members hereby consents to the exercise by the Managing Member of all the rights and powers conferred on the Managing Member by this agreement.

7.5 POWER OF ATTORNEY. Each of the Limited Members and the Special Managing Member hereby irrevocably constitute and appoint the Managing Member his or her or its true and lawful attorney, in his or her or its name, place and stead to make, swear to, execute, acknowledge and file:

         (a) this Operating Agreement and any and all certificates of formation of the Company, and any amendments thereto that may be required by the Limited Liability Company Act, including amendments required for the reflection of return of capital to any Member or the contribution of any additional capital, and the continuation of the business of the Company by a substitute and/or additional Managing Member;

         (b) any certificate or other instrument and any amendments thereto that may be required to be filed by the Company in order to accomplish the business and the purposes of the Company, including any business certificate, fictitious name certificate or assumed name certificate;

         (c)   any  cancellation of such certificates  of  formation,
   this Operating Agreement and any and all other documents and instruments that may be required upon the dissolution and liquidation of the Company;

         (d) new certificates of formation and any and all documents and instruments that may be required to effect a continuation of the business of the Company as provided in this agreement; and

         (e) any amended operating agreement or certificate of formation that has been duly adopted hereunder or authorized hereby.

     It is expressly intended that the foregoing power of attorney is
(1) coupled with an interest and shall survive the bankruptcy, death, incompetence or dissolution of any person hereby giving such power and (2) does not affect the Limited Members' rights to approve or disapprove any amendments to this agreement or other matters as provided elsewhere herein.

      If a Limited Member assigns his or her interest in the Company, as provided in Article IX, the foregoing power of attorney shall survive the delivery of the instruments effecting such assignment for the purpose of enabling the Managing Member to sign, swear to, execute and acknowledge and file any and all amendments to the certificates of formation of the Company and other instruments and documents necessary to effectuate the substitution of the assignee as a Limited Member.

7.6 LIMITATION OF ACQUISITION OF EQUITY SECURITIES OF THE MANAGING MEMBERS. The Limited Members (excluding the Managing Members or their Affiliates who purchase Limited Liability Company Units) shall not own, directly or indirectly, individually or in the aggregate, more than 20% of the outstanding equity securities of either of any Managing Member or its Affiliates.

      The phrase "own, directly or indirectly" used herein shall have the meaning set forth in Section 318 of the Internal Revenue Code of 1954, as currently in effect or as hereafter amended. As of the date hereof, such term includes ownership by a Limited Member, his or her spouse, children, grandchildren, parents, any Company of which the Limited Member or any of the foregoing is a member, any estate or trust of which the Limited Member or any of the foregoing is the beneficiary and any corporation at least 50% owned in the aggregate by said Limited Member or any of the foregoing.

7.7  RIGHT TO PRESENT UNITS FOR PURCHASE.

     (a) Beginning 30 months from the date of the Prospectus, each Limited Member shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Company for repurchase by submitting a proper written request to the Managing Member specifying the number of Units he or she wishes repurchased. Such notice must be postmarked after January 1 but before January 31, and after July 1 but before July 31 of each year (the "Presentment Periods"). On March 31 and September 30 of each year (hereafter, a "Repurchase Date"), and subject to the limitations set forth in Section 7.7 (c), the Managing Member shall cause the Company to repurchase the Units of Limited
   Members who have tendered their Units to the Company. The purchase price shall be equal to 90% of the Net Value Per Unit as of the preceding December 31 (in the case of repurchases as of March 31) or June 30 (in the case of repurchases as of September
   30) (such dates being hereafter referred to as a "Determination Date") for any repurchases that occur prior to the fourth annual anniversary of the date of the Prospectus, and 95% of the Net Value Per Unit for any repurchases that occur on or after such fourth anniversary. The repurchase price shall, however, be adjusted to subtract any distributions to the tendering Limited Member after the Determination Date and prior to the Repurchase Date. The Managing Members shall publish the repurchase price offered for Units based on its determination of the Net Value per Unit as soon as possible after each Determination Date.

     (b) Beginning 30 months from the date of the Prospectus, and subject to the conditions and limitations described in this
   Section 7.7, the Managing Member may repurchase Units upon the death of a Limited Member who is a natural person, including
   Units held by a Limited Member that is an IRA or other qualified plan for which the deceased person was the primary beneficiary, or Units held by a Limited Member that is a grantor trust for which the deceased person was the grantor, upon receipt of a proper written request within the Presentment Periods referenced above, from the Limited Member's estate or from the recipient of the Units through bequest or inheritance. Written notice must be received within 180 days after the death of the Limited Member accompanied  by  evidence  of  the death  of  the  Limited  Member acceptable to the Managing Member, and executed by the executor/executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the Units are held jointly and either of the joint owners dies, the written request may be made and executed by the surviving joint owner. The price paid for the Units repurchased upon death will be equal to 100% of the Net Value per Unit established as of the preceding Determination Date, and less any distributions to the tendering Limited Member after the preceding Determination Date and prior to the Repurchase Date. On the Repurchase Dates referenced in Section
   7.7  (a)  and subject to the limitations set forth in Section  7.7
   (c), the Managing Member shall cause the Company to repurchase the Units of Limited Members who have tendered their Units to the Company. If the Limited Member is a partnership, corporation or similar entity, a trust not described in the first sentence of this Section 7.7 (b), or the units were not acquired directly from the Company, these rights of presentment for repurchase upon death do not apply.

     (c) The Company will not be obligated to purchase in any year more than 2% of the total number of Units outstanding on January 1 of such year. In the event requests for purchase of Units received in any given year exceed the 2% limitation, the Company shall purchase Units tendered pursuant to Section 7.7 (b) before Units tendered pursuant to Section 7.7 (a) and shall accept the Units to be purchased based upon the postmark date of the written notice of Limited Members tendering Units. Any Units tendered but not selected for purchase in any given Presentment Period will be considered for purchase in the next subsequent Presentment Period unless the Limited Member notifies the Managing Member prior to the Repurchase Date for such subsequent Presentment Period of withdrawal of such units. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company nor shall the Company purchase any Units in violation of applicable legal requirements.

     (d) For purposes of all calculations pursuant to Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based upon the ratio of the number of Units owned to all Units outstanding after such repurchase.

7.8 VOTING RIGHTS. To the extent permitted under the Limited Liability Company Act, as amended, the Limited Members may, by vote of a majority of the outstanding Units (excluding Units held by the Managing Members for their own accounts), and without the concurrence of the Managing Members:

         (1) amend this Operating Agreement in accordance with the provisions of Article XI;

         (2) remove the Managing Member and elect a new Managing Member in accordance with Section 10.4 of this agreement;

         (3) approve or disapprove the sale of all or substantially all of the assets of the Company;

         (4)   dissolve the Company in accordance with Section 12.1(f).

VIII. BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

8.1 BOOKS; PLACE; ACCESS. The Managing Member shall maintain accurate books of account and each and every transaction shall be entered therein. The Company records shall contain the names and addresses of all Members and shall maintain, for a period of six years after completion of the offering of Units, copies of all subscriptions and other materials used to determine that the purchase of the Units was suitable for each Limited Member. The books of account and the records shall be kept at the office of the Company in St. Paul, Minnesota, and any Member or his or her legal counsel may inspect and copy the Company books and records at any time during ordinary business hours. The Managing Member shall have no obligation to deliver or mail to Limited Members copies of certificates of formation or amendments thereto.

8.2 METHOD. The books of account shall be kept in accordance with generally accepted accounting principles.

8.3 FISCAL YEAR. The fiscal year of the Company shall end on December 31 of each year.

8.4 ANNUAL REPORT. At the Company's expense, the books of account shall be audited at the close of each fiscal year by a firm of independent public accountants selected by the Managing Member, and a copy of its report shall be transmitted within 120 days after the close of such fiscal year to the Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

      The annual report shall contain (a) a balance sheet as of year end, a statement of operations for the year then ended, a statement of Members' equity, and statement of cash flows, all of which shall be audited with a report containing an unqualified opinion expressed thereon, or an opinion containing no material qualification of an independent public accountant, (b) a report of the activities of the Company during the period covered by the report and (c) the amount of any fees or other reimbursements to the Managing Members or any Affiliates of the Managing Members during the fiscal year to which such annual report relates, including information required by Section
6.2. Such report shall set forth distributions to Limited Members for the period covered thereby and shall separately identify distributions from (i) cash flow from operations during the period,
(ii) cash flow from operations during a prior period that had been held as reserves, (iii) proceeds from the disposition of property and investments and (iv) reserves from the gross proceeds of the offering originally obtained from the Limited Members. The financial information contained in the annual report will be prepared on the GAAP basis. The annual report will also include the estimate of the value of a unit in the Company determined by our Managing Member, a statement of the method used to develop this estimated value, and the date of the data used to develop the estimated value. The Managing Member also shall make available to each Limited Member, upon request, a copy of any annual reports that the Company may be required to file with the Securities and Exchange Commission within 90 days after the close of the period to which such reports relate.

8.5 QUARTERLY REPORTS. During the life of the Company, the Managing Member shall prepare and distribute to all Members within 60 days after the end of each quarter and to such state securities commissioners as may be required by the rules and regulations of the various states, a quarterly summary of Company financial results. Such quarterly reports shall contain (a) a current condensed balance sheet, which may be unaudited, (b) a condensed operating statement for the quarter then ended, which may be unaudited, (c) a condensed cash flow statement for the quarter then ended, which may be unaudited, and (d) other pertinent information regarding the Company and its activities during the quarter covered by the report. Such quarterly reports shall also contain a detailed statement setting forth the services rendered, or to be rendered, by the Managing Members or their Affiliates and the amount of the fees received. The Managing Member also shall make available to each Limited Member, upon request, a copy of any reports that the Company may be required to file with the Securities and Exchange Commission within 45 days after the close of the period to which such reports relate.

8.6 SPECIAL REPORTS. The Managing Member shall have prepared, as of the end of each quarter in which a Property is acquired, a special report of real property acquisitions within the quarter. Such special reports shall be distributed to the Limited Members for each quarter in which a Property is acquired until all proceeds available from the offering of Units are invested or returned to the Limited Members as provided in Section 4.5. Such special reports shall describe the Properties acquired, the terms of the lease affecting the property, the tenant and use of the property, and shall include a description of the geographic location and the market upon which the Managing Member is relying. The special report shall include all facts that reasonably appear to materially influence the value of the Property, including, but not limited to, the date and amount of the appraised value, the receipt of a commitment of title insurance and if development is required on the property, the receipt of appropriate completion bonds, the purchase price and terms of the purchase, the amount of proceeds in the Company that remain unexpended or uncommitted and any Acquisition Expenses paid by the Company to the Managing Members or their Affiliates in connection with real property acquisitions within the quarter.

8.7 TAX RETURNS; TAX INFORMATION. Within 75 days after the close of each fiscal year, all necessary tax information shall be transmitted to all Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

8.8 BANK ACCOUNTS. Except as otherwise described in the Prospectus, the Managing Member shall select a bank account or accounts for the funds of the Company, and all funds of every kind and nature received by the Company shall be deposited in such account or accounts. The Managing Member shall designate from time to time the persons authorized to withdraw funds from such accounts. The funds of the Company will not be commingled with funds of any other person or entity.

8.9 TAX ELECTIONS. In the event of a transfer of all or part of the Company interest of any Member, the Company, in the sole discretion of the Managing Member, may elect pursuant to Section 754 of the Internal Revenue Code of 1986 (or any successor provisions) to adjust the basis of the assets of the Company. The Managing Member shall be the "tax matters partner" for the Company as that term is defined in
Section 6231 of the Internal Revenue Code of 1986, as amended.

8.10 INVESTOR LIST. In addition to the other records maintained by the Company, the Company shall maintain at all times, in alphabetical order and on white paper with printing in not less than 10 point type, a list of Limited Members, including the names, addresses and business telephone numbers of the Limited Members and the number of Units held by each, which shall be updated at least quarterly to reflect changes in the information contained therein. The list of Limited Members shall be available for inspection by any Limited Member or such Limited Member's designated agent at the office of the Company upon request of such Limited Member. In addition, a copy of the Limited Member list shall be mailed to any Limited Member requesting the same within ten (10) days of the receipt of a written request. The Company may charge a reasonable fee to such Limited Member to cover the costs of reproduction and postage. The purposes for which such list may be requested by the Limited Members shall include, without limitation, matters relating to voting rights of the Limited Members and the exercise of rights of the Limited Members under federal proxy laws. If the Managing Member neglects or refuses to exhibit, produce or mail a copy of the Limited Member list as requested, the Managing Member shall be liable for the costs, including attorneys' fees, incurred by the Limited Member in compelling the production of the list and for the actual damages suffered by the Limited Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Limited Member list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Member relative to the affairs of the Company. The Managing Member may require the Limited Member requesting such list to represent that the list is not requested for a commercial purpose unrelated to the Limited Member's interest in the Company. For all such purposes, the acquisition of additional Units shall be considered a commercial purpose unrelated to the Limited Member's interest in the Company. The Managing Member may also require, as a condition to making such list available, (i) that the list be requested under the signature of the Limited Member of record rather than a person or entity holding a power of attorney for such Limited Member; and (ii) whenever the list will be used to solicit purchases of Units, that the requesting Limited Member agree to provide materials to the persons solicited, and to the Managing Member for review and comment prior to use, generally complying with the disclosure requirements of Section 14(d) of the Securities Exchange Act of 1934 and Rule 14d-6 promulgated thereunder, including, without limitation, the price at which the Fund last agreed to repurchase Units and the price at which Units were last purchased in any secondary trading service that is published, prominently displayed in type size no less than 14 point; provided, however, that the Managing Member may not refuse to provide the list if the materials contain the foregoing information because it is not otherwise satisfied with the materials to be sent. The remedies set forth in this section 8.10 shall be in addition to, and not by way of limitation of, remedies available to Limited Members under federal law, or the laws of any state.

IX.  ASSIGNMENT OF LIMITED MEMBER'S INTEREST

     The Company interest of a Limited Member shall be represented by a Certificate of Participation. The form and content of the Certificate of Participation shall be determined by the Managing Member. The Company interest of a Limited Member may not be assigned, pledged, mortgaged, sold or otherwise disposed of, and no Limited Member shall have the right to substitute an assignee in his or her place, except as provided in this Article IX.

9.1 LIMITATIONS ON TRANSFER RELATED TO TAX STATUS. Other than pursuant to a Permitted Transfer, no Limited Member shall transfer or assign any part of his or her interest in the Company, and no such transfer or assignment shall be recognized by the Company but shall be null and void, if such transfer or assignment, when added to all other transfers or assignments made during the same fiscal year, other than (A) Permitted Transfers, (B) Qualified Matching Service

Transfers, or (C) transfers pursuant to the repurchase provisions  of section 7.7 of this agreement, would constitute transfers of in excess of two percent (2%) of Company interests outstanding. The Managing Member may request such information from a transferring Limited Member as is necessary to determine whether a transfer is a Permitted Transfer or a Qualified Matching Service Transfer. The Managing Member may refuse to affect any transfer if the transferring Limited Member is unable, or refuses, to demonstrate that the transfer is a Permitted Transfer or Qualified Matching Service
Transfer or if the Managing Member is not able to verify, to its satisfaction, that the transfer will qualify for a safe harbor under Treasury Regulation 1.7704-1(e) or (g).

9.2 PROTECTIVE PROVISIONS RELATING TO TRANSFER FRAUD. No Limited Member shall be obligated to sell, assign or transfer any Units or any other interest in the Company, prior to receipt of adequate disclosure relating to the Company. The Company shall provide to any Limited Member, upon request and without charge, prior to the date of any transfer, copies of the most recent reports (forms 10-Q, 10-K etc.) filed by the Company with the Securities and Exchange Commission, together with information relating to the Net Value Per Unit as of the most recent Determination Date. Other than pursuant to a Permitted Transfer, no Limited Member shall transfer any part of his or her interest in the Company, and no such transfer or assignment or any agreement executed by a Limited Member with respect to such transfer or assignment shall be recognized by the Company but shall be null and void, unless such Limited Member shall have confirmed in writing to the Managing Member that he or she received and reviewed such information relating to Net Value Per Unit at least 24 hours prior to completion of transfer, and has received copies of such reports as he or she may have requested. For purposes of the foregoing, confirmation on behalf of a Limited Member by power of attorney shall not be effective unless the attorney so appointed provides proof acceptable to the Managing Member of the Limited Member's incapacity to provide confirmation directly.

9.3 RIGHT OF FIRST REFUSAL. Except with respect to (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or (C) transfers pursuant to the repurchase provisions of section 7.7 of this agreement, no Member (the "Offering Member") may assign, transfer, convey or otherwise dispose of all or any part of any Unit directly or indirectly unless such Member shall have given notice ("Offer Notice") in writing to the Company, setting forth the number of Units (the "Offered Units") to be transferred, the consideration (the "Offer Price") for which such Units would be transferred. Subject to the terms and conditions hereinafter set forth, the Company shall have the right to purchase all but not less than all of the Offered Units at the Offer Price. The Company may exercise such right by delivering to the Offering Member its election to exercise within 15 days after the date on which the Company has received the Offer Notice. Subject to the limitations set forth in Section 9.1 (which shall be controlling), the closing of any such purchase by the Company shall occur within 60 days of such exercise by delivery of payment on the same terms as specified in the Offer Notice. Offered Units purchased by the Company shall be canceled. Unless all Units are purchased pursuant to the option granted in this Section 9.3, the Offering Member shall be free, for a period of 90 days after the expiration of such fifteen day period, to sell the Offered Units to the proposed transferee on the same terms as were described in the Offer Notice. Unless the transfer is approved by the Managing Member in accordance with this Article IX and the transferee acknowledges in writing that he, she or it is bound by the terms of this Agreement as provided in Section 9.5, the transferee shall not become a Member of the Company but shall only be an assignee of the financial rights of his, her or its assignor. Any Member who transfers all of his, her or its financial rights shall cease to be a Member of the Company. All notices shall be in writing.

9.4 TRANSFERS. Except as provided in Section 9.1, 9.2 and 9.3, each Limited Member may transfer or assign all or part of his or her interest in the Company as provided in the Limited Liability Company Act; provided, however, that no transfer or assignment shall be effective until written notice thereof is received by the Managing Member and the Managing Member approves such transfer or assignment. Such approval shall be granted unless the Managing Member determines that the transfer will cause a violation of the provisions of this agreement, including the percentage limitations referred to in
Section 9.1 above and the provisions of section 9.2 or 9.3. In any case that a transfer is not permitted for any reason other than pursuant to the limitations set forth in section 9.1, 9.2 or 9.3, the decision to prohibit the transfer shall be supported by an opinion of counsel. All transfers or assignments of interests in the Company occurring during any month shall be deemed effective (i.e., the transferee shall become a Limited Member of record) on the last day of the calendar month in which written notice thereof is received by the Managing Member.

9.5 ADMISSION OF ASSIGNEE AS MEMBER. No assignee of all or part of the Company interests of any Limited Member shall have the right to become a substitute Limited Member unless (i) his or her assignor has confirmed the matters set forth in Section 9.2, (ii) his or her assignor has stated such intention in the instrument of assignment,
(iii) such assignee shall pay all expenses in connection with such admission as a substitute Limited Member, as described in Section 9.8 and (iv) the transfer to such assignee has been made in compliance with Section 9.1 and 9.3. By executing and adopting this agreement, each Limited Member hereby consents to the admission of additional or substitute Limited Members by the Managing Member and to any assignee of his or her Units becoming a substitute Limited Member.

9.6 MINIMUM SIZE. No purported sale, assignment or transfer by a Limited Member of less than 500 Units will be permitted or recognized, except by gift, inheritance, intra-family transfers, family dissolutions, transfers to Affiliates or by operation of law.

9.7 DEATH OF LIMITED MEMBER. If a Limited Member dies, his or her executor, administrator or trustee, or if he or she is adjudged incompetent or insane, his or her guardian or conservator, or if he or she becomes bankrupt, the receiver or trustee of his or her estate, shall have the rights of a Limited Member for the purpose of settling or managing his or her estate and such power as the decedent or incompetent possessed to assign all or any part of his or her Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substitute Limited Member. The death, dissolution or adjudication of incompetency or bankruptcy of a Limited Member shall not dissolve the Company.

9.8 DOCUMENTS AND EXPENSES. As a condition to admission as a substitute Limited Member, an assignee of all or part of the Company interest of any Limited Member or the legatee or distributee of all or any part of the Company interest of any Limited Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member shall deem necessary or advisable to effectuate such admission and to confirm the agreement of the person being admitted as such substitute Limited Member to be bound by all of the terms and provisions of this agreement. Such assignee, legatee or distributee shall pay all reasonable expenses, not exceeding $100, in connection with such admission as a substitute Limited Member.

9.9 ACQUIT COMPANY. In the absence of written notice to the Company of any assignment of a Company interest, any payment to the assigning Member or his or her executors, administrators or representatives shall acquit the Company of liability to the extent of such payment to any other person who may have an interest in such payment by reason of an assignment by the Member or by reason of such Member's death or otherwise.

9.10 RESTRICTION ON TRANSFER. Notwithstanding the foregoing provisions of this Article IX, no sale or exchange of a Company interest may be made if the interest sought to be sold or exchanged, when added to the total of all other Company interests sold or exchanged within the period of 12 consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code of 1986 (or any successor section).

9.11 ENDORSEMENT ON CERTIFICATE. The foregoing provisions governing the assignment of the Company interest of a Limited Member shall be indicated by an endorsement on the certificate evidencing such Limited Member's interest in the Company, in the form as determined from time to time by the Managing Member.

X.   DEATH, WITHDRAWAL, EXPULSION AND REPLACEMENT OF THE MANAGING
     MEMBERS

10.1 DEATH. In the event of the death of the Special Managing Member, the estate of the Special Managing Member shall assume all of his obligations under this agreement and be responsible for their discharge. The estate may elect to withdraw from the Company only upon satisfaction of the conditions in Section 10.2 applicable to the Special Managing Member.

10.2  WITHDRAWAL.  The  Managing Member may  not  withdraw  from  the
Company  without  first  providing 90 days'  written  notice  to  the
Limited Members of its intent to so withdraw and providing a substitute Managing Member to the Company that shall be accepted by a vote of not less than a majority, by interest, of the Limited Members (excluding any Limited Company Units held by any Managing Member for its own account); provided, however, that nothing in this Agreement shall be deemed to prevent the merger, consolidation or reorganization of the Managing Member into or with a successor entity controlled by, or under common control with, a Managing Member, and such successor entity shall be deemed to be the Managing Member of the Company for all purposes and effects and shall succeed to and enjoy all rights and benefits and bear all obligations and burdens conferred or imposed hereunder upon the Managing Member. The Limited Members shall vote to accept or reject the proposed substitute Managing Member in person or by proxy at a meeting called by the Managing Member for such purpose in accordance with Section 11.1 of this agreement.

      The Special Managing Member may not withdraw from the Company prior to December 31, 2008.

10.3 EXPULSION. A Managing Member shall be expelled without further action for "cause," which means (1) final judicial determination or admission of its bankruptcy or insolvency, (2) withdrawal from the Company without providing a substitute Managing Member in accordance with Section 10.2 or (3) final judicial determination that it (i) was grossly negligent in its failure to perform its obligations under this agreement, (ii) committed a fraud upon the Members or upon the Company, or (iii) committed a felony in connection with the management of the Company or its business. This section does not limit the right of the Limited Members to remove the Managing Members upon a majority vote of the Limited Members.

10.4 REMOVAL AND REPLACEMENT OF MANAGING MEMBERS. In the event of (i) the wrongful withdrawal of a Managing Member or the expulsion of a Managing Member under circumstances that the Company lacks a Managing Member or (ii) the written proposal of Limited Members holding 10% or more of the issued and outstanding Units, and upon providing not less than 10 nor more than 60 days' written notice by certified mail to all Members, the Limited Members may call a meeting of the Company for the purpose of removing or replacing any or all of the Managing Members. At such meetings, any of the Managing Members may be removed or replaced without cause by a vote (rendered in person or by proxy) of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts).

10.5 PAYMENT FOR REMOVED MANAGING MEMBER'S INTEREST. Upon the expulsion, withdrawal or removal of a Managing Member, the Company shall pay to the terminated Managing Member all amounts then accrued and owing to the terminated Managing Member and an amount equal to the then present fair market value of the terminated Managing Member's interest in the Company determined by agreement of the terminated Managing Member and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Company. The fair market value of the terminated Managing Member's interest shall be the amount the terminated Managing Member would receive upon dissolution and termination of the Company assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Company were sold for their then fair market value without any compulsion on the part of the Company to sell such assets. In the case of a voluntary withdrawal, the withdrawing Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a non-interest bearing unsecured promissory note providing for payment of principal from distributions that the withdrawing Managing Member otherwise would have been entitled to receive under this agreement had such Managing Member not withdrawn. In the case of an involuntary termination, the terminated Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a promissory note with a five-year maturity payable in five equal installments of principal and interest at the prevailing market rate of interest.

10.6 FAILURE TO ADMIT SUBSTITUTE MANAGING MEMBER. In the event that a substitute Managing Member has not been appointed and admitted as provided in Section 10.4 so that there is no Managing Member acting, the Company shall then be dissolved, terminated and liquidated.

XI.  AMENDMENT OF AGREEMENT AND MEETINGS

11.1 GENERAL. Either Managing Member may, at any time, propose an amendment to this agreement and shall notify all Members thereof in writing, together with a statement of the purpose(s) of the amendment and such other matters as the Managing Member deems material to the consideration of such amendment. If such proposal does not adversely affect the rights of the Limited Members, such proposal shall be considered adopted and this agreement deemed amended. At any time, Limited Members holding not less than 10% of the issued and outstanding Units may propose an amendment to this agreement, or a meeting of Limited Members to consider any other proposal for which the Limited Members may vote hereunder, including the sale of all or substantially all of the assets of the Company. In the event of (a) the request in writing to the Managing Member of any person entitled to call a meeting, (b) a proposal of a Managing Member that adversely effects the rights of Limited Members, or (c) the objection by 10% of Limited Members by interest to such a proposal by the Managing Member, the Managing Member shall call a special meeting of all Members, in each case at a location convenient to Limited Members, to consider the proposal at the time requested by the person requesting the meeting which shall be not less than 15 nor more than 60 days after receipt of such request. Written notice of the meeting shall be given to all Members either personally or by certified mail not less than 10 nor more than 60 days before the meeting, but in any case where a meeting is duly called by request of Limited Members, not more than 10 days after receipt of such request. Included in the notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution or amendment proposed. The notice shall provide that Limited Members may vote in person or by proxy. The affirmative vote of a majority, by interest, of the Limited Members (excluding any Units held by the Managing Members for their own accounts) shall decide the matter, without the consent of the Managing Members. In any event, however, no such amendment shall affect the allocation of economic interests to the Members or alter the allocation of Company management responsibilities and control without the approval of each Managing Member and a majority by interest, of the Limited Members, except as otherwise provided in Article X.

11.2 ALTERNATIVE TO MEETINGS. As an alternative to voting at meetings of the Company pursuant to this and other Articles of this agreement, the Limited Members may consent to and approve by written action any matter that the Limited Members may consent to and approve by vote at a meeting. In order to consent to and approve the matter, the same percentage of Limited Members, by interest, must sign the written consent as is required by vote at a meeting; provided, however, that written notice is given to all Members at least 20 days before written consents are counted.

XII. DISSOLUTION AND LIQUIDATION

12.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of one or more of the following events:

         (a) the occurrence of any event that, under the laws of the jurisdictions governing the Company shall dissolve the Company;

         (b)  the  bankruptcy of the Company or both of the Managing
   Members;

         (c) the withdrawal or the expulsion of a Managing Member if a substitute Managing Member has not been timely admitted as provided in Article X, with the result that there is no Managing Member acting;

         (d) the decree of court that other circumstances render a dissolution of the Company equitable or required by law;

         (e) the sale or other disposition of all or substantially all of the assets of the Company; and

         (f) at any time by the affirmative vote of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts) at a meeting called in accordance with Section 11.1 of this Agreement or by a written consent in lieu of a meeting in accordance with Section 11.2 of this Agreement.

12.2 CONTINUATION OF BUSINESS. Except as provided in Section 12.3, upon the dissolution of the Company for any reason, the business of the Company and title to the property of the Company shall be vested in the Company continuing the business. Upon any such dissolution no Member, nor his or her legal representatives, shall have the right to an account of his or her interest as against the Company continuing the business, and no Member, nor his or her legal representatives, as against the Company continuing the business, shall have the right to have the value of his or her interest as of the date of dissolution ascertained nor have any right as a creditor or otherwise with respect to the value of his or her interest.

12.3 LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of (a) an event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on in the Company, (b) the bankruptcy of the Company, (c) the withdrawal or expulsion of a Managing Member and no substitute Managing Member has been timely admitted as provided in Article X, with the result that there is no Managing Member acting, (d) a decree of court that other circumstances render a dissolution and winding up of the affairs of the Company equitable or required by law, (e) the sale of all or substantially all of the assets of the Company, (f) the express will of Limited Members as provided in Section 12.1(g) above, the Company shall be liquidated and the Managing Member (or the person or persons selected by a decree of court to carry out the winding up of the affairs of the Company) shall wind up the affairs of the Company.

      The Managing Member or the person winding up the affairs of the Company shall promptly proceed to liquidate the Company. No distribution upon liquidation in kind of property and assets shall be made to Limited Members. In settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

         (a) To the payment of all debts and liabilities of the Company, including loans by Members that are secured by mortgages, but excluding any other loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

         (b) To the establishment of any reserves deemed necessary by the Managing Member or the person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

         (c) To the repayment of any unsecured loans or advances that may have been made by any Members to the Company in the order of priority as provided by law;

         (d) The balance, if any, to the Members as provided in Sections 5.1 and 5.2; provided, however, that the Managing Member shall allocate items of income, gain, loss, and deduction as necessary to cause the positive capital account balances of the Members, after giving effect to all contributions, distributions, and allocations for all prior periods, to equal the distributions made pursuant to this Section 12.3(d).

XIII.     MISCELLANEOUS PROVISIONS

13.1 INTERPRETATION. The terms and provisions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references herein to Articles and Sections refer to Articles and Sections of this agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this agreement. The use of the masculine gender, for all purposes of this agreement, shall be deemed to refer to both male and female Members.

13.2 NOTICE. Any notice given in connection with the business of the Company shall be duly given if mailed, by certified or registered mail, postage prepaid: if to the Company, to the principal office of the Company set forth in Section 1.3 or to such other address as the Company may hereafter designate by notice to the Members; if to the Managing Member or the Special Managing Member, to the address set forth in Section 1.3 or such other address as such Managing Members may hereafter designate by notice to the Company; if to the Limited

Members, to the addresses set forth in the subscription agreement executed by each Limited Member or to such other address as such Limited Members may hereafter designate by notice to the Company.

13.3 SUCCESSORS AND ASSIGNS. Except as herein otherwise provided to the contrary, this agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

13.4 COUNTERPARTS. This agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

13.5 SEVERABILITY. In the event that any provision of this agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this agreement or the validity or the formation of the Company as a limited Company under the Limited Liability Company Act.

      IN  WITNESS WHEREOF, this agreement has been executed as of the
       day of        ,      .


LIMITED MEMBERS                         MANAGING MEMBERS

By AEI Fund Management XXI, Inc.,       AEI Fund Management XXI, Inc.
   attorney-in-fact                     Managing Member



By                                      By
 Robert P. Johnson, President            Robert P. Johnson, President



                                         Robert P. Johnson,
                                         Special Managing Member

                        EXHIBIT B



                  PRIOR PERFORMANCE TABLES


   The information presented in the following tables updates the tables represents the historical experience of all public real estate programs organized by our managers or their affiliates during the periods indicated. You should not assume that AEI Fund 27 will generate results, or that you will receive benefits, comparable to the results generated by, or benefits received by investors in, these prior real estate programs. You will have no interest in the assets or operations of our managers.

   We have filed a registration statement that contains additional information about the performance of prior programs in "Part II". You can obtain a copy of the registration statement by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Wells Fargo Place, 30 East Seventh Street, Saint Paul, Minnesota 55101.

   The programs included in the following tables have investment objectives similar to those of AEI Fund 27, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.

  Table              Index Description               Page

     I     Experience in Raising and Investing Funds   B-2
    II     Compensation to Sponsors                    B-3
   III     Operating Results of Prior  Programs        B-4
    IV     Results of Completed Programs               B-7
    V      Sales or Disposals of Properties            B-8

                                B-1


                                TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 2006, as to the experience of the Managing Members and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.


                                 AEI            AEI            AEI
                               Income &       Income &       Income &
                                Growth         Growth         Growth
                               Fund 24        Fund 25        Fund 26

Dollar Amount Offered        $50,000,000   $50,000,000     $100,000,000
Dollar Amount Raised         $24,831,283   $42,434,763     $  8,821,268(d)
Percentage of Amount
 Raised                            100.0%        100.0%             100%
Less Offering Expenses:
 Selling Commissions
  and Discount                      10.0          10.0              9.8
 Organizational
  Expenses                           4.8           4.3              5.0
 Other (a)                           0.0           0.0              0.0
 Less Reserves                       0.2           0.0              0.0
                              -----------    -----------    ------------
Percent Available
 for Investment                     85.0%         85.7%            85.2%
                              ===========    ===========    ============
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                           0.0%          0.0%             0.0%
 Investment in
  Properties (b)                    85.0          85.7             85.2%
 Acquisition Fees                    0.0           0.0              0.0
                              -----------    -----------    ------------
Total Acquisition Costs             85.0%         85.7%            85.2%
                              ===========    ===========    ============

Percent Leverage                     0.0%          0.0%             0.0%
Date Offering Began                May 01        May 03         Oct. 05
Length of Offering
 (months)                              24           24               (d)
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                             31            31              (c)




(a)   Represents distributions in excess of net cash flow (return  of capital).
(b) Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.
(c)   Acquisitions are in process.
(d) Represents subscriptions accepted through December 31, 2006. Offering had not closed as of December 31, 2006.
                                B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the Managing Member and their Affiliates during the period from May 2001 to December 31, 2006 for all prior public programs closed in the last five years.


                                         AEI            AEI          AEI
                                       Income &       Income &     Income &
                                        Growth         Growth       Growth
                                       Fund 24        Fund 25      Fund 26
Type of Compensation
Date Offering Commenced                  May 01        May 03       Oct. 05
Dollar Amount Raised                $24,831,283   $42,434,763   $ 8,821,268
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)                691,268     1,238,471       287,808
   Acquisition Expenses
    - purchase option on property             0             0             0
    - real estate commission                  0             0             0
    - expense reimbursement             158,363(c)    327,819(c)     74,559
   Organization Offering Expenses       668,967     1,219,529       220,077
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors                        6,681,848     5,506,261       225,247
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                                  0             0             0
   Partnership
    Management Fees (b)                       0             0             0
   Reimbursements (b)                 1,078,274       911,032        40,207
   Leasing Commissions                        0             0             0
   Participation in Cash Distributions  168,719       136,757         5,342
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                             9,934,397     1,558,106             0
   - notes                                    0             0             0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions (d)                           0             0             0
   Incentive Fees (d)                         0             0             0
   Reimbursements (d)                   120,614        50,988             0
   Participation in Cash Distributions   10,185         3,960             0

(a) Does not include fees paid to AEI Securities, Inc. which were reallowed to participating dealers. The reallowed fees for Fund 24, Fund 25 and Fund 26 totaled $1,773,560, $2,977,696 and $572,653, respectively.
(b)  Although  not  paid  a  fixed  fee  for  property  management  and
     partnership   management,  the  Managing Members   and  Affiliates
     were reimbursed at their Cost for the provision  of such services.
     Such reimbursements are reflected  under the line   item  "Amount
     Paid  to  Sponsors From Operations-Reimbursements."
(c) The Programs received reimbursements from the sellers and/or tenants in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund 24, and Fund 25 totaled $252,187, and $75,341 respectively.
(d)  Although  not  paid a fixed fee from property  sales,  the Managing
     Members   and   Affiliates  were  reimbursed  at their Cost for the
     provision  of   services   related   to   property   sales.    Such
     reimbursements   are  reflected  under  the  line item "Amount Paid
     to Sponsors  From  Property Sales and Refinancing - Reimbursements."

                                B-3

                                 TABLE III

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

The following table provides information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 2002) ended December 31, 2006.

                                              AEI INCOME & GROWTH FUND 24
                                               Years  Ended December  31

                                                2002         2003         2004       2005          2006
Gross  Revenues from Operations             $  537,720  $ 1,436,722 $ 1,700,553  $ 1,794,147  $ 1,801,279
Profit on Sale of Properties                         0      703,102     130,829        1,082      574,681
Less:
 Operating Expenses                            164,203      244,633     538,918      457,144      289,876
 Depreciation                                  101,688      336,661     465,163      488,447      431,250
 Real Estate Impairment                              0            0     434,065      356,000            0
                                             ----------  ----------  -----------  -----------  -----------
Net Income (Loss) - GAAP Basis              $  271,829  $ 1,558,530 $   393,236  $   493,638  $ 1,654,834
                                             ==========  ==========  ===========  ===========  ===========
Taxable Income (Loss):
 -from operations                           $  290,954  $   938,856 $ 1,163,904  $ 1,181,923  $   634,580
 -from gain (loss) on sale                           0      661,553     121,430     (772,824)     450,018
                                             ==========  ==========  ===========  ===========  ===========

Cash Generated (Deficiency) From Operations $  364,271  $ 1,208,879 $ 1,086,520  $ 1,407,079  $ 1,488,080
Cash Generated From Sales                            0    3,155,310     509,345      995,082    5,154,046
Cash Generated From Refinancing                      0            0           0            0            0
                                             ----------  ----------  -----------  -----------  -----------
Cash Generated From Operations,
  Sales  and Refinancing                       364,271    4,364,189   1,595,865    2,402,161    6,642,126
Less: Cash Distributions to Investors
 -from operating cash flow                     267,186      694,545   1,086,520    1,350,060    1,486,894
 -from sales and refinancing                         0      281,111     333,333      323,232       80,808
 -from cash reserves (a)                             0            0     360,452            0            0
                                             ----------  ----------  -----------  -----------  -----------
Cash Generated (Deficiency)
  After  Cash Distributions                     97,085    3,388,533    (184,440)     728,869    5,074,424
Less: Special Items (Not Including
 Sales and Refinancing)                              0            0           0            0            0
                                             ----------  ----------  -----------  -----------  -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                            $   97,085  $ 3,388,533 $  (184,440) $   728,869  $ 5,074,424
                                             ==========  ==========  ==========   ===========  ===========
Tax and Distribution Data Per $1,000
  Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                               31           42           45          46           25
     -from recapture                                 0            9            0           0            2
   Capital Gain (Loss)                               0           21            5         (31)          15

  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                             29           44           14          19           61
     -Return of Capital                              0            0           55          47            0
   Source (on cash basis)
     -Sales                                          0           13           13          13            3
     -Refinancing                                    0            0            0           0            0
     -Operations                                    29           31           42          53           58
     -Cash Reserves (a)                              0            0           14           0            0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                                 99%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-4

                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                           AEI INCOME & GROWTH FUND 25
                                            Years  Ended December  31

                                                2003        2004      2005          2006
Gross  Revenues from Operations             $  66,069  $  773,695   $1,995,808   $2,773,196
Profit on Sale of Properties                        0           0      434,154            0
Less:
 Operating Expenses                            18,772     161,429      412,656      420,682
 Depreciation                                   4,108     189,655      546,189      939,138
 Real Estate Impairment                             0           0            0            0
                                             ---------   ---------   ----------   ----------
Net Income (Loss) - GAAP Basis              $  43,189   $ 422,611   $1,471,117   $1,413,376
                                             =========   =========   ==========   ==========
Taxable Income (Loss):
 -from  operations                          $  54,486   $ 469,399   $1,210,839   $1,692,337
 -from gain on sale                                 0           0      421,848            0
                                             =========   =========   ==========   ==========

Cash Generated (Deficiency) From Operations $  93,292   $ 733,149   $1,693,608   $2,139,229
Cash Generated From Sales                           0           0    1,507,118            0
Cash Generated From Refinancing                     0           0            0            0
                                             ---------   ---------   ----------   ----------
Cash Generated From Operations,
  Sales and Refinancing                        93,292     733,149    3,200,726    2,139,229
Less: Cash Distributions to Investors
 -from operating cash flow                      5,135     463,742    1,155,378    2,139,229
 -from sales and refinancing                        0           0      338,384       57,576
 -from cash reserves (a)                            0           0            0      140,142
                                             ---------   ---------   ----------   ----------
Cash Generated (Deficiency)
  After  Cash Distributions                    88,157     269,407    1,706,964     (197,718)
Less: Special Items (Not Including
 Sales and Refinancing)                             0           0           0             0
                                             ---------   ---------   ----------   ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                            $  88,157   $ 269,407   $1,706,964   $ (197,718)
                                             =========   =========   ==========   ==========
Tax and Distribution Data Per $1,000
  Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                              12          29           30           39
     -from recapture                                0           0            0            0
   Capital Gain (Loss)                              0           0           10            0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                             1          26           37           32
     -Return of Capital                             0           3            0           21
   Source (on cash basis)
     -Sales                                         0           0            8            1
     -Refinancing                                   0           0            0            0
     -Operations                                    1          29           29           49
     -Cash Reserves (a)                             0           0            0            3
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                                                  100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-5

                           TABLE III (Continued)

                    OPERATING RESULTS OF PRIOR PROGRAMS
                                (Unaudited)

                                           AEI INCOME & GROWTH FUND 26
                                            Years  Ended December  31

                                                2006
Gross  Revenues from Operations             $  230,987
Profit on Sale of Properties                         0
Less:
 Operating Expenses                             45,951
 Depreciation                                   83,023
 Real Estate Impairment                              0
                                             ----------
Net Income - GAAP Basis                     $  102,013
                                             ==========
Taxable Income:
 -from  operations                          $  134,724
 -from gain on sale                                  0
                                             ==========

Cash Generated From Operations              $  271,540
Cash Generated From Sales                            0
Cash Generated From Refinancing                      0
                                             ----------
Cash Generated From Operations,
  Sales and Refinancing                        271,540
Less: Cash Distributions to Investors
 -from operating cash flow                      90,151
 -from sales and refinancing                         0
 -from cash reserves (a)                             0
                                             ----------
Cash Generated (Deficiency)
 After Cash Distributions                      181,389
Less: Special Items (Not Including
 Sales and Refinancing)                              0
                                             ----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                            $  181,389
                                             ==========
Tax and Distribution Data Per $1,000
  Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                               28
     -from recapture                                 0
   Capital Gain (Loss)                               0

  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                             19
     -Return of Capital                              0
   Source (on cash basis)
     -Sales                                          0
     -Refinancing                                    0
     -Operations                                    19
     -Cash Reserves (a)                              0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                             100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-6


                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS
                                (Unaudited)

     The following table provides the results of all programs that have completed operations (no longer hold properties) within the five years ended December 31, 2006.




                             AEI Real      AEI Real      AEI Real   AEI Real      AEI Real
                              Estate        Estate        Estate     Estate        Estate
                           Fund 85-A(a)  Fund 85-B(b)  Fund 86-A(c) Fund XV(d)    Fund XVI(e)
Dollar Amount Raised         $7,500,000  $7,500,000    $7,500,000   $7,500,000    $15,000,000
Number of Properties Purchased       15          11            11           16             24
Date of Closing of Offering     Jun. 85     Feb. 86       Jul. 86      Dec. 86        Nov. 87
Date of First Sale of Property  Sep. 93     Aug. 89       Aug. 89      Jul. 94        Aug. 89
Date of Final Sale of Property  Aug. 03     Apr. 05       Jun. 04      Nov. 06        May  04
Tax and Distribution Data Per
 $1,000 Investment:
Federal Income Tax Results:
 Ordinary Income (Loss)
  -from operations                  792         663           771        1,033            617
  -from recapture                    49           2             5          119             20
 Capital Gain (Loss)                500         334           296          462            132
 Deferred Gain
 -Capital                             0           0             0            0              0
 -Ordinary                            0           0             0            0              0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -Investment Income              1,146       1,015           990        1,483            786
  -Return of Capital              1,068         858           943          993            854
 Source (on cash basis)
  -Sales                          1,059         863           925        1,134            829
  -Refinancing                        0           0             0            0              0
  -Operations                     1,155       1,010         1,008        1,342            811
  -Other                              0           0             0            0              0


(a)Final sale of property was completed August 15, 2003.
(b)Final sale of property was completed April 5, 2005.
(c)Final sale of property was completed June 1, 2004.
(d)Final sale of property was completed November 21, 2006.
(e)Final sale of property was completed May 25, 2004.

                                B-7

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

      The following table provides information with respect to sales or disposals of property by prior programs during the three years ended December 31, 2006.

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Cheddar's
Fund XVIII      Clive, IA        Jan.91 Jan.04 2,131,025    0           0        0  2,131,025   0  1,392,249   1,392,249  2,607,617

AEI Real Estate Johnny Carino's
Fund XV         Pharr, TX(c)     Sep.03 Jan.04 2,274,068    0           0        0  2,274,068   0  1,780,398   1,780,398     90,415

AEI Income &    Hollywood Video
Growth          Muscle Shoals,
Fund XXII       AL(c)            Aug.99 Jan.04   668,266    0           0        0    668,266   0    579,370     579,370    236,858

AEI Income &    Winn-Dixie
Growth Fund XXI Panama City,FL(c)Sep.03 Jan.04   874,236    0           0        0    874,236   0    745,138     745,138     16,947

AEI Income &    Garden Ridge
Growth Fund XXI Pineville, NC(b) Mar.96 Jan.04   392,836    0           0        0    392,836   0    334,228     334,228    281,487

AEI Income &    Tia's Tex-Mex
Growth          Killeen,               Jan.04 to
Fund XXII       TX(c)            Dec.03 Feb.04 1,330,280    0           0        0  1,330,280   0  1,041,935   1,041,935     15,134

AEI Income &    Children's World
Growth          Round Lake Beach,      Jan.04 to
Fund 24         IL(c)            Nov.01  Feb.04   509,345    0           0        0    509,345   0    405,299     405,299     91,857

AEI Real Estate Jiffy Lube
Fund XVI        Dallas, TX(d)    Dec.87 Feb.04    80,825    0           0        0     80,825   0    154,892     154,892    329,678

AEI Real Estate Jiffy Lube
Fund XVII       Dallas, TX(d)    Mar.88 Feb.04   242,485    0           0        0    242,485   0    454,624     454,624    945,220

AEI Real Estate Children's World
Fund XVII       Palatine, IL     Sep.89 Apr.04 1,298,032    0           0        0  1,298,032   0    801,098     801,098  1,350,942

                                B-8

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Cheddar's
FUnd XVII       Davenport, IA    Nov.91 Apr.04 2,527,592    0           0        0  2,527,592   0  1,530,934   1,530,934  2,874,252

AEI Real        Children's World
Estate          Sterling Heights,
Fund 85-B       MI(e)            Nov.87 May.04   184,008    0           0        0    184,008   0    143,392     143,392    324,762

AEI Real        Children's World
Estate          Sterling Heights,
Fund XVI        MI(e)            Nov.87 May.04   941,543    0           0        0    941,543   0    729,486     729,486  1,669,253

AEI Real Estate Delisi's
Fund 86-A       Brooklyn Park,MN Jun.87 Jun.04   712,331    0           0        0    712,331   0    968,958     968,958  1,049,238

AEI Real        Arby's
Estate          Colorado Springs,
Fund 85-B       Co               Mar.87 Jun.04   138,113    0           0        0    138,113   0    447,176     447,176    615,011

AEI Real Estate Children's World
Fund XVII       Chino, CA        Sep.89 Sep.04 1,631,193    0           0        0  1,631,193   0  1,305,518   1,305,518  2,331,370

AEI Income &    Johnny Carino's
Growth Fund XXI Farmington, NM   May 03 Oct.04 2,893,779    0           0        0  2,893,779   0  2,183,344   2,183,344    360,011

AEI Real Estate Applebee's
Fund XVII       Ashland, OH      Apr.04 Oct.04 2,290,043    0           0        0  2,290,043   0  1,959,272   1,959,272     69,001

AEI Net Lease   Applebee's
I & G Fund XIX  Aurora, CO(b)    Dec.92 Nov.04    77,724    0           0        0     77,724   0     44,782      44,782     75,771

AEI Real Estate Champps
Fund XVII       Utica, MI(b)     Feb.02 Dec.04   411,252    0           0        0    411,252   0    230,029      230,029    78,416

                                B-9

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Raazoo's
Fund XVIII      Alpharetta, GA(f)Jul.01 Mar.05   648,425    0           0        0    648,425   0    895,503      895,503   337,648

AEI Net Lease   Razzoo's
I & G Fund XIX  Alpharetta, GA(f)Jul.01 Mar.05   432,160    0           0        0    432,160   0    598,109      598,109   225,275

AEI Income &    Razzoo's
Growth Fund 23  Alpharetta, GA(f)Jul.01 Mar.05 1,188,442    0           0        0  1,188,442   0  1,648,036    1,648,036   619,096

AEI Real Estate Arby's                  Jan.05 to
Fund 85-B       Jackson, TN(c)   Oct.86 Apr.05 1,532,926    0           0        0  1,532,926   0    752,971      752,971 1,926,790

AEI Real Estate Children's World        Jan.05
Fund XVII       St. Louis, MO(c) Sep.89 May 05 1,540,436    0           0        0  1,540,436   0    950,627      950,627 1,734,508

AEI Real Estate Applebee's
Fund XVIII      Destin, FL(b)    Nov.91 May 05   109,804    0           0        0    109,804   0     65,215       65,215   122,150

AEI Real Estate Johnny Carino's         Mar.05 to
Fund XVII       Mansfield, TX(c) Sep.03 Jun.05 1,460,795    0           0        0  1,460,795   0  1,028,885    1,028,885   185,753

AEI Real Estate Children's World
Fund XVII       Merrimack, NH    Sep.89 Jul.05 1,253,115    0           0        0  1,253,115   0  1,159,242    1,159,242 2,163,255

AEI Real Estate Champp's                Feb.05 to
Fund XVII       Utica, MI(c)     Feb.02 Aug.05 1,300,705    0           0        0  1,300,705   0    731,618      731,618   258,571

AEI Real Estate Johnny Carino's         Aug.05 to
Fund XVIII      Mansfield, TX(c) Sep.03 Sep.05 1,490,853    0           0        0  1,490,853   0  1,028,886    1,028,886   221,541

AEI Real Estate Arby's
Fund XV         Marshall, MI     Jul.87 Sep.05   589,921    0           0        0    589,921   0    586,425      586,425   620,238

                                B-10

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Old Country Buffet
Fund XVIII      North Lake, IL   Dec.98 Oct.05 1,973,839    0           0        0  1,973,839   0  1,350,804    1,350,804   926,927

AEI Real Estate Eckerd                  Feb.05 to
Fund XVII       Cicero, NY(c)    Nov.03 Nov.05 1,918,485    0           0        0  1,918,485   0  1,586,183    1,586,183   168,650

AEI Real Estate Applebee's
Fund XVIII      Stow, OH(g)      Apr.04 Nov.05 1,835,784    0           0        0  1,835,784   0  1,575,755    1,575,755   182,127

AEI Net Lease   Applebee's
I & G Fund XIX  Stow, OH(g)      Apr.04 Nov.05 1,835,784    0           0        0  1,835,784   0  1,575,755    1,575,755   182,141

AEI Income &    Pancho's
Growth Fund 24  Round Rock, TX   Aug.03 Nov.05   995,082    0           0        0    995,082   0  1,809,513    1,809,513  (415,064)

AEI Net Lease   Eckerd                  Sept. 05 to
I & G Fund XX   Cicero, NY(c)    Nov.03 Dec.05 1,354,440    0           0        0  1,354,440   0  1,093,273    1,093,273   162,288

AEI Real Estate Johnny Carino's         Oct.05 to
Fund XVII       Longview,TX(c)   Nov.03 Dec.05 1,631,255    0           0        0  1,631,255   0  1,179,878    1,179,878   216,761

AEI Net Lease   Johnny Carino's         Oct.05 to
I & G Fund XIX  Longview, TX(c)  Nov.03 Dec.05   758,149    0           0        0    758,149   0    546,069      546,069    99,965

AEI Income &    Mimi's Cafe
Growth Fund 25  Kansas City,MO(c)Jun.04 Dec.05 1,507,118    0           0        0  1,507,118   0  1,110,561    1,110,561   165,261

AEI Real Estate Taco Cabana
Fund XVIII      San Antonio, TX  Dec.90 Jan.06 1,642,624    0           0        0  1,642,624   0  1,406,426    1,406,426 3,083,604

AEI Net Lease   Johnny Carino's         Feb.06 to
I & G Fund XIX  Longview, TX(c)  Nov.03 Mar.06   860,603    0           0        0    860,603   0    633,809      633,809   130,497

                                B-11

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Children's World
Fund XV         Franconia, VA    Mar.87 May 06 1,829,853    0           0        0  1,829,853   0    962,069      962,069 2,570,411

AEI Income &    Tumbleweed
Growth          Ft. Wayne,
Fund XXII       IN               Aug.99 May 06   997,272    0        164,000     0  1,161,272   0  1,316,695    1,316,695   952,244

AEI Income &    Champps
Growth Fund 24  Houston,TX       Dec.02 May 06 3,147,170    0           0        0  3,147,170   0  3,106,301    3,106,301 1,143,837

AEI Net Lease   Eckerd                  Apr.06 to
I & G Fund XX   Cicero, NY(c)    Nov.03 Aug.06   578,025    0           0        0    578,025   0    492,910      492,910   101,028

AEI Real Estate Children's World
Fund XVIII      Lenexa, KS       Sep.90 Aug.06   849,224    0           0        0    849,224   0    983,527      983,527 1,896,752

AEI Real Estate Eckerd
Fund XVIII      Auburn, NY(b)    May 04 Aug.06   376,203    0           0        0    376,203   0    314,206      314,206    58,122

AEI Real Estate Jared Jewelry           Jun.06 to
Fund XVIII      Lakewood, CO(c)  Feb.04 Oct.06 2,382,658    0           0        0  2,382,658   0  2,017,633    2,017,633   384,860

AEI Net Lease   Jared Jewelry           Aug.06
I & G Fund XIX  Lakewood, CO(c)  Feb.04 Oct.06 2,166,911    0           0        0  2,166,911   0  1,824,522    1,824,522   368,737

AEI Real Estate Garden Ridge
Fund XVIII      Woodlands, TX(h) Aug.03 Nov.06 2,094,119    0           0        0  2,094,119   0  1,995,850    1,995,850   561,088

AEI Income &    Garden Ridge
Growth          Woodlands
Fund XXII       TX(h)            Aug.03 Nov.06 2,792,170    0           0        0  2,792,170   0  2,661,132    2,661,132   748,129

AEI Income &    Garden Ridge
Growth Fund 24  Woodlands,TX(h)  Aug.03 Nov.06 2,006,876    0           0        0  2,006,876   0  1,912,690    1,912,690   529,461

                                B-12

                                     TABLE V (Continued)

                        SALES OR DISPOSALS OF PROPERTIES
                                   (Unaudited)

                                      SELLING PRICE, NET OF CLOSING COSTS               COSTS OF PROPERTIES, INCLUDING
                                            AND GAAP ADJUSTMENTS                             CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                         Total          Property
                                             Cash                Purchase   Adjustment               Acquisition        Operating
                                            Received               Money    resulting                Cost, Capital        Cash
                                             Net of   Mortgage    Mortgage     from         Original Improvements,      Receipts
                            Date     Date   Closing  Balance at  Taken Back Application     Mortgage  Closing and       Over Expen-
Program         Property  Acquired  of Sale  Costs  Time of Sale by Program  of GAAP  Total Financing Soft Costs  Total ditures(a)
AEI Real Estate Razzoo's
Fund XV         Austin, TX(i)    Jun.01 Nov.06   385,412    0           0        0    385,412   0    714,689      714,689   479,160

AEI Real Estate Razzoo's
Fund XVII       Austin, TX(i)    Jun.01 Nov.06   297,816    0           0        0    297,816   0    545,266      545,266   370,822

AEI Net Lease   Razzoo's
I & G Fund XIX  Austin, TX(i)    Jun.01 Nov.06   227,742    0           0        0    227,742   0    417,939      417,939   283,871

AEI Income &    Razzoo's
Growth          Austin,
Fund XXII       TX (i)           Jun.01 Nov.06   840,892    0           0        0    840,892   0  1,544,214    1,544,214 1,048,138

AEI Income &    Eckerd                  Apr.06 to
Growth Fund XXI Utica, NY(c)     Sep.04 Dec.06 1,635,645    0           0        0  1,635,645   0  1,384,963    1,384,963   198,754

AEI Income &    Children's World        Jun.06 to
Growth Fund XXI Kimberly, WI(c)  Jun.02 Dec.06 1,414,328    0           0        0  1,414,328   0  1,011,582    1,011,582   403,755

AEI Income &    Children's World
Growth          Abingdon,
Fund XXII       MD               Jul.99 Dec.06 1,460,899    0           0        0  1,460,899   0  1,051,722    1,051,772   681,643


(a) Does not include deduction for partnership general and administrative expenses not related to the properties.
(b) Represents the sale of a single tenant-in-common property interest to a third party.
(c) Represents multiple sales of tenant-in-common property interest to various third parties during the period listed.
(d)  This property was owned jointly by AEI Real Estate Fund
     XVI and AEI Real Estate Fund XVII.
(e)  This property was owned jointly by AEI Real Estate Fund
     85-B and AEI Real Estate Fund XVI.
(f)  This property was owned jointly by AEI Real Estate Fund
     XVIII, AEI Net Lease Income & Growth Fund XIX and AEI
     Income & Growth Fund 23.
(g)  This property was owned jointly by AEI Real Estate Fund
     XVIII & AEI Net Lease Income & Growth Fund XIX.
(h)  This property was owned jointly by AEI Real Estate Fund
     XVIII, AEI Income & Growth Fund XXII and AEI Income &
     Growth Fund 24.
(i)  This property was owned jointly by AEI Real Estate Fund
     XV, AEI Real Estate Fund XVII, AEI Net Lease Income &
     Growth Fund XIX and AEI Income & Growth Fund XXII.



                                B-13



                              EXHIBIT C
                              AEI INCOME & GROWTH FUND 27 LLC
                              SUBSCRIPTION AGREEMENT
                              (Including Power of Attorney)
IMPORTANT REPRESENTATIONS ARE MADE ON THIS FORM. PLEASE READ CAREFULLY
                 BEFORE SIGNING. PLEASE TYPE OR PRINT CLEARLY.

                               1. INVESTMENT

This subscription is in the amount of $      for the purchase of     Units at
$10 per Unit. Minimum initial investment: 500 Units
 This is an: [ ] Initial Investment  [ ] Add-on to Existing Investment
 [ ] Check the box to elect the deferred commission option.
     (Must be initialed by an authorized corporate          Initials: [  ]
     representative of the Broker-Dealer listed under Section 6)
 [ ] Check the box to waive payment of commission for the sale of units to Purchaser through a registered investment advisor who receives compensation on a fee for services basis.
 [ ] Check the box if Purchaser is a registered investment advisor or registered representative of the Broker-Dealer investing at NAV.

                           2. TYPE OF OWNERSHIP

       NON-CUSTODIAL ACCOUNTS                    CUSTODIAL ACCOUNTS
       MAKE CHECK PAYABLE TO              MAKE THE CHECK, IF ANY, PAYABLE TO
 "FIDELITY BANK- AEI FUND 27 ESCROW"      THE CUSTODIAN LISTED BELOW AND
                                          SEND ALL PAPERWORK DIRECTLY TO THE
                                          CUSTODIAN

[ ] Individual Ownership-one signature   [ ] Traditional/Rollover IRA-
    required                                 custodian signature required
[ ] Joint Tenants-all parties must sign  [ ] Roth IRA-custodian signature required
[ ] Community Property-one signature     [ ] Keogh-trustee signature required
    required
[ ] Tenants in Common-all parties must   [ ] SEP-trustee signature required
    sign
[ ] Tenants By The Entirety-all parties  [ ] Pension or Profit Sharing Plan-
    must sign                                custodian signature required
[ ] Corporate Ownership-authorized       [ ] Individual or Joint Ownership-all
    signature required                       individuals and custodian must
[ ] Partnership Ownership-authorized         sign
    signature required                   [ ] Trust-trustee signature(s)
[ ] LLC Ownership-authorized signature       required
    required                                 (Complete trust section under
[ ] Uniform Gift to Minors Act-custodian     non-custodial accounts)
    signature required
    State of          a Custodian for
[ ] Pension or Profit Sharing Plan-trustee  CUSTODIAN INFORMATION
    signature(s) required                   TO BE COMPLETED BY CUSTODIAN
    Name of trustee or other
    administrator:                          Custodian Name:
[ ] Trust-trustee or grantor signature(s)   Address:
    required, attach a copy of the title
    and signature pages of the Trust        City, State, Zip:
    document                                Custodian Telephone #:
      [ ] Taxable    [ ] Non-taxable        Custodian Tax ID #:
    Date Trust Established:                 Custodial Account #:
    Name of Trust:

    Name of Trustee/Grantor:

[ ] Estate-personal representative
    signature required
[ ] Transfer on Death (Fill out TOD
    Form to effect designation)
[ ] Other (specify):


                         3. SUBSCRIBER INFORMATION

SUBSCRIBER:
 [ ] Mr. [ ] Ms. [ ] Dr.
                          First Name       Middle Initial       Last Name
CO-SUBSCRIBER:
 [ ] Mr. [ ] Ms. [ ] Dr.  First Name       Middle Initial       Last Name

MAILING ADDRESS:                Street     City         State     Zip Code

RESIDENTIAL ADDRESS:
                                Street     City         State     Zip Code

THE RESIDENTIAL ADDRESS IS REQUIRED FOR BLUE SKY REGISTRATION PURPOSES FOR ALL ACCOUNT TYPES

HOME                      BUSINESS                E-MAIL
TELEPHONE:                TELEPHONE:              ADDRESS:

  [ ] Check  the  box  to elect to receive periodic reports electronically.
      If you agree to electronic delivery, you agree to download these reports from our website once you have been notified by e-mail that they have been posted. If you select this option, you will not receive paper copies of reports in the mail, unless you later revoke your consent by notifying us in writing. You must immediately advise AEI Client Services of any changes to your e-mail address.

PRIMARY                              SECONDARY
SOCIAL SECURITY/TAX ID #:            SOCIAL SECURITY/TAX ID #:
CITIZENSHIP STATUS: [ ] U.S. Citzen  [ ] Resident Alien [ ] Nonresident Alien
                                                            (Foreign Investor)


                          4. DISTRIBUTION OPTIONS

[ ] Send distributions to registered        FOR NON-CUSTODIAL ACCOUNTS
    address                                   [ ] I elect distributions to be
[ ] I elect the Distribution Reinvestment         processed via electronic
    Plan                                          deposit (ACH)
    (expires after the offering period)            (All information below
                                                      must be completed)
IF YOU ELECT TO PARTICIPATE BY CHECKING THE
BOX, RENTAL INCOME AND OTHER FUND INCOME      PLEASE INCLUDE A COPY OF VOIDED
INCLUDED IN "NET CASH FLOW" WILL NOT BE       CHECK OR SAVINGS DEPOSIT SLIP.
DISTRIBUTED TO YOU BUT INSTEAD WILL BE        I authorize AEI Fund Management,
APPLIED TO THE PURCHASE OF ADDITIONAL UNITS,  Inc., and Fidelity Bank of
OR FRACTIONAL UNITS, AT $10.00 PER UNIT AS    Edina, Minnesota, to initiate
LONG AS SUCH PURCHASE CONTINUES TO COMPLY     variable entries to my checking
WITH APPLICABLE SECURITIES LAWS AND SECTION   or savings account.  This
4.10 OF THE OPERATING AGREEMENT, AND THE      authority will remain in effect
FUND HAS NOT DISTRIBUTED PORCEEDS FROM SALE   until I notify AEI in writing to
OR REFINANCING OR PROPERTIES.                 cancel in such time as to afford
                                              AEI a reasonable opportunity to
[ ] Mail check to (name, address,acct. #,     act on the cancellation.
    phone #):                                     [ ] Checking   [ ] Savings
                                              Bank Name:
                                              Account #:
                                              Mailing Address:
                                              City, State, Zip:
                                              Telephone #:
                                              Bank ABA #:        Trans Code #:

                                                                              `
                    5. SUBSCRIBER REPRESENTATIONS & SIGNATURES

EACH OF THE FOLLOWING MUST BE INITIALED FOR THIS SUBSCRIPTION AGREEMENT TO
BE ACCEPTED.
                                                   SUBSCRIBER   CO-SUBSCRIBER
I have received a copy of the Prospectus of AEI      [   ]         [    ]
 Fund 27, dated MM/DD/YYYY (the "Prospectus") and
 its Supplement (if any) dated        (Subscriber
 must enter the date of the Supplement, if any, accompanying the Prospectus.)

I meet the minimum income and net worth standards    [   ]         [    ]
 set forth in the Prospectus under the heading
 "Who May Invest" and am purchasing Units for my own account.

I hereby make, constitue and appoint the Managing    [   ]         [    ]
 Members, or either of them, with full power of substitution, my true and lawful attorney for the purposes and in the manner provided in Section
 7.5 of the Operating Agreement of AEI Fund 27, which section of the Operating Agreement is incorporated herein by reference and hereby made a part hereof.

YOUR BROKER IS OBLIGATED TO PROVIDE YOU WITH A COPY OF THE PROSPECTUS FIVE BUSINESS DAYS BEFORE YOU SUBSCRIBE. WE ARE PROHIBITED FROM SELLING THE UNITS TO YOU UNTIL FIVE DAYS AFTER YOU RECEIVE THE PROSPECTUS. IF YOU DID NOT RECEIVE THE PROSEPCTUS FIVE BUSINESS DAYS IN ADVANCE, YOU HAVE THE RIGHT TO WITHDRAW YOUR SUBSCRIPTION UNTIL THOSE FIVE DAYS HAVE ELAPSED.

IMPORTANT - FORM W-9 CERTIFICATION INSTRUCTIONS:  YOU MUST CROSS OUT ITEM
(2) BELOW IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE ("IRS") THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. However, if after being notified by the IRS that you were subject to bakcup withholding you received another notification form the IRS that you are no longer subject to backup withholding, do not cross out item (2). Under penalties of perjury I certify that:

  (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND

  (2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

NOTE: IF THIS INVESTMENT IS TO BE HELD WITHIN A CUSTODIAL ACCOUNT, THE INVESTOR(S) AND CUSTODIAN MUST SIGN IN THIS SECTION 5.

I AM AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY(S) LISTED IN SECTION 3. NEITHER A BROKER-DEALER, INVESTMENT ADVISOR NOR ANY OF THEIR AGENTS MAY SIGN ON BEHALF OR AN INVESTOR.

X                                       X
Signature of Registered Owner           Signature of Co-Owner (if applicable)

Date

Authorized Signature of Custodian or
Trustee (if applicable)                 Medallion Stamp


                  6.  BROKER-DEALER INFORMATION


Broker-Dealer Firm                          Registered Representative Name

Registered Representative's Office          Registered Representative
Address                                     E-mail Address

City, State & Zip Code                      Telephone (including area code)


To substantiate compliance with Rule 2810 (b)(2) of the FINRA's Conduct Rules, the undersigned representative hereby certifies as follows:
1. I have reasonable grounds to believe, based on information obtained from the Subscriber concerning investment objectives, other investments, financial situations and needs and other information known to me, that investment in the Fund is suitable for such Subscriber in light of income, financial position, net worth and other suitability characteristics.
2. I have discussed with the Subscriber the risks associated with and the liquidity of an investment in the Fund.

X
Signature                              Date

Broker-Dealer Approval Signature       Date
(if required)

AEI Fund Management XXI, Inc., as         AEI Fund Management XXI, Inc.
Manager of AEI Fund 27 LLC,
hereby accepts this Subscription          By
Agreement this   day of     ,      .       Its
ATTEST


                    AEI INCOME & GROWTH FUND 27 LLC

                  SUBSCRIPTION AGREEMENT INSTRUCTIONS

1.INVESTMENT    Limited Liability Company interests in the Fund are being
                offered in Units of $10. Insert the number of Units to be purchased, multiply the dollar amount of the investment
                ($10 x No. of Units). You must purchase a minimum of 500 ($5,000) Units to invest.

2.TYPE OF       Check the appropriate box indicating the manner in which
  OWNERSHIP     title is to be held.  Please note that the box checked
                must be consistent with the signatures appearing in
                Section 5. (See Instruction 5). In the case of partneships, corporations, custodianships or trusts, the box checked must be consistent with the legal title (registration).

PARTICIPANTS IN IRAS AND KEOGH PLANS SHOULD NOTE THE PURCHASE OF LLC UNITS DOES NOT IN ITSELF CREATE THE PLAN. YOU MUST CREATE THE PLAN THROUGH A BONA FIDE CUSTODIAN OR TRUSTEE WHO WILL ALSO SIGN THE SUBSCRIPTION AGREEMENT IN SECTION 5.

3.SUBSCRIBER    Please type or print the exact name (registration information)
  INFORMATION   that should appear on the account.  If the investor is an
                individual, apartnership or a corporation, please include in this space the complete name and title in which the investment is to be held. If the investor is a trust, please include the name and address of the trustee and the trust name. In the case of a trust or custodian investment including IRAs, Keogh Plans and other trusts or custodianships, quarterly distributions and investment correspondence will be sent to the trustee or custodian. The plan participant will receive correspondence at home. ALL ACCOUNTS MUST SUPPLY THE
                BENEFICIAL OWNER'S RESIDENTIAL ADDRESS (FOR BLUE SKY
                REGISTRATION PURPOSES). If you consent to electronic delivery of financial reports, provide your name and e-mail address and sign where indicated. If the investor is a Nonresident
                Alien, Foreign Corporation, Foreign Partnership or Foreign
                Trust or Estate, please check the Nonresident Alien
                (Foreign Investor) box.

4.DISTRIBUTION  You may elect to receive your quarterly distributions from
  OPTIONS       the Fund by check mailed to the address designated by you or
  (CHECK OR     electronic direct deposit to an account designated by you.
   DIRECT       Direct deposit is free and is electronically transmitted
   DEPOSIT)     using the ACH system. For direct deposit, a voided check or savings deposit slip is required. During the offering period, you may also elect to participate in the Distribution
                Reinvestment Plan. Your money is held in an escrow account with Fidelity Bank until it is accepted into the Fund.
                The interest earned during this period will be paid to you by Fidelity Bank and is not eligible for distribution reinvestment.

5.SUBSCRIBER    To comply with securities regulations, the investor MUST
  REPRESENTATIONS make the representations in this Subscription Agreement.
  & SIGNATURES  ALL THREE SPACES MUST BE INITIALED BY THE BENEFICIAL
                OWNER(S). IRS regulations require our escrow bank to have the W-9 certification completed for all Limited Members.
                This certifies that the taxpayer is not subject to backup withholding. If certification is not completed, the escrow agent must legally withhold, and pay to the IRS, 20% of the taxpayer's escrow interest. Read the Subscription Agreement carefully for additional W-9
                Certification Instructions. To authorize the investment, sign in the space(s) provided. If title is to be held as joint tenancy or tenants in common, at least two signatures are required. In the case of community property, only one investor signature is required (see reverse side for details on required signatures). ALL INVESTORS AND/OR
                PLAN PARTICIPANTS MUST PROVIDE SOCIAL SECURITY NUMBERS.
                TRUSTS, CORPORATIONS, PARTNERSHIPS, CUSTODIANS AND ESTATES
                MUST ADDITIONALLY FURNISH A TAX IDENTIFICATION NUMBER.
                Custodians of accounts must also sign and medallion stamp in the space provided.

6.BROKER-DEALER IT IS NECESSARY THAT ALL ITEMS BE FULLY COMPLETED.  Include
  INFORMATION   registered representative's name and branch office address.
                The registered representative must sign and date where indicated in order for the application to be accepted.
                Provide the registered representative's telephone number and e-mail address.


                      AEI INCOME & GROWTH FUND 27 LLC

                     STANDARD REGISTRATION REQUIREMENTS


The following requirements have been established for various forms of registration. Accordingly, the completed Subscription Agreement and any supporting material requested must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED:

1. INDIVIDUAL- One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP- All parties must sign.

3. TENANTS IN COMMON- All parties must sign.

4. TENANTS BY THE ENTIRETY- All parties must sign.

5. COMMUNITY PROPERTY- Only one investor signature is required.

6. PENSION/PROFIT SHARING PLANS- The trustee signs the Subscription Agreement.

7. IRA AND IRA ROLLOVERS- Requires signature of authorized signer
   (e.g. an officer) and medallion stamp of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for them to receive distributions and other pertinent information regarding the investment.

8. KEOGH (HR 10)- Same rules as those applicable to IRAs.

9. TRUST- The trustee signs the Subscription Agreement. Provide the name of the trust and the name of the trustee. Please provide a copy of the title and signature pages of the Trust document.

10. PARTNERSHIP- Identify whether it is a limited or general partnership. In the case of an investment by

11. CORPORATION- The Subscription Agreement must be accompained by
    (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

12. UNIFORM GIFT TO MINORS ACT (UGMA)- The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under the Uniform Gift to Minors Act. In addition, designate the state under which UGMA is being made.

13. TOD- If TOD is elected, the form of Ownership must still be indicated within Section 2. Please contact AEI Client Services at 800-328-3519 to obtain the form(s) necessary to provide complete TOD instructions.

14. OTHER- Please indicate any other ownership type.

IMPORTANT: MISSING SIGNATURES OR REPRESENTATIONS WILL DELAY ORDER
           PROCESSING.  ORIGINAL SIGNATURES ARE REQUIRED.

MAIL TO:
                                              WIRING INSTRUCTIONS
    MAKE YOUR CHECK PAYABLE TO
                                            Bank:  Fidelity Bank
     FIDELITY BANK-AEI FUND 27 ESCROW              7600 Parklawn Avenue
                                                   Edina, MN  55435
    AND RETURN WITH THE SUBSCRIPTION
    AGREEMENT TO:                           Phone #: (952) 831-6600

     AEI Fund Management, Inc.              RT #: 091014924
     1300 Wells Fargo Place
     30 East Seventh Street                 Account Name:
     St. Paul, MN  55101                        AEI Income & Growth
                                                Fund 27 Escrow
651-227-7333 651-227-7705 (fax) 800-328-3519
                                            Account #: xxx-xx-xxx

                                            Special instructions:
                                                 Contact Dorene Tryon or
                                                 Jane Holtan when wire is
                                                 received




     No person has been authorized in
     connection with this offering to                 10,000,000 Units
     give any information or to make
     any representation other than
     those contained in this prospectus.
     This prospectus does not constitute                AEI INCOME &
     an offer or solicitation in any                 GROWTH FUND 27 LLC
     state or other jurisdiction to
     any person to whom it is unlawful
     to make such offer or solicitation.
     Neither the delivery of this
     prospectus nor any sale hereunder
     shall under any circumstances
     create an implication that there                     PROSPECTUS
     has been no change in AEI Fund
     27's affairs since the date hereof.
     If, however, any material change
     in AEI Fund 27's affairs occurs at
     any time when this prospectus is
     required to be delivered, this
     prospectus will be amended or
     supplemented accordingly.

     Investors are not to construe the                AEI Securities, Inc.
     contents of this prospectus as
     legal or tax advice. Each investor
     should consult his or her own
     counsel, accountant and other
     financial advisors (and be
     responsible for their fees)
     regarding the legal, tax and
     investment aspects of this offering.         1300 Wells Fargo Place

                                                  30 East Seventh Street

                                                    St. Paul, MN  55101

                                               800-328-3519     651-227-7333

                                                     www.aeifunds.com







                               PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 31.  Other Expenses of Issuance and Distribution.

       Other expenses in connection with the registration of the securities hereunder (other than commissions and expenses payable out of such commission, and dealer expenses), which will be paid by the Registrant, will be substantially as follows:

                                                     Amount
            Item                             Minimum         Maximum
       SEC fees                           $   3,070       $   3,070
       NASD fees                             10,500           10,500
       Blue sky expenses                     24,930*          90,000*
       Legal                                 15,000*         115,000*
       Printing                              10,000*         140,000*
       Accounting                             3,000*          20,000*
       Postage, etc.                          1,000*         110,000*
       Personnel charges                          0          651,430*
       Travel expenses                            0           35,000*
       Dealer due diligence reimbursement     7,500          100,000*
                                           ---------       ----------
            Total                         $  75,000       $1,275,000
                                           =========       ==========
*  Estimated.

Item 32.  Sales to Special Parties.

       Not Applicable

Item 33.  Recent Sales of Unregistered Securities.

       Not applicable.

Item 34.  Indemnification of Directors and Officers.

       The Operating Agreement provides that any losses sustained by the Manager Members arising out of their activities on behalf of the Registrant will be reimbursed by the Registrant unless such losses were the result of their negligence or misconduct. Reference is made to Section 6.4 of the Operating Agreement which is attached to the Prospectus as Exhibit A.

       The Registrant will agree to indemnify the nonaffiliated Dealers and their controlling persons, and the Dealers will agree to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the Dealer-Manager Agreement and the Dealer Agreement filed as Exhibits 1.1 and 1.2, respectively.

       For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws see Item 28 hereof.

Item 35.  Treatment of Proceeds From Stock Being Registered.

       Not Applicable
                                II-1

Item 36.  Financial Statements and Exhibits.

     (a)  Financial Statements

     The following financial statements are included in Supplement No. 2 to the Prospectus filed herewith:

        Report of Independent Registered Public Accounting Firm on balance sheet of the Registrant as of December 31, 2007, and the related statements of income, cash flows, and changes in members' equity for the period from inception (January 26, 2007) to December 31, 2007

        Balance Sheet of Registrant as of December 31, 2007

        Statement of Income of the Registrant for the Period from Inception (January 26, 2007) to December 31, 2007

        Statement of Cash Flows of the Registrant for the Period from Inception (January 26, 2007) to
        December 31, 2007

        Statement of Changes in Members' Equity of the Registrant for the Period from Inception (January 26, 2007) to December 31, 2007

        Notes to Financial Statements of Registrant

        Report of Independent Registered Public Accounting Firm on Balance Sheet of AEI Fund Management XXI, Inc. as of December 31, 2007 and 2006

        Balance Sheet of AEI Fund Management XXI, Inc. as of December 31, 2007 and 2006

        Notes to Balance Sheet of AEI Fund Management XXI, Inc.

                                II-2
     (b)  Exhibits

           Exhibit No.               Description

           *1.1            Form of Dealer-Manager Agreement

           *1.2            Form of Dealer Agreement

           *3.1            Certificate of Formation

            3.2            Form of Operating Agreement
                           included as Exhibit A to Prospectus

           *5              Opinion of Dorsey & Whitney LLP as to
                           the legality of the securities being
                           registered, including consent

           *8              Opinion of Dorsey & Whitney LLP as to
                           tax matters, including consent

         *10.1             Form of Impoundment Agreement with
                           Fidelity Bank, Edina, Minnesota

         +10.2 Assignment of Purchase Agreement between the company and AEI Fund Management, Inc. relating to the Property at 319 Bert Kouns Industrial Loop, Shreveport, Louisiana.

         +10.3 Assignment and Assumption of Lease dated February 4, 2008 between the company and Colgate Bert Kouns, L.L.C. relating to the Property at 319 Bert Kouns Industrial Loop, Shreveport, Louisiana.

          23               Consent of Independent Registered
                           Public Accounting Firm



*  Incorporated by reference to the Registrant's Registration
   Statement on Form SB-2 filed July 30, 2007 (File No. 333-144961)

+ Incorporated by reference to the Registrant's Current Report on Form 8-K filed February 12, 2008 (File No. 333-144961)

Item 37.  Undertakings.

     The Registrant hereby undertakes:

     (a) to file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement to (i) include any prospectuses required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement;

     (b) that for the purpose of determining liability under the Act it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time as the initial bona fide offering thereof;

     (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

     (d) that it will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

     (e) that for purposes of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting

                                II-3


     method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 under the Act;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

          (iv) Any other communication that is an offer in the offering made by the Registrant.

       The Registrant undertakes to send to each Limited Member at least on an annual basis a detailed statement of any transactions with the Managing Members or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Managing Members or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

       The Registrant undertakes to provide to the Limited Members the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

       The Registrant undertakes to file a sticker supplement pursuant to Rule 424(b)(3) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate such information in a post-effective amendment filed at least once every three months, with the information contained in such supplement or post-effective amendment provided simultaneously to the existing Limited Members. Each sticker supplement shall disclose all compensation and fees received by the Managing Members and their Affiliates in connection with any such acquisition.

       The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Form S-11, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Members at least once each quarter after the distribution period of the offering has ended.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Managing Members of the Registrant pursuant to the Operating Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Managing Member of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a Managing Member in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                II-4

                                 TABLE VI

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

  The following table provides information with respect to properties acquired in the three years ended Decmeber 21, 2007.


                 AEI NET LEASE INCOME & GROWTH FUND XIX





                                           Tractor
                              Auto          Supply
                            Harlingen,    Mesquite,
   Name, Location and        Texas         Texas
    Type of Property      Retail Store Retail Store


Gross Leasable Space           6,768        19,080
Date of Purchase             2/17/06       3/10/06
Mortgage Financing at
Date of Purchase                   0             0
Cash Down Payment         $1,561,900   $1,214,800(a)
Contract Purchase
Price Plus
Acquisition Fee                    0            0
Other Cash Expenditures
Expensed                           0            0
Other Cash Expenditures
Capitalized                   38,103       16,825
Total Acquisition Cost    $1,600,003   $1,231,625


  (a) Represents a partial ownership interest in such property.
      An affiliated entity(s) purchased the remaining interest.


                                II-5


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI NET LEASE INCOME & GROWTH FUND XX




                                Tractor
                                Supply
                               Mesquite,
   Name, Location and           Texas
    Type of Property         Retail Store


Gross Leasable Space            19,080
Date of Purchase               3/10/06
Mortgage Financing at
 Date of Purchase                    0
Cash Down Payment           $1,214,800(a)
Contract Purchase
 Price Plus
 Acquisition Fee                     0
Other Cash Expenditures
 Expensed                            0
Other Cash Expenditures
 Capitalized                    16,824
Total Acquisition Cost      $1,231,624


(a)  Represents a partial ownership interest in such property.
     An affiliated entity(s) purchased the remaining interest.


                                II-6





                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND XXI


                           Jared
                          Jewlery        CarMax       Applebee's
                        Auburn Hills Lithia Springs   Johnstown,
   Name, Location and    Michigan       Georgia     Pennsylvania
    Type of Property   Retail Store  Retail Store    Restaurant

Gross Leasable Space         5,759         19,242         5,194
Date of Purchase           1/14/05        3/18/05       9/21/06
Mortgage Financing at
 Date of Purchase                0              0             0
Cash Down Payment       $1,440,000(a)  $1,864,000(a) $1,655,391(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0              0             0
Other Cash Expenditures
 Expensed                        0              0             0
Other Cash Expenditures
 Capitalized                26,048         21,231        27,496
Total Acquisition Cost  $1,466,048     $1,885,231    $1,682,887


(a) Represents a partial ownership interest in such property.
    An affiliated entity(s) purchased the remaining interest.

                                II-7



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND XXII

                                       Advance                     Tractor
                        Applebee's      Auto        Applebee's     Supply
                        Johnstown   Indianapolis, Crawfordsville  Grand Forks,
   Name, Location and  Pennsylvania    Indiana       Indiana     North Dakota
    Type of Property   Restaurant  Retail Store    Restaurant     Retail Store
Gross Leasable Space        5,194         7,000          5,260        22,048
Date of Purchase          9/21/06      12/21/06       12/29/06       1/19/07
Mortgage Financing at
 Date of Purchase               0             0              0             0
Cash Down Payment      $1,014,595(a) $1,217,775(a)  $1,827,193(a) $1,383,000(a)
Contract Purchase
 Price Plus
 Acquisition Fee                0             0              0             0
Other Cash Expenditures
 Expensed                       0             0              0             0
Other Cash Expenditures
 Capitalized               16,592        26,398         29,463        20,874
Total Acquisition Cost $1,031,187    $1,244,173     $1,856,656    $1,403,874


(a) Represents  a  partial  ownership  interest  in  such  property.   An
    affiliated entity(s) purchased the remaining interest.

                                II-8



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI INCOME & GROWTH FUND 23



                                 CarMax
                                Columbia
   Name, Location and        South Carolina
     Type  of  Property       Retail Store

Gross Leasable Space             41,169
Date of Purchase                9/15/05
Mortgage Financing at
 Date of Purchase                     0
Cash Down Payment            $1,778,625(a)
Contract Purchase
 Price Plus
 Acquisition Fee                      0
Other Cash Expenditures
 Expensed                             0
Other Cash Expenditures
 Capitalized                     24,385
Total Acquisition Cost       $1,803,010


(a) Represents a partial ownership interest  in such property.
    An affiliated entity(s) purchased the remaining interest.

                                II-9

                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI INCOME & GROWTH FUND 24

                                        Advance                    Tractor          Dick's
                           CarMax        Auto        Applebee's     Supply       Sporting Goods
                        Lithia Springs  Middletown,    Fishers,   Grand Forks    Fredericksburg
   Name, Location and     Georgia         Ohio        Indiana     North Dakota      Virginia
    Type of Property    Retail Store   Retail Store   Restaurant  Retail Store    Retail Store
Gross Leasable Space        19,242       6,880           5,050         22,048             (b)
Date of Purchase           3/18/05      6/1/06         9/21/06        1/19/07       12/17/07
Mortgage Financing at
 Date of Purchase                0           0               0              0              0
Cash Down Payment       $1,304,800(a) $819,180(a)   $2,954,256     $1,383,000(a)  $1,782,295(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0           0               0              0              0
Other Cash Expenditures
 Expensed                        0           0               0              0              0
Other Cash Expenditures
 Capitalized                15,536      16,710          48,297         20,934             (c)
Total Acquisition Cost  $1,320,336    $835,890      $3,002,553     $1,403,934     $        0


  (a) Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.

  (b) Cash down payment represents purchase of land. Retail Store is under construction as of December 31, 2007.

  (c) A final allocation of capital costs has not been completed.

                                II-10

                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND 25

                         Jared         Tractor                    Johnny        Tractor        Jared
                         Jewelry       Supply        CarMax       Carino's       Supply        Jewlery
                        Auburn Hills   Marion     Lithia Springs, Pueblo,       Yankton,       Concord,
   Name, Location and   Michigan       Indiana      Georgia       Colorado     South Dakota New Hampshire
    Type of Property   Retail Store  Retail Store  Retail Store  Restaurant    Retail Store  Retail Store
Gross Leasable Space         5,759        19,097       19,242         6,733        19,234          5,868
Date of Purchase           1/14/05        2/9/05      3/18/05       6/20/05      10/25/05        12/1/05
Mortgage Financing at
 Date of Purchase                0             0            0             0             0              0
Cash Down Payment       $2,160,000(a) $2,900,000   $4,194,000(a) $2,255,100    $2,225,800     $4,072,800
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0            0             0             0              0
Other Cash Expenditures
 Expensed                        0             0            0             0             0              0
Other Cash Expenditures
 Capitalized                39,067        39,385       48,438        36,118        40,136         84,834
Total Acquisition Cost  $2,199,067    $2,939,385   $4,242,438    $2,291,218    $2,265,936     $4,157,634

(a) Represents a partial ownership interest in such property. An affiliated entity(s) purchased the remaining interest.

                                II-11


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI INCOME & GROWTH FUND 25 (continued)

                         Jared        Sports       Advance      Advance        Dick's
                        Jewlery      Authority      Auto         Auto       Sporting Goods
                        Aurora,      Wichita,    Brownsville, Indianapolis  Fredericksburg
   Name, Location and  Illinois       Kansas       Texas        Indiana        Virginia
    Type of Property  Retail Store Retail Store Retail Store Retail Store    Retail Store
Gross Leasable Space         6,051       52,259        6,880       7,000              (b)
Date of Purchase          12/16/05     12/22/05      2/17/06    12/21/06        12/17/07
Mortgage Financing at
 Date of Purchase                0            0            0           0               0
Cash Down Payment       $4,192,600  $3,300,000(a) $1,544,500    $655,725(a)   $1,935,063(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0           0             0           0               0
Other Cash Expenditures
 Expensed                        0           0             0           0               0
Other Cash Expenditures
 Capitalized                78,732      46,155        40,769      14,251              (c)
Total Acquisition Cost  $4,271,332  $3,346,155    $1,585,269    $669,976      $        0


  (a) Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.

  (b) Cash down payment represents purchase of land. Retail Store is under construction as of December 31, 2007.

  (c) A final allocation of capital costs has not been completed.

                                II-12

                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND 26

                         Sports             Advance
                        Authority            Auto        Applebee's       Applebee's
                        Wichita,          Middletown,   Indianapolis    Crawfordsville,
   Name, Location and    Kansas              Ohio         Indiana           Indiana
    Type of Property  Retail Store       Retail Store    Restaurant       Restaurant
Gross Leasable Space        52,259             6,880          5,260             5,230
Date of Purchase       4/3/06 to 6/30/06      6/1/06    9/21/06 to 12/1/06   12/29/06
Mortgage Financing at
 Date of Purchase                0                 0             0                  0
Cash Down Payment       $2,200,000(a)     $1,001,220(a) $3,004,939         $1,218,128(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0                 0             0                  0
Other Cash Expenditures
 Expensed                        0                 0             0                  0
Other Cash Expenditures
 Capitalized                30,753            21,069        49,248             19,643
Total Acquisition Cost  $2,230,753        $1,022,289    $3,054,187         $1,237,771


  (a) Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.

                                II-13

                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                       AEI INCOME & GROWTH FUND 26(continued)

                                                         Dick's
                         Starbucks     Red Robin     Sporting Goods
                         Bluffton     Beavercreek    Fredericksburg
   Name, Location and      Indiana        Ohio           Virginia
    Type of Property    Retail Store  Restaurant      Retail Store
Gross Leasable Space         1,807         6,349           (b)
Date of Purchase           8/10/07      12/28/07     12/17/07
Mortgage Financing at
 Date of Purchase                0             0            0
Cash Down Payment       $1,120,000    $1,489,360   $1,374,913(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0            0
Other Cash Expenditures
 Expensed                        0             0            0
Other Cash Expenditures
 Capitalized                30,116        44,295           (c)
Total Acquisition Cost  $1,150,116    $1,533,655   $        0


  (a) Represents a partial ownership interest  in such property.
      An affiliated entity(s) purchased the remaining interest.

  (b) Cash down payment represents purchase of land. Retail Store is under construction as of December 31, 2007.

  (c) A final allocation of capital costs has not been completed.

                                II-14




                             SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-11 and has duly cause this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on April 2, 2008.

                              AEI INCOME & GROWTH FUND 27 LLC

                              By: AEI Fund Management XXI, Inc.
                                  Managing Member


                              By: /s/ Robert P. Johnson
                                 Robert P. Johnson, President




       Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates stated.

MANAGING MEMBER

AEI Fund Management XXI, Inc.                            Date


By: /s/ Robert P. Johnson  Sole Director and          April 2, 2008
        Robert P. Johnson  President (principal
                           executive officer)


By: /s/ Patrick W. Keene   Chief Financial Officer    April 2, 2008
        Patrick W. Keene   and Treasurer (principal
                           financial and accounting
                           officer)


INDIVIDUAL MANAGING MEMBER



By: /s/ Robert P. Johnson  Individual Managing Member  April 2, 2008
        Robert P. Johnson


EXHIBIT INDEX

Exhibit No. Description

    *1.1    Form of Dealer-Manager Agreement

    *1.2    Form of Dealer Agreement

    *3.1    Certificate of Formation

     3.2    Form of Operating Agreement included as Exhibit A to Prospectus

    *5 Opinion of Dorsey & Whitney LLP as to the legality of the securities registered, including consent

    *8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent

 *10.1     Form of Impoundment Agreement with Fidelity Bank, Edina, Minnesota

 +10.2 Assignment of Purchase Agreement between the company and AEI Fund Management, Inc. relating to the Property at 319 Bert Kouns Industrial Loop, Shreveport, Louisiana.

 +10.3     Assignment and Assumption of Lease dated
           February 4, 2008 between the company and Colgate Bert
           Kouns, L.L.C. relating to the Property at 319 Bert Kouns Industrial Loop, Shreveport, Louisiana.

  23       Consent of Independent Registered Public Accounting Firm


*  Incorporated by reference to the Registrant's Registration
   Statement on Form SB-2 filed July 30, 2007 (File No. 333-144961)

+ Incorporated by reference to the Registrant's Current Report on Form 8-K filed February 12, 2008 (File No. 333-144961)